Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Sole Shareholder of
Gadea Grupo Farmacéutico, S.L.U.:

We have audited the accompanying consolidated financial statements of Gadea Grupo Farmacéutico, S.L.U. and Subsidiaries (the "Company"), which comprise the consolidated balance sheets at 31 December 2014 and 2013, and the related consolidated income statements, the consolidated statements of changes in equity and the consolidated statements of cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Spain; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gadea Grupo Farmacéutico, S.L.U. and Subsidiaries at 31 December 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in Spain.

Other Matter

Accounting principles generally accepted in Spain vary in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). Information relating to the nature and effect of such differences is presented in Note 28 to the consolidated financial statements.

/s/ Deloitte, S.L.

Valladolid, Spain

October 1, 2015

REPORT OF INDEPENDENT AUDITORS

To the Sole Shareholder of

Gadea Grupo Farmacéutico, S.L.U.

We have audited the accompanying consolidated financial statements of Gadea Grupo Farmacéutico, S.L.U. and subsidiaries (the “Group”), which comprise the consolidated balance sheet as of 31 December 2012, and the related consolidated statements of income, changes in equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with generally accepted accounting principles in Spain; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gadea Grupo Farmacéutico, S.L. and subsidiaries at 31 December 2012, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in Spain .

/s/ ERNST & YOUNG, S.L.

Madrid, Spain

1 October 2015

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT 31 DECEMBER 2014, 2013 AND 2012 (NOTES 1 TO 5)

(Thousands of Euros)

ASSETS	31/12/14	31/12/13	31/12/12	TOTAL EQUITY AND LIABILITIES	31/12/14	31/12/13	31/12/12

NON-CURRENT ASSETS:				SHAREHOLDERS’ EQUITY:
Intangible assets (Note 6)-	2,881	4,879	4,834	CAPITAL AND RESERVES (Note 12)-	46,524	34,431	33,460
Goodwill on consolidation	2,180	2,409	2,409	Capital	26,189	26,189	26,189
Other intangible assets	701	2,470	2,425	Share premium	1,544	1,544	1,544
Property, plant and equipment (Note 7)-	25,016	28,512	25,676	Reserves and retained earnings	6,698	5,727	3,490
Land and buildings	7,822	8,602	5,973	Profit for the year attributed to the Parent	13,093	5,321	3,237
Production equipment and other PP&E	15,189	17,229	12,984	Interim dividend	(1,000)	(4,350)	(1,000)
PP&E in progress and advances	2,005	2,681	6,719	REMEASUREMENTS (Note 13)-	-	(15)	(45)
Non-current financial assets (Note 8)-	22	1,076	257	Hedges	-	(15)	(45)
Equity instruments	9	64	246	GRANTS, DONATIONS AND LEGACIES
Third party loans	-	1,000	-	RECEIVED (Note 14)-	1,078	2,092	2,400
Other financial assets	13	12	11	In consolidated companies	1,078	2,092	2,400
Deferred tax assets (Note 17)	1,013	1,075	982	Total net equity	47,602	36,508	35,815
Total non-current assets	28,932	35,542	31,749
				NON-CURRENT LIABILITIES:
				Non-current payables (Note 16)-	13,049	13,480	12,389
				Payables to financial institutions	6,716	7,537	7,902
				Other financial liabilities	6,333	5,943	4,487
CURRENT ASSETS:				Deferred tax liabilities (Note 17)	759	2,422	2,491
Inventories (Note 9)	19,973	20,424	16,514	Non-current accruals and unearned income	-	541	642
Trade and other receivables-	22,798	19,977	18,273	Total non-current liabilities	13,808	16,443	15,522
Sales and services provided to clients (Note 10)	18,901	15,633	14,794
Sundry receivables	-	290	8	CURRENT LIABILITIES:
Personnel	6	11	-	Current payables (Note 16)-	7,956	14,069	12,780
Current tax assets (Note 17)	-	962	1,034	Payables to financial institutions	6,071	12,435	10,790
Other receivables from public authorities (Note 17)	3,891	3,081	2,437	Derivatives	-	22	65
Current financial assets (Note 8)-	1,006	151	1,179	Other financial liabilities	1,885	1,612	1,925
Loans to companies	-	147	915	Trade and other payables-	11,350	12,785	10,057
Other financial assets	1,006	4	264	Suppliers (Note 16)	6,374	8,846	6,824
Current prepayments and accrued income	12	12	16	Other payables to public authorities (Note 17)	737	527	488
Cash and cash equivalents (Note 11)-	7,995	4,020	6,451	Current tax liabilities (Note 17)	1,074	-	-
Cash	7,925	3,954	3,589	Other payables (Note 16)	3,165	3,412	2,745
Other cash equivalents	70	66	2,862	Current accruals and unearned income	-	321	8
Total current assets	51,784	44,584	42,433	Total current liabilities	19,306	27,175	22,845
TOTAL ASSETS	80,716	80,126	74,182	TOTAL EQUITY AND LIABILITIES	80,716	80,126	74,182

The accompanying Notes 1 to 28 are an integral part of these consolidated balance sheets.

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

FOR THE YEARS ENDED

31 DECEMBER 2014, 2013 AND 2012 (NOTES 1 TO 5)

(Thousands of Euros)

	2014	2013	2012

CONTINUING OPERATIONS:
Revenue (Note 19)-	73,462	63,061	59,798
Sales	68,204	61,882	58,692
Provision of services	5,258	1,179	1,106
Changes in inventories of finished goods and work in progress (Note 9)	(2,094)	3,193	(27)
Work performed by the Group and capitalized (Note 6)-	-	858	-
Supplies-	(35,358)	(38,156)	(34,653)
Cost of raw materials and other consumables used	(33,407)	(35,593)	(31,153)
Outsourced production	(1,951)	(2,563)	(3,500)
Other operating revenues-	369	501	74
Ancillary and other operating income	117	400	64
Operating grants transferred to income for the year	252	101	10
Personnel costs-	(11,582)	(9,492)	(8,305)
Wages, salaries and similar expenses	(9,011)	(7,208)	(6,329)
Employee welfare charges (Note 19)	(2,571)	(2,284)	(1,976)
Other operating expenses-	(9,166)	(9,381)	(7,406)
External services and taxes other than income tax	(8,916)	(9,084)	(7,181)
Other operating expenses	(114)	(297)	(225)
Loss on, impairment of and change in trade provisions	(136)	-	-
Depreciation and amortization (Notes 6 and 7)	(3,869)	(3,641)	(4,961)
Capital grants and other grants taken to income (Note 14)	2,382	698	655
Impairment losses and gains/(losses) on disposal of fixed assets-	(231)	(282)	(103)
Impairments and losses (Note 6)	(231)	(282)	-
Gains / (losses) on disposal and other gains and losses (Note 7)	-	-	(103)

OPERATING PROFIT/(LOSS)	13,913	7,359	5,072

Finance income-	84	106	133
On negotiable securities and other financial instruments:
Of third parties	84	106	133
Finance costs-	(863)	(937)	(672)
On payables to third parties	(863)	(937)	(672)
Exchange differences (Note 21)	50	(192)	(304)

NET FINANCE INCOME	(729)	(1,023)	(843)

Impairment and gains/(losses) on the loss of significant influence over investments accounted for using the equity method or of joint control over a jointly-controlled entity (Note 2-e)	3,355	-	-

PROFIT/(LOSS) BEFORE TAXES	16,539	6,336	4,229

Corporate income tax (Note 17)	(3,446)	(1,015)	(992)

PROFIT/(LOSS) FOR THE YEAR FROM CONTINUING OPERATIONS	13,093	5,321	3,237

DISCONTINUED OPERATIONS:
Profit after tax for the year from discontinued operations	-	-	-
CONSOLIDATED PROFIT FOR THE YEAR	13,093	5,321	3,237

Profit attributable to the Parent	13,093	5,321	3,237
Profit attributable to non-controlling interests (Note 15)	-	-	-

The accompanying Notes 1 to 28 are an integral part

of these consolidated income statements.

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS 2014, 2013 AND 2012 (NOTES 1 TO 5)

A) CONSOLIDATED STATEMENTS OF RECOGNIZED INCOME AND EXPENSE

(Thousands of Euros)

	2014	2013	2012

CONSOLIDATED PROFIT FOR THE PERIOD (I)	13,093	5,321	3,237

Income and expense recognized directly in equity:
- From cash flow hedges (Notes 13)	-	-	7
- Exchange differences	-	-	5
- Grants, donations and legacies received (Note 14)	838	258	305
- Tax effect (Notes 14 and 17)	(185)	(77)	(93)

TOTAL CONSOLIDATED INCOME AND EXPENSE RECOGNIZED DIRECTLY IN EQUITY (II)	653	181	224

Transfers to the consolidated income statement:
- From cash flow hedges (Notes 13)	21	43	-
- Tax effect (Notes 13 and 17)	(6)	(13)	-
- Grants, donations and legacies received (Note 14)	(2,382)	(698)	(655)
- Tax effect (Notes 14 and 17)	715	209	196

TOTAL TRANSFERS TO THE CONSOLIDATED INCOME STATEMENT (III)	(1,652)	(459)	(459)
TOTAL CONSOLIDATED RECOGNIZED INCOME AND EXPENSE (I+II+III)	12,094	5,043	3,002
Total income and expense attributed to the Parent	12,094	5,043	3,002
Total income and expense attributed to non-controlling interests	-	-	-

The accompanying Notes 1 to 28 are an integral part

of these consolidated statements of recognized income and expense.

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE YEARS ENDED 31 DECEMBER 2014, 2013 AND 2012 (NOTES 1 TO 5)

B) CONSOLIDATED STATEMENTS OF TOTAL CHANGES IN EQUITY

	Thousands of Euros
			Reserves
					Profit
				Other	for the Year			Grants,
				Reserves	Attributable			Donations and	Non-
		Share	Legal	and Retained	to the	Interim	Remeasure-	Legacies	controlling
	Capital	Premium	Reserve	Earnings	Parent	Dividend	ments	Received	Interests	TOTAL

CLOSING BALANCE YEAR-END 2011	26,189	1,544	1,188	(1,709)	4,840	(1,000)	(55)	2,645	475	34,117

Adjustments for changes in accounting policy 2011	-	-	-	-	-	-	-	-	-	-
Adjustments to correct errors 2011	-	-	-	-	-	-	-	-	-	-

ADJUSTED BALANCE AT 1 JANUARY 2012	26,189	1,544	1,188	(1,709)	4,840	(1,000)	(55)	2,645	475	34,117

Total recognized income and expense	-	-	-	-	3,237		10	(245)	-	3,002
Transactions with shareholders or owners-
Interim dividend (Note 4)	-	-	-	-	-	(1,000)	-	-	-	(1,000)
Other changes in equity	-	-	-	171	-		-	-	(475)	(304)
Distribution of profit and loss for 2011
Attributable to the Parent	-	-	131	3,709	(4,840)	1,000	-	-	-	-

CLOSING BALANCE YEAR-END 2012	26,189	1,544	1,319	2,171	3,237	(1,000)	(45)	2,400	-	35,815

Adjustments for changes in accounting policy 2012	-	-	-	-	-	-	-	-	-	-
Adjustments to correct errors 2012	-	-	-	-	-	-	-	-	-	-

ADJUSTED BALANCE AT 1 JANUARY 2013	26,189	1,544	1,319	2,171	3,237	(1,000)	(45)	2,400	-	35,815

Total recognized income and expense	-	-	-	-	5,321	-	30	(308)	-	5,043
Transactions with shareholders or owners-
Interim dividend (Note 4)	-	-	-	-	-	(4,350)	-	-	-	(4,350)
Distribution of profit and loss for 2012 attributable to the Parent	-	-	183	2,054	(3,237)	1,000	-	-	-	-

CLOSING BALANCE YEAR-END 2013	26,189	1,544	1,502	4,225	5,321	(4,350)	(15)	2,092	-	36,508

Adjustments for changes in accounting policy 2013	-	-	-	-	-	-	-	-	-	-
Adjustments to correct errors 2013	-	-	-	-	-	-	-	-	-	-

ADJUSTED BALANCE AT 1 JANUARY 2014	26,189	1,544	1,502	4,225	5,321	(4,350)	(15)	2,092	-	36,508

Total recognized income and expense	-	-	-	-	13,093	-	15	(1,014)	-	12,094
Transactions with shareholders or owners-
Interim dividend (Note 4)	-	-	-	-	-	(1,000)	-	-	-	(1,000)
Allocation of profit and loss for 2013 attributable to the Parent	-	-	634	337	(5,321)	4,350	-	-	-	-

CLOSING BALANCE YEAR-END 2014	26,189	1,544	2,136	4,562	13,093	(1,000)	-	1,078	-	47,602

The accompanying Notes 1 to 28 are an integral part of these consolidated statements of total changes in equity.

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS 2014, 2013 AND 2012 (NOTES 1 TO 5)

(Thousands of Euros)

	2014	2013	2012

CASH FLOWS FROM/(USED IN) OPERATING ACTIVITIES (I):
Consolidated profit before tax	16,539	6,336	4,229
Adjustments to results-	2,583	4,248	5,252
- Depreciation and amortization (Notes 6 and 7)	3,869	3,641	4,961
- Impairment losses (Note 6)	367	282	-
- Allocation to profit or loss of grants (Note 14)	(2,382)	(698)	(655)
- Gains/(losses) on derecognition and disposal of fixed assets (Note 7)	-	-	103
- Finance income	(84)	(106)	(133)
- Finance expenses	863	937	672
- Exchange differences (Note 21)	(50)	192	304
Changes in working capital-	(6,827)	(1,538)	(2,692)
- Inventories	(593)	(3,910)	748
- Trade and other receivables	(3,191)	(742)	(2,194)
- Other current assets	-	4	-
- Trade and other payables	(2,240)	2,728	(1,246)
- Other current liabilities	(262)	313	-
- Other non-current assets and liabilities	(541)	69	-
Other cash flows from/(used in) operating activities-	(2,531)	(3,084)	(3,301)
- Interest paid	(839)	(929)	(640)
- Interest received	84	106	133
- Income tax expense (paid) (Note 17)	(1,776)	(2,020)	(2,794)
- Other	-	(241)	-
Total cash flows from/(used in) operating activities	9,764	5,962	3,488

CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES (II):
Payments for acquisitions-	(7,492)	(8,298)	(6,522)
- Intangible assets (Note 6)	(20)	(956)	(129)
- Property, plant and equipment (Notes 7 and 16)	(7,469)	(6,194)	(6,393)
- Other financial assets (Note 8)	(3)	(1,148)	-
Proceeds from disinvestments-	1,110	1,357	1,341
- Group companies and associates	-	-	1,341
- Jointly-controlled entities, net of cash in consolidated subsidiaries (Note 2-e)	963	-	-
- Other financial assets (Note 8)	147	1,357	-
Total cash flows from/(used in) investing activities	(6,382)	(6,941)	(5,181)

CASH FLOWS FROM/(USED IN) FINANCING ACTIVITIES (III):
Proceeds and (payments) relating to equity instruments-	-	258	305
- Grants, donations and bequests received (Note 14)	-	258	305
Receipts and payments on financial liabilities-	1,425	2,760	5,542
- Debt issues (repayment and redemption) with credit institutions, net (Note 16)	(1,584)	1,272	4,371
- Issue (repayment and redemption) of other debt instruments (Note 16)	3,009	1,488	1,171
Dividends and returns on other equity instruments paid-	(1,000)	(4,350)	(1,000)
- Dividends (Note 4)	(1,000)	(4,350)	(1,000)
Total cash flows from/(used in) financing activities	425	(1,332)	4,847

EFFECT OF CHANGES IN EXCHANGE RATES (IV) (Note 21)	168	(120)	-

NET INCREASE/DECREASE IN CASH OR CASH EQUIVALENTS (I+II+III+IV)	3,975	(2,431)	3,154

Cash or equivalents at the start of the year	4,020	6,451	3,297
Cash or cash equivalents at end of the year (Note 11)	7,995	4,020	6,451

The accompanying Notes 1 to 28 are an integral part

of these consolidated statements of cash flows.

Gadea Grupo Farmacéutico, S.L.U. and Subsidiaries

Notes to the Consolidated Financial Statements
for the years ended 31 December 2014, 2013 and 2012

1.	Description of the Group

Parent and the Group’s activities

Gadea Grupo Farmacéutico, S.L.U. (the “Parent”) was incorporated on 18 January 2007, with the corporate name “Gadea Pharmaceutical Group, S.L.”. On 29 June 2011, at the Annual General Meeting, the Board of Directors agreed to change its corporate name to its current name.

Currently, its registered address and headquarters are at Parque Tecnológico de Boecillo (Valladolid).

Its corporate purpose includes the following businesses:

–	The provision of scientific and technical advice and advice on the organization and optimization of companies in the pharmaceutical sector, including the chemical industry.

–	The provision of management advice on companies’ domestic operations, including imports and exports, patents, waste management, and the manufacture and sale of chemical products.

–	The manufacture, sale, study, design, programming, acquisition, handling and trade, in Spain and abroad, of raw materials, intermediate, semi-finished and finished products, for the chemical, pharmaceutical, cosmetic, veterinary, and food industries, except for those products which may only be sold, stored or handled by specific companies in accordance with the Law.

–	The planning, programming, study, sale, investigation and development of chemical, pharmaceutical, veterinary, cosmetic and food processes, and the sale of related technologies. The design and implementation of industrial processes or chemical, pharmaceutical, cosmetic, veterinary and food products in factories.

–	The planning, programming, study, sale, packaging and distribution of chemical, pharmaceutical, veterinary, cosmetic and food products.

–	Performing studies and giving expert opinions on the environmental impact and image of these materials and providing legal and technical advice.

–	Real estate businesses relating to the acquisition, tenure, sale, promotion, urbanization, division of land, construction, renovation and operation, for rent or any other means, of any type of real estate.

–	The acquisition, tenure, and sale of all types of real estate asset, including shares in any type of company, and those that do not have securities, excluding businesses regulated under special legislation.

Currently, the Parent’s business is focused on the corporate development of the Group which it heads, together with identifying, analyzing and selecting new products and potential investment opportunities for the Group. Its business also includes owning shares in companies that provide services to the Group’s companies, and acting as a channel and distributor for the financing obtained from financial institutions by the Parent or by the other Group companies, based on each company’s funding needs and projects.

Gadea Grupo Farmacéutico, S.L.U. is the head of an international Group (“Grupo Gadea” or “Gadea Group”) comprised of companies dedicated to the development and subsequent manufacture and sale of active pharmaceutical ingredients (API) of pharmaceutical products.

During recent years, Grupo Gadea has implemented a significant investment plan and has incurred significant expenses related to the development of new factories and production lines. Grupo Gadea’s business plan for the future is based on significant forecast increases in net revenues, operating turnover and profit.

Ownership of the Group

Since 16 July 2015 all the share capital of the Parent is held by the company Exirisk Spain, S.L.U., whose registered offices are in Madrid (Spain) and whose owner is the AMRI Group, an international group (Notes 12 and 24). The parent of this group is Albany Molecular Research, Inc., a listed company whose common stock is traded on the NASDAQ Global Market and whose registered offices are in Corporate Circle, 26, Albany (New York - USA).

Subsidiary Companies (“Subsidiaries”)

Subsidiaries are classified as those over which the Group has effective control, which is exercised generally, although not exclusively through either direct or indirect ownership of 50% or more of the voting rights of the investee companies, or if this percentage is lower or zero, where other circumstances or agreements exist that grant the Group this control. Control is “the ability to govern the financial and operating policies of a company so as to obtain profits from its activities”.

The subsidiaries that have been included in the 2014, 2013 and 2012 consolidated financial statements as “fully consolidated companies” are detailed below:

						Thousands of Euros
			Parent's % Shareholding			Carrying Amount of the Investment
Corporate Name	Registered Address	Business	Direct	Indirect	Total	31/12/14	31/12/13	31/12/12

Crystal Pharma, S.A.U.	Boecillo (Valladolid)	Chemical pharmaceutical	100.00	-	100.00	23,728	23,728	23,728
Crystal Pharma, Ltd.	Zejtun (Malta)	Chemical pharmaceutical	100.00	-	100.00	817	817	817
Gadea Biopharma, S.L.U.	León	Pharmaceutical and biotechnology	100.00	-	100.00	8,800	3,500	3,000
Bioraw, S.L.U. (a)	Boecillo (Valladolid)	Chemical biotechnology	100.00	-	100.00	2,100	100	-
Bionice, S.L.U. (a)	León	Chemical biotechnology	100.00	-	100.00	100	100	-
						35,545	28,245	27,545

(a)	Companies incorporated as at 31 December 2013. Inactive in 2013.

Crystal Pharma, S.A.U. was incorporated in Segovia on 1 February 1996. Later, in November of the same year, it moved its registered address to Parque Tecnológico de Boecillo (Valladolid), where it also has its production facilities. Currently, Crystal Pharma, S.A.U.’s main business is the investigation, development and subsequent manufacture and sale of active pharmaceutical ingredients (API) for pharmaceutical products. In 2011, it merged with Ragactives, S.L.U., a company incorporated on 23 November 2006, whose main businesses were the investigation, development, and subsequent manufacture and sale of active pharmaceutical ingredients (API) for pharmaceutical products.

On 14 December 2005, Crystal Pharma, S.A.U. acquired the entire share capital of Crystal Pharma, Ltd. (previously Solea Pharma, Ltd.) for €23k. This investment was transferred to the Parent in 2009. This subsidiary’s registered address is in Zejtun (Malta) and its business consists of the manufacture of active pharmaceutical ingredients (API) for the pharmaceutical industry, with a large part of its output sold to Group companies.

Gadea Biopharma, S.L.U. was incorporated on 14 June 2011, and its registered address is Parque Tecnológico de León. On 26 June 2012, this subsidiary carried out a €2,700k capital increase and in 2014 and 2013 the Parent made additional contributions to the subsidiary’s equity. Its main businesses are the investigation, development and subsequent manufacture and sale of pharmaceutical products. The construction and implementation of its production plant was completed in late 2013.

Bioraw, S.L.U. and Bionice, S.L.U. were incorporated on 31 December 2013, and their corporate purpose consists of chemical biotechnical processes. Bioraw, S.L.U. commenced production of intermediate fermented products in late 2014 at its plant in San Cristóbal de Entreviñas (Zamora). Bionice, S.L.U. has not yet commenced trading. On 19 December 2014 the Parent made an additional contribution of €2,000k to the equity of Bioraw, S.L.U.

The information in the table above corresponds to companies’ financial position at 31 December 2014, 2013 and 2012. The financial positions of the subsidiaries are stated in their respective individual financial statements.

During 2012 the Parent sold down 61.67% of its equity interest in Hunan Norchem Pharmaceutical Co., Ltd. As a result of this transaction, the Group’s interest in Hunan Norchem declined to 5% triggering the deconsolidation of this investment.

Jointly controlled entities

“Jointly controlled entities” are defined as companies which are jointly managed by the Parent and/or another of the Group’s companies and one or more third parties.

During 2014, 2013 and 2012 the only jointly controlled entity was Cyndea Pharma, S.L., which was accounted for in the consolidated financial statements for these periods using the proportionate method, based on the Parent’s 50% shareholding in the company. On 19 September 2014 the Parent sold this investment to another shareholder and it was therefore removed from the Group's scope of consolidation in 2014 (Note 2-e). Information relating to the jointly controlled entity at 31 December 2013 and 2012 is detailed below:

						Thousands of Euros
			Parent's % Shareholding			Carrying Amount of the Investment
Corporate Name	Registered Address	Business	Direct	Indirect	Total	in the Parent's Balance Sheet

Cyndea Pharma, S.L.	Ólvega (Soria)	Pharmaceuticals	50.00	-	50.00	2,969

Cyndea Pharma, S.L. (previously Gideon Pharma, S.L.U.) was incorporated in Madrid on 18 May 2005 and its registered address and production facilities are located at Polígono Industrial de Ólvega (Soria). It develops and manufactures specialised pharmaceutical products and provides analytical services through “contract manufacturing”.

Following the sale of its investment in Cyndea Pharma, S.L., at 31 December 2014 the Group had no investments in jointly controlled entities.

Associated companies

“Associated companies” are defined as those where the Group has powers to exercise a significant influence, but not control or joint control. This is usually because it has a direct or indirect shareholding equal to or greater than 20% of the voting rights of the investee.

At 31 December 2014, 2013 and 2012, the Group had no associated companies.

Financial year of the subsidiaries and jointly controlled entities

The financial year of all the subsidiaries and jointly controlled entities match that of the Parent, which is the same as the calendar year. The dates of the individual financial statements used in consolidation are therefore, 31 December 2014, 2013 and 2012, with the exception of the jointly controlled entity which was removed from the scope of consolidation in 2014, for which the 2014 consolidation process only included the revenues and expenses attributable to the Group from the start of the financial year to the disposal date. The currency used by the Group and in the financial statements of all the companies is the euro.

2. Basis of presentation of the consolidated financial statements and principles of consolidation

a)	Regulatory framework on financial disclosure applicable to the Group

The consolidated financial statements have been prepared by the Parent’s Sole Director in accordance with the regulatory framework on financial reporting applicable to the Group (“Spanish Generally Accepted Accounting Principles” or “Spanish GAAP”) which is established in:

•	The Commercial Code and other commercial law.
•	Spanish standards for the preparation of consolidated financial statements (approved by Royal Decree 1159/2010), Generally Accepted Accounting Principles (approved by Royal Decree 1514/2007 and subsequent modifications) and, where appropriate, industry adaptations.
•	The mandatory standards approved by the Institute of Accounting and Auditing implementing GAAP and related standards.
•	Other applicable Spanish accounting standards.

The consolidated financial statements are an extract of the 2014, 2013 and 2012 consolidated financial statements authorized for issue by the Board of Directors of the Parent and ratified at the General Partners’ Meetings.

The 2012 consolidated financial statements were approved by the shareholders at the Annual General Meeting of the Parent held on 27 June 2013.

The 2013 consolidated financial statements were approved by the shareholders at the Annual General Meeting of the Parent held on 18 June 2014.

The 2014 consolidated financial statements were approved by the shareholders at the Annual General Meeting of the Parent held on 30 June 2015.

The amounts included within the documents comprising the consolidated financial statements are, unless otherwise stated, all expressed in thousands of euros.

b)	True and fair view

The consolidated financial statements have been prepared from the individual accounting records of Gadea Grupo Farmacéutico, S.L.U. and of the consolidated companies (Note 1) and are presented in accordance with the applicable regulatory framework (“Spanish GAAP”) on financial reporting and, in particular, the accounting principles and criteria contained therein, so as to give a true and fair view of the Group’s net assets and financial situation at 31 December 2014, 2013 and 2012 and the results of operations and of its cash flows during the years then ended.

The 2014, 2013 and 2012 consolidated financial statements and individual financial statements of Gadea Grupo Farmacéutico, S.L.U. were prepared by the Parent’s Directors, while the 2014, 2013 and 2012 individual financial statements of the subsidiaries were prepared by their respective Directors. All financial statements were submitted for approval by the shareholders at the respective Annual General Meetings and they were approved without any changes.

c)	Application of non-mandatory accounting principles

No non-mandatory accounting principles have been applied. The Parent’s Sole Director has prepared the consolidated financial statements based on all the mandatory principles and standards that have a material effect on the consolidated financial statements.

The accompanying consolidated annual financial statements include, using the various applicable consolidation methods, all of the companies belonging to the Group, defined as the universe of companies comprising a decision-making unit, in keeping with the contents of article 42 of the Spanish Code of Commerce; the consolidation methods used are described in Note 2-d below.

The 2014, 2013 and 2012 consolidated financial statements have been prepared on a “going concern” basis.

d)	Principles of Consolidation

The 2014, 2013 and 2012 consolidated accounts have been prepared using a “bottom-up procedure” meaning the Group’s consolidated financial statements have been obtained from each of the corresponding subgroups, starting with the smallest and moving to the largest until reaching Total Group level.

Subsidiaries

The “subsidiaries” over which the Group has effective control, as it holds a majority of the votes on their representative and decision-making bodies, have been fully consolidated and therefore the following applies:

1.	All balances and transactions between the consolidated companies and material gains or losses on internal operations not carried out with third parties have been eliminated on consolidation.

2.	Certain adjustments and reclassifications have been made to standardize the accounting principles and valuation criteria used by different companies.

3.	When a subsidiary is acquired, its assets, liabilities and contingent liabilities are recorded at fair value at the date of acquisition. Positive differences between the price of acquisition and the fair value of the net assets acquired are recorded as “Goodwill” while negative differences are expensed at the date of acquisition.

4.	The share of profit or loss and net changes in subsidiaries' equity attributable to non-controlling interests is calculated based on the voting rights existing at that time, excluding any potential exercisable or convertible rights. Non-controlling interests' share of the investment is stated at their proportion of the fair values of the assets and liabilities recognized.

5.	The equity and results of the subsidiary companies attributable to non-controlling interests are presented in consolidated net equity, under "Non-controlling interests", in the balance sheet, and under "Profit and loss attributable to non-controlling interests" in the consolidated income statement.

6.	The results generated by subsidiary companies acquired during the year are included in the consolidated income statement only from the date of acquisition to the year end. Similarly, the results of subsidiary companies disposed of during the year are included in the consolidated income statement only from the beginning of the year to the date of disposal.

7.	Acquisitions of shares from non-controlling interests in subsidiaries that the Group previously had effective control and which, therefore, only lead to an increase in the Group’s percentage shareholding, are treated, for the purposes of consolidation, as operations with equity instruments. In accordance with Measurement and Recognition Standard No. 9, paragraph 4 of Spanish GAAP, the balance recorded under Non-controlling interests” is therefore reduced and the consolidated reserves are restated for the difference between the value of the consideration paid by the Group and the amount by which the balance under “Non-controlling interests” has been changed. No “Goodwill” whatsoever is recorded for this operation, nor does it include assets or liabilities from the consolidated balance sheet.

As explained in Note 1, the annual financial statements of the subsidiaries used in the onsolidation process refer to the same reporting date and cover the same period as those of the Parent.

The functional currency of the only foreign subsidiary is the euro, it is not therefore necessary to translate the items recorded in its balance sheet, income statement, statement of changes in equity or statement of cash flows.

Jointly controlled entities

The jointly controlled entity, Cyndea Pharma, S.L. was consolidated in 2013 and 2012 using the “proportionate method”, incorporating the assets, rights and obligations and the income and expenses of this company in proportion to the Group’s shareholding in it. In 2014 the revenues and expenses of this company were consolidated in proportion to the Group's investment in its share capital, taking into account only those earned and incurred from the start of the financial year to 31 August 2014, this being the last monthly reporting date prior to the disposal of the Group's investment in said company in September 2014.

e)	Changes in the scope of consolidation

The jointly controlled company Cyndea Pharma, S.L. was removed from the scope of consolidation in 2014 following the sale to a third party of the Group's shares in the capital of said company, representing 50% of its share capital.

The share sale transaction was recorded as a matter of public deed on 19 September 2014 and the sale price was €3,000k. The transaction generated a gain for the Group of €3,355k which was credited to “Impairment and gains/(losses) on the loss of significant influence over investments accounted for using the equity method or of joint control over a jointly-controlled entity” in the accompanying consolidated income statement for 2014. On the removal of this company from the scope of consolidation all its assets and liabilities were retired from the consolidated balance sheet, together with any adjustments for remeasurements, grants, donations and legacies received contributed to the Group, the carrying amounts of which at 31 December 2013 were as follows:

Thousands of Euros
Increase (Decrease)
Item	31/12/13

Total assets	8,537
Total liabilities	(11,241)
Remeasurements	-
Grants, donations and legacies received (Note 14)	(1,539)

The effect of including the revenues and expenses of Cyndea Pharma, S.L. in the consolidated income statements for the years ended 31 December 2014, 2013 and 2012 is as follows:

	Thousands of Euros
	2014 (a)	2013	2012

CONTINUING OPERATIONS:
Net turnover	3,821	3,915	1,546
Changes in inventories of finished goods and work in progress	7	449	21
Work performed by the Group and capitalized	-	267	-
Supplies	(1,738)	(2,078)	(877)
Other operating revenues	82	24	2
Personnel costs	(838)	(936)	(757)
Other operating expenses	(939)	(1,179)	(517)
Depreciation and amortization	(774)	(1,144)	(886)
Capital grants and other grants taken to income	320	325	303
Impairment losses and gains/(losses) on disposal of fixed assets	-	(281)	(10)
OPERATING PROFIT/(LOSS)	(59)	(638)	(1,175)
Finance income	-	-	-
Finance costs	(239)	(278)	(212)
Exchange gains/(losses)	(2)	(1)	-
NET FINANCE INCOME	(241)	(279)	(212)
PROFIT/(LOSS) BEFORE TAXES	(300)	(917)	(1,387)
Income tax	(96)	-	-
PROFIT/(LOSS) FOR THE YEAR FROM CONTINUING OPERATIONS	(396)	(917)	-
DISCONTINUED OPERATIONS:
Profit after tax for the year from discontinued operations	-	-	-
CONSOLIDATED PROFIT /(LOSS) FOR THE PERIOD	(396)	(917)	(1,387)
Profit / (loss) attributable to the Parent	(396)	(917)	(1,387)

(a)	These revenues and expenses correspond to the period from 1 January 2014 to 31 August 2014, this being the last monthly reporting date prior to the disposal of the Group's investment in said company.

At 31 December 2014 the Group had no outstanding receivable in respect of the sale of its investment in Cyndea Pharma, S.L.

No new companies were added to the Group's scope of consolidation in 2014.

In 2013 there were no significant additions to or exits from the scope of consolidation. On 31 December 2013, Bioraw, S.L.U. and Bionice, S.L.U. were incorporated with a share capital of €100k each one. These subsidiaries were inactive in 2013.

There were no additions in 2012, however Hunan Norchem Pharmaceutical Co., Ltd. did leave the scope of consolidation. In 2012, an equity sales purchase agreement was signed (“Equity Transfer Agreement”) under which the Parent transferred a 61.67% shareholding in Hunan Norchem Pharmaceutical Co., Ltd. As a result, the Group’s shareholding in this Chinese company decreased to 5% and the company was removed from the scope of consolidation. The sale price was €2,256k, equal to the original investment (acquired in 2011). No gain or loss was therefore generated for the Group. The sales purchase agreement included a delay clause until 2013 for the payment of part of this price (€915k), which was collected upon maturity.

No revenues and expenses of Hunan Norchem Pharmaceutical Co., Ltd. were included in the consolidated income statement for the year 2012.

f)	Responsibility for disclosure and critical aspects of the measurement and estimation of uncertainty

The information contained in the consolidated financial statements is the responsibility of the Parent’s Sole Director.

In preparing the 2014, 2013 and 2012 consolidated financial statements, estimates made have been used on occasion to measure certain assets, liabilities, income, expenses and commitments that would not be easily determined by other sources. These estimates are based on historical information and other factors that are considered reasonable in accordance with current circumstances. These estimates refer to the following:

•	The useful life of property, plant and equipment and intangible assets.

•	The assessment of possible impairment losses on certain assets. When measuring non-current assets other than financial assets, estimates must be made to determine their fair value to assets whether they are impaired. To determine fair value, the Group’s directors estimate, as warranted, the expected cash flows from the assets or the cash-generating units to which the belong, applying an appropriated discount rate to calculate the present value of these cash flows (Note 6).

•	The classification of leases as operating or financial.

•	The fair value of certain financial instruments.

•	The amount of the provisions. The Group has made judgments and estimates as to the likelihood that risks will materialize that could require that a provision be recognized, as well as the corresponding amounts. A provision is recognized only when the risk is considered probable, by estimating the cost that would be generated by the obligating event.

•	The application of deferred tax assets. Deferred tax assets are recognized for temporary differences pending reversal, unused tax credits and tax losses to the extent that it is probable that future taxable profit will be available against which these assets may be utilized. To determine the amount of deferred tax assets that can be recognized, the Directors estimate the amounts and dates on which future taxable profits will be obtained and the reversion period of taxable temporary differences.

•	Taxation. In accordance with prevailing tax legislation, tax returns cannot be considered final until they have been inspected by the tax authorities or until the four-year inspection period has elapsed. The Parent’s Sole Director believes that no significant additional tax liabilities would arise for the Group in the event of a tax inspection.

Although these estimates were made with the best information available at 31 December 2014, 2013 and 2012, future events may make it necessary to review these estimates (upwards or downwards) in the coming years. Any such changes would be applied prospectively in the consolidated income statement in the years affected.

g)	Grouping of items

Certain items in the consolidated balance sheet, income statement, statement of changes in shareholders’ equity and statement of cash flows are grouped together to facilitate their understanding; however, whenever the amounts involved are significant, the information is broken down in the Notes to the consolidated financial statements.

h)	Changes in accounting criteria

There were no significant changes to the accounting criteria applied between 2012, 2013 and 2014.

i)	Correction of errors

No significant errors were identified in the preparation of the 2014, 2013, and 2012 consolidated financial statements that would have led to a restatement of the amounts included in the previous year’s consolidated financial statements, respectively.

3.	Business Combinations

During 2014, 2013 and 2012, the Group did not carry out any business combinations.

4.	Distribution of the Parent’s profit

The distributions of the Parent’s 2014, 2013 and 2012 profits were approved by the shareholders at the Annual General Meetings on 30 June 2015, on 18 June 2014 and on 27 June 2013, respectively, as detailed below:

	Thousands of Euros
	2014	2013	2012

Basis of distribution:
Profit for the year	2,224	6,341	1,834

Distribution:
Legal Reserves	223	634	183
Voluntary Reserves	1,001	1,357	651
Dividends	1,000	4,350	1,000
	2,224	6,341	1,834

Dividends paid during the year

The 2014 dividends were entirely distributed during 2014. On 18 June 2014 the Board of Directors agreed to the distribution of dividends of €1,000k from 2014 profit, which was recorded under “Interim dividends” in the consolidated balance sheet at 31 December 2014, and charged to “Capital and Reserves” (Note 12).

On 2 March 2015 the Parent agreed to the distribution of a dividend of €1,900k from voluntary reserves and of an interim dividend from 2015 profit of €21,200k.

On 27 June 2013, the Board of Directors agreed to the distribution of a dividend from 2013 profits which amounted to €4,350k.

On 21 June 2012, the Board of Directors agreed to the distribution of a dividend from 2012 profits which amounted to €1,000k. This dividend was paid on 10 July 2012.

The statutory provisional financial statements prepared by the Parent’s Board of Directors, in accordance with Article 277 of the Limited Liability Companies Law, disclosing that the Group has sufficient liquidity for the distribution of the aforementioned interim dividends against 2014, 2013 and 2012 profits were as follows:

Cash Statement for the Distribution	Thousands of Euros
of the Interim Dividend	02/03/15	18/06/14	27/06/13	21/06/12

Trade and other receivables	87	1,592	1,936	663
Cash and cash equivalents	875	146	228	143
Non-current investments in Group companies and associates and Other current assets	28,721	5,122	6,791	5,539
Total current assets	29,683	6,860	8,955	6,345

Current debt	(309)	(1,598)	(1,003)	(1,385)
Debts with Group companies and associates	(1,123)	-	-	-
Trade and other payables	(1,279)	(111)	(523)	(653)
Total current liabilities	(2,711)	(1,709)	(1,526)	(2,038)
Available cash	26,972	5,151	7,429	4,307

The Parent's Board of Directors ensured that it met the requirement that the amounts distributed in 2015, 2014, 2013 and 2012 may not exceed the profits generated to date, after deducting the estimated amount of the Income Tax payable on the profits for each year.

5.	Accounting principles and policies and measurement criteria

The main recognition and measurement criteria used by Grupo Gadea for the preparation of the 2014, 2013 and 2012 consolidated financial statements were the following:

a)	Goodwill or negative differences arising on consolidation

At the date of acquiring a subsidiary, the assets and liabilities acquired (including any contingent liabilities) are generally recorded at fair value, provided said fair value can be measured reliably. The assets and liabilities recognized by the acquiring company are those that they have received and assumed as a result of the transaction. These assets and liabilities are recognized even if they had not been previously recorded in the financial statements of the acquired company because they did not meet the criteria for recognition in said financial statements.

Goodwill

At the date of acquisition, the positive difference between the cost of the Group’s shareholdings in the subsidiary’s capital and the fair value of assets and liabilities attributable to the acquired investment are recorded under “Intangible assets-Goodwill on consolidation” in the consolidated balance sheet.

Goodwill is only recorded when it has been acquired for consideration, is assigned to one or more cash generating items, and represents advanced payments made by the acquiring company for the future economic benefits deriving from the assets and liabilities of the acquired company that would not be recorded or identified individually.

Goodwill is not amortized. In accordance with Spanish GAAP approved by Royal Decree 1514/2007, of 16 November, the Group opted to value all assets and liabilities at the opening balance, in accordance with the existing principles prior to the introduction of Law 16/2007, of 4 July, reforming Commercial Law to harmonize with international law and European Union regulations, with the exception of financial instruments which are stated at fair value. Therefore, “Goodwill” acquired for consideration prior to 1 January 2008 (date of transition to new GAAP) was recorded net of amortization until 31 December 2007.

Impairment losses on intangible assets and property, plant and equipment

At the end of each reporting period, goodwill is reviewed for impairments that would reduce its recoverable amount to an amount below its carrying amount. In this case, impairment losses are recorded but they cannot be reversed in subsequent periods.

The “impairment test” of goodwill of intangible and property, plant and equipment (Notes 5-b and 5-c) carried out by the Group is the following:

•	The recoverable amounts are calculated for each cash generating unit, although for property, plant and equipment, where possible, the impairment calculations are performed individually for each asset.

•	The management annually prepare a business plan by market and business for each cash generating unit, typically covering a period of 5 years. The main components of this plan are the following:

-	Income and expenses forecasts.

-	Investment and working capital forecasts.

•	Other variables influencing the calculation of recoverable value are the following:

-	The discount rate to be applied, being the weighted average of the cost of capital, which is affected by the cost of the liabilities and specific risks related to the assets.
-	The growth rate applied to cash flows to extrapolate them beyond the period covered by budgets and forecasts.

The forecasts are made based on previous results and the best estimates available, in line with externally obtained information.

The Business Plans prepared have been reviewed and approved by Directors of the respective companies.

If there is an impairment loss from a cash generating unit to which all, or part, of an item of goodwill has been allocated, the carrying amount of goodwill relating to that unit is written down. However, if the impairment exceeds this amount, the remaining assets of this cash generating unit will be reduced in proportion to their carrying amounts, up to the higher of fair value less cost to sell, value in use, or zero.

Where an impairment loss subsequently reverses (this is not permitted for goodwill), the carrying amount of the asset, or cash generating unit, is increased to the revised estimate of its recoverable amount. However, this new carrying amount must not exceed the carrying amount that would have been recognized if no impairment loss had occurred in previous years. The reversal of an impairment loss is recorded as income.

At 31 December 2014, 2013 and 2012 there was no indication of impairment of the amount of the goodwill recognized by the Group.

Negative differences on consolidation

If, at the date of acquiring a subsidiary, there is a negative difference between the cost of the investment and the proportional part of the fair value of the assets acquired and the liabilities assumed attributable to the acquired investment, the difference is recorded as income in the consolidated income statement for the period in which the transaction took place, under the caption “Negative difference on consolidation of subsidiaries”.

b)	Intangible assets

Intangible assets are valued initially at their acquisition price or cost of production, and subsequently at cost less any accumulated amortization, and any impairment losses recorded, determined in accordance with the criteria detailed in Note 5-a.

In particular, the Group uses the following accounting criteria for intangible assets:

1.	Goodwill on consolidation. Described in detail in Note 5-a.

2.	Development costs. The costs incurred in developing each project are capitalized when the following conditions are met:

-	The cost of developing the project can be measured reliably.
-	The costs are itemized for each project and relate to an identifiable asset.
-	The Group can demonstrate the technical viability of the project.
-	The project is likely to generate profits in the future.

Development expenses incurred using the Group's own resources are recorded (by type) in the consolidated income statement, while development expenses for projects which meet the above conditions are debited to “Development Expenses” in the consolidated balance sheet and credited to “Own work capitalized” in the consolidated income statement.

Capitalized development expenses are generally amortized on a straight line basis over their useful life, which is estimated at between 4 and 5 years. However, when there are reasonable doubts regarding the technical success or profitability of a project, these expenses will be recorded directly in the income statement, for the year in which the doubts occur.

The capitalized development costs at year end are itemized by project, and their cost and the year in which they were incurred can be clearly identified. The Group’s Sole Director believes in the technical success and the profitability of these projects.

Research expenses are directly expensed to the income statement in the period in which they are incurred.

3.	Patents, licenses, trademarks, and similar. The amounts recorded under this heading correspond to patents and licenses and are recognized at the value at which they were contributed as part of a capital increase carried out by the company Ragactives, S.L.U. (absorbed in 2011 by Crystal Pharma, S.A.U.- see Note 1), at the amount at which they were recognized when the Group took the control of the entities that hold such patents and licenses or at the amount paid to third parties by the Group for the acquisition of ownership or rights to use the related items. They are amortized over a period of five years from the date they begin to generate profits from the manufacture and subsequent sale of active pharmaceutical ingredients (API) protected by patents, and in proportion to the estimated profit, used to calculate the value of these assets.

4.	Computer software relates to the costs incurred from the acquisition and development of computer programs. They are amortized on a straight line basis over a period of 4 to 5 years, from the date they are first used. Computer software maintenance costs are recorded in the consolidated income statement in the year in which they are incurred.

c)	Property, plant and equipment

Property, plant and equipment are initially recorded at their acquisition price, or cost of production. Property, plant and equipment acquired through business combinations are stated at their fair value at the date of acquisition. Assets from mergers are recorded at the value assigned on contribution to the Group, or at values attributed to the items in the Group’s consolidated financial statements, in the case of Group companies absorbed by the Parent.

The initial valuation is adjusted by the respective accumulated depreciation and any impairment losses. When there is an indication of impairment, the Group performs “impairment tests” (Note 5-a) to estimate the possible loss of value that may reduce the recoverable value of these assets to less than their carrying amount. Impairment losses are disclosed in said Note under “Impairment of intangible assets and property, plant and equipment”. The recoverable amount is the higher of fair value less selling costs and the value in use.

When there are signs that the value of an impaired tangible asset has recovered, the Group reverses impairment losses recognized in previous years in the consolidated income statement, adjusting future depreciation charges accordingly. The increased carrying amount may not exceed the carrying amount that would have been determined had no impairment loss previously been recognized for the asset.

Work carried out by the Group on its own property, plant and equipment includes the accumulated cost of external and internal costs, based on the consumption of materials and staff costs which are allocated using hourly rates calculated on the basis of the actual costs of these personnel. At 31 December 2014, 2013 and 2012, there were no amounts of this nature recorded under property, plant and equipment.

For assets that take more than one year to get ready for use, the capitalized costs include any borrowing costs incurred before the asset is ready for use that have been billed by the supplier or that relate to loans or other external financing, specific or generic, directly attributable to the acquisition or manufacturing of assets. During 2014, 2013 and 2012, the Group did not capitalize interest incurred in respect of assets.

Repair and maintenance expenses incurred during the year are expensed to the consolidated income statement. However, the cost of extensions, modernizations or improvements that increase the productivity, capacity or efficiency or prolong the useful life of an asset are capitalized as an increase in the cost of said asset.

Retirements of assets and other items, whether for reasons of modernization or for any other reason, are accounted for by derecognizing the balances shown in the corresponding cost and accumulated depreciation accounts together with any impairment losses recognized.

The Group transfers property, plant and equipment under construction to operating assets at the moment they become available, and depreciation is charged from this moment.

Property, plant and equipment used in operations are depreciated on a straight-line basis, based on the acquisition cost, cost of production, or if applicable, the restated value less their residual value. The land where the buildings and facilities are located has an indefinite useful life, and therefore is not subject to depreciation. Annual depreciation charges on property, plant and equipment are recorded under “Amortization and depreciation” in the consolidated income statement over the estimated useful life of the assets as indicated below:

Asset Type	Estimated Useful Life (Years)

Buildings	33
Machinery and equipment	6.67 to 8.33
Tools	3.33
Furniture	10
Vehicles	8.33
Computer hardware	4

The estimated useful life of property, plant and equipment is regularly reviewed to identify any significant changes. If identified, the depreciation expense will be prospectively adjusted in the income statement using the new useful life of these assets.

d)	Leases

Leases are classified as “financial leases” when the risks and benefits from ownership of the assets are substantially transferred to the lessee. Other leases are classified as “operating leases”.

Financial leases

During 2014, 2013 and 2012 the Group had not signed, as a lessor or lessee, any contract that could be classified as a financial lease.

The assets recorded for these types of operations are depreciated using similar criteria as those applied to property, plant and equipment as a whole, in accordance with the nature of the asset.

Operating leases

Under operating leases, the ownership of rented assets and all associated risks and benefits are held by the lessor.

The Group can act as lessor or lessee, and the corresponding income and expenses from the lease are expensed to the income statement in the period in which they are accrued.

Any amount received or paid when entering into an operating lease agreement is treated as deferred income or expense and is released to the income statement over the lease term as the benefits of the leased asset are transferred or received.

e)	Financial instruments

A “financial instrument” is a contract representing a financial asset in one company, and a financial liability or equity instrument in another.

An “equity instrument” is any contract that cedes a residual interest in the assets of the issuing entity after deducting all of its liabilities.

A “financial derivative” is a financial instrument whose value changes in response to changes in an observable market variable (interest rate, exchange rate, price of a financial instrument or market index), where the initial investment is very low compared to other financial instruments with similar responses to changes in market conditions and which is, as a general rule, settled on a future date.

Financial assets

The financial assets that the Group owns are classified in the following categories:

1.	Loans and receivables: financial assets arising from the sale of goods or rendering of services as part of the company’s trading activities, or arising from non-trading activities but which are not equity instruments or derivatives and which are of a fixed or determinable amount and are not negotiable on an active market.

These financial assets are initially recorded at the fair value of the consideration given, plus any additional directly attributable transaction costs. Subsequently, they are valued at amortized cost, calculated using the “effective interest rate method”. This is the rate that exactly discounts estimated future cash flows through the expected life of the financial instrument. For fixed-rate financial instruments, the effective interest rate coincides with the interest rate established at the moment of acquisition, and is adjusted, where applicable, for commissions and other transaction costs which must be included in the calculation of this effective interest. For financial instruments with a variable interest rate, the effective interest rate is estimated similarly to the fixed interest rate, and is recalculated at each interest rate review date, taking into account changes in the future cash flows of the financial instruments.

At least at each reporting date, the Group carries out an “impairment test” on these financial assets. Objective evidence of impairment is considered to exist if the recoverable value of the financial asset is lower than its carrying amount. When this occurs, the impairment loss is expensed to the consolidated income statement.

With respect to trade and other receivables, at 31 December 2014, 2013 and 2012 certain consolidated companies (only the subsidiary Crystal Pharma, S.A.U. at 31 December 2014) had a credit guarantee policy covering part of its individual customer balances within approved risk limits. For those balances not covered by this policy, valuation adjustments are made based on an individual analysis of each customer and receivable, recognizing any necessary impairment loss where a risk of non-payment has been identified.

2.	Financial assets available for sale: these include debt securities and equity instruments of other companies that have not been classified in another category. They are recorded at their fair value under “Equity” until disposed of or it is determined that they have become (permanently) impaired, at which time the cumulative gains and losses previously recognized in equity are taken to the consolidated income statement. Investments in equity instruments whose fair value cannot be reliably calculated are valued at cost less any accumulated impairment losses.

3.	Other financial assets mainly comprise of deposits paid and cash term deposits that are recorded in the balance sheet at their nominal value, given that the effect of not discounting the future cash flows is not material.

The Group writes-off financial assets when they expire, or when the rights to the asset’s cash flows are ceded and substantially all the risks and rewards of ownership have been transferred.

Financial liabilities

Financial liabilities are borrowings and other payables that have arisen from the purchase of goods or services in the normal course of the Group’s business and those which, not having commercial origin, cannot be classed as derivative financial instruments.

Debts and payables are initially measured at the fair value of the consideration received, adjusted for any directly attributable transaction costs. They are subsequently measured at amortized cost, which is calculated using the “effective interest rate” method.

The Group writes-off financial liabilities when the obligations they generated no longer exist.

Interest income and dividends generated by financial assets

Interest and dividends from financial assets accrued subsequent to acquisition are recognized as income in the consolidated income statement. Interest is recognized using the effective interest rate method; dividends are recognized when the right to receive them is established.

To this end, financial assets are recognized separately upon initial measurement based on maturity, accrued explicit interest receivable at that date, and the dividends approved by the competent governing body up to the date the assets are acquired. Explicit interest refers to the contractual interest rate applied to the financial instrument.

Equity instruments

Equity instruments issued by the Parent are recorded under “Net equity” in the consolidated balance sheet for the consideration received, net of issuing costs.

Derivative instruments

The Group uses financial derivatives, principally “Interest Rate Swaps” (IRS), to reduce its exposure to interest rates. When these transactions meet certain requirements, they are considered to be “hedging instruments”. At 31 December 2014 the Group had no derivative financial instruments as the only instrument of this type that the Group had contracted with a financial institution matured in June 2014. At 31 December 2013 and 2012, the financial derivative that the Group had contracted met the requirements to be classified as a “hedging instrument”. Changes in the fair value of this instrument in 2013 and 2012 were, therefore, recognized in net equity in the consolidated balance sheet under “Adjustments for changes in value” (Notes 13 and 16).

f)	Inventory

The Group uses the following criteria to value its inventory:

•	Raw materials, other supplies and commodities are valued at the lower of their average weighted acquisition cost or their net realizable value. Trade and other discounts and the interest incorporated in the face value of payables are deducted from the acquisition cost.

•	Finished and semi-finished goods and work in progress are valued at the lower of the average price of production, which is subject to regular review, or net realizable value. At 31 December 2013 and 2012 these inventories were valued at the lower of a predetermined price (which at year-end were not materially different from actual average production costs as a function of the stage of completion of product manufacturing), or net realizable value.

The net realizable value corresponds to the sale price, less estimated costs to complete the products, and the costs incurred in marketing, selling and distribution.

Obsolete, damaged or slow moving products are written down to their realizable value. When the net realizable value is lower than the acquisition or production cost, a valuation adjustment is recorded as an expense in the consolidated income statement for that year.

g)	Cash and cash equivalents

This heading includes cash, current accounts, short-term deposits and purchases of assets under resale agreements that meet the following criteria:

•	They are readily convertible to cash.
•	They mature within less than three months from the acquisition date.
•	The risk of change in value is significant.
•	They are part of the Group’s standard cash management strategy.

h)	Grants, donations and legacies received

The Group accounts for grants, donations and legacies received as follows:

•	Non-refundable grants, donations or legacies are recorded under “income recognized directly in net equity” (as soon as the conditions under which they will be granted are met and there are no reasonable doubts that they will be collected). They are measured at the fair value of the amount or non-monetary asset received, and expensed over the life of the subsidized assets or when they are disposed of or an impairment loss is recognized, with the exception of grants received from the Parent’s shareholders which are recorded directly in “Capital and reserves” and do not give rise to the recognition of income of any kind.

•	Refundable grants are recognized as liabilities while they remain repayable.

•	Operating subsidies are taken to income the moment they are granted, unless they are used to finance future operating losses, in which case they will be taken to income in the corresponding financial period. If they are granted to finance specific expenses, they are expensed when the financed costs are incurred.

i)	Provisions and contingencies

In preparing the consolidated financial statements, the Parents’s Sole Director distinguishes between the following:

a)	Provisions: credit balances covering current obligations arising as a result of past events, the settlement of which will probably result in a future outflow of funds but whose amount and/or timing are uncertain.

b)	Contingent liabilities: possible obligations arising as a result of past events, whose materialization is dependent on the occurrence, or otherwise, of one or more future events falling outside the Group's control.

Provisions are recognized in the balance sheet wherever it is more likely than not that an outflow of resources will be required to settle the obligation. Contingent liabilities are not recognized in the consolidated balance sheet, but rather are disclosed in the Notes to the consolidated financial statements, unless the possibility of an outflow in settlement is considered to be remote.

Provisions are measured at the present value of the best possible estimate of the amount required to settle or transfer the obligation, taking into account the information available on the event and its consequences. Where discounting is used, adjustments made to provisions are recognized as financial expense on an accrual basis.

The compensation receivable from a third party on settlement of the obligation is recorded as an asset, provided that there are no doubts that the reimbursement will take place, unless there is a legal relationship whereby a portion of the risk has been externalized as a result of which the Company is not liable. In this situation, the compensation will be taken into account for the purpose of estimating the amount of the related provision that should be recorded.

Lawsuits and/or claims in progress

At 31 December 2014, 2013 and 2012 there were no lawsuits or legal claims in progress against the consolidated subsidiaries that could have a material effect on the consolidated annual financial statements for 2014, 2013 and 2012.

j)	Commitments to personnel

Multi-year remuneration plan

In 2013 Parent’s Directors approved a multi-year remuneration plan for certain Grupo Gadea employees. The plan consisted of payments of determined amounts during 2014, 2015 and 2016, accruing between 2013 and 2015, provided that the employees remain in the Group, and certain strategic objectives are met. The total amount for all the Group’s companies amounted to €360k. The amount accrued by the Group as at 31 December 2014 for this item amounted to €120k, recorded under “Trade and other payables-Other payables” in the 2014 consolidated balance sheet, and under “Personnel expenses-Balances, salaries and similar” in the 2014 consolidated income statement (the same amount and expense in the 2013 consolidated financial statements).

k)	Severance payments

Under current employment legislation, the Group companies are obliged to pay termination benefits to employees whose contract is terminated under certain conditions. Termination benefits that can be reasonably quantified are recognized as an expense in the year in which the decision to terminate the employment relationship is taken and there is a valid expectation on the part of the affected third party that the dismissal will take place. No provision of this nature was recorded in the 2014, 2013 and 2012 consolidated financial statements, as this situation is not expected to arise.

l)	Income tax

The income tax cost or income comprises both current income tax and deferred tax items.

Current income tax is the amount payable by the Group to settle income tax for a given year. Tax credits and other tax benefits, excluding tax withholdings, interim payments on account and tax loss carryforwards applied in the year reduce the current income tax liability.

The deferred tax expense or income relates to the recognition or derecognition of deferred tax assets and liabilities. These include timing differences measured at the amount expected to be payable or recoverable on differences between the carrying amount of the assets and liabilities and their tax bases, as well as tax losses pending carryforward and tax credits not applied. These amounts are recorded applying to the timing difference or credit in question the tax rate at which they are expected to be recovered or settled.

Deferred tax liabilities are recognized for all taxable timing differences, except for those arising from the initial recognition of goodwill and other assets and liabilities in operations that affect neither tax income nor accounting income and which are not a business combination.

However, deferred tax assets are recognized to the extent that the Company believes it is likely to have sufficient taxable profits in the future against which they can be used.

Deferred tax assets and liabilities from transactions charged or credited directly to equity are also recognized in a balancing entry under equity.

At the end of each reporting period, the deferred tax assets recorded are reviewed and appropriate adjustments are made where there are doubts as to their future recoverability. At the end of each reporting period the deferred tax assets that have not been recorded in the consolidated balance sheet are also reviewed and recognized if their recovery against future taxable profits is likely.

Gadea Grupo Farmacéutico, S.L.U. and its Spanish consolidated subsidiaries (Crystal Pharma, S.A.U., Gadea Biopharma, S.L.U., Bioraw, S.L.U. and Bionice, S.L.U.) file consolidated corporate income tax returns as part of Tax Group 0075/09, whose Parent is Gadea Grupo Farmacéutico, S.L.U. (Notes 1 and 17).

The Institute of Accounting and Auditing and the Group’s policies establish that for each company in the consolidated tax Group, the income tax or expense is determined based on the profit before taxes plus or minus any permanent differences from the taxable profit, which is understood as the tax base, less deductions and credits corresponding to each company of the tax Group in the consolidated tax regime.

m)	Revenues and expenses

Revenues and expenses are recorded on an accrual basis, i.e. when the actual flow of the related goods and services occurs, regardless of when the resulting monetary or financial flow occurs. Revenues are measured at the fair value of the consideration received, net of discounts and taxes.

Revenues are recognized when the significant risks and rewards of ownership of goods sold have been transferred to the buyer, the asset is no longer part of the operating assets of the company and effective control is not retained.

Revenue from services provided are proportionally recognized in the income statement using the percentage of completion method, provided the outcome of the transaction can be reliably estimated.

Revenues from the sale and transfer of pharmaceutical “dossiers” are recognized when the consideration received is non-refundable, it relates to the compensation of costs incurred before the sale or transfer, the Group has assumed no obligations under conditions other than those prevailing in the market, and the risks and rewards of ownership are substantially transferred. Otherwise, the receipt is recognized as deferred income until the commitments established fall due, for the remaining life of the product, or for a specific period established in the agreements.

Interest income from financial assets is recognized using the “effective interest rate” method. All interest accrued on financial assets after the acquisition date is recognized as income in the consolidated income statement.

n)	Classification of assets and liabilities as current

Assets and liabilities are classified as either current or non-current in the consolidated balance sheet. Current assets and liabilities are those that the Group expects to sell, use, or pay in the ordinary course of business, within 12 months. All other assets and liabilities are classified as non-current, except those that are expected to be recovered, used, or settled within 12 months of the end of the reporting period. When the Group does not have an unconditional right by the year end to defer settlement of a liability for at least twelve months as from the end of the reporting period, the liability is recorded as current.

o)	Transactions in foreign currency

Assets and liabilities whose price is stated in foreign currency are converted to the national currency using the exchange rate prevailing at the date of the transaction, or at the date when the assets were included in the Group’s equity.

Accounting entries in currencies other than the euro are translated at the end of the reporting period using the exchange rate prevailing at that date. The resulting gains or losses are directly expensed to the consolidated income statement for the corresponding year.

p)	Transactions with related parties

The Group carries out transactions with related parties on an arm’s length basis. Transfer prices are adequately documented, and therefore the Parent’s Sole Director believes that there are no associated risks that could give rise to material liabilities in the future.

q)	Environmental issues

Environmental assets and liabilities

Environmental assets are deemed to be assets used on a lasting basis in the Group’s operations whose main purpose is to minimize the Group’s environmental impact, and protect and improve the environment, including the reduction or elimination of future pollution. These assets are recorded under “Property, plant and equipment” in the consolidated balance sheet.

These assets are recorded under “Property, plant and equipment” in the consolidated balance sheet. Such assets are measured in accordance with the criteria disclosed in Note 5-c.

Environmental expenses

Expenses incurred to offset the environmental effects of the Group’s operations or corresponding to existing environmental commitments are recorded as environmental expenses. This includes expenses incurred to prevent pollution by existing operations, in waste treatment, decontamination, and environmental management and audit.

Said environmental expenses are treated as operating expenses in the period in which they are accrued and are recorded as such in the consolidated income statement.

r)	Discontinued operations

A discontinued operation is a line of business that has been terminated or disposed of, and whose assets, liabilities and profits can be distinguished physically, operationally or for financial accounting purposes. Revenues and expenses from discontinued operations are presented separately in the consolidated income statement.

During 2014, 2013 and 2012, the Group had no discontinued operations.

s)	Cash flow statements

The following terms are used in the cash flow statement with the meanings specified:

•	Cash flows: cash inflows or outflows, understood as short-term, highly liquid investments, subject to low risk of changes in value.

•	Operating activities: the Group’s principal revenue-producing and other activities that cannot be classified as investing or financing activities.

•	Investment activities: the acquisition, sale or disposal by other means of long term assets and other investments not classified as cash and cash equivalents.

•	Financing activities: activities that result in changes in the size and composition of equity and financial liabilities.

•	Cash and cash equivalents includes cash, current accounts with banks and deposits and reverse repurchase agreements which meet the following requirements:

–	They are convertible to cash.
–	They mature within three months of the acquisition date.
–	There is no significant risk of change in value.
–	They form part of the Company’s normal treasury management policies.

t)	Consolidated statement of changes in equity

The movements in consolidated net equity in the period are disclosed in the statement of changes in equity, comprising the statement of recognized income and expense and the statement of total changes in net equity:

Statement of recognized income and expenses

Income and expenses generated by the Group in the normal course of business during the period are recorded in this part of the consolidated statement of changes in equity, distinguishing between items recognized as income in the consolidated income statement of the period, and other income and expenses recorded directly in consolidated net equity, in accordance with the regulatory framework.

The statement of recognized income and expenses statement includes the following:

a)	The profit or loss for the period.

b)	Net income and expenses taken directly to consolidated net equity (revenues net of expenses incurred in the year that were taken directly to equity even though in the same year they will be transferred to the consolidated income statement or to the initial value of other assets or liabilities, or will be reclassified under another heading).

c)	Transfers to the consolidated income statement from consolidated net equity (remeasurement gains and losses and capital grants previously recorded in consolidated net equity, albeit in the same year).

d)	Total recognized income and expenses, calculated as the sum of the above.

The amounts of these items are recorded at their gross amount, showing their corresponding tax effect under the heading “Tax effect”.

Consolidated statement of changes in consolidated net equity

This statement discloses all changes to net equity including those that originate from changes in accounting criteria and from the correction of errors. It therefore reconciles the opening and closing carrying amounts of the items forming net equity, grouping the movements as follows:

a)	Adjustments due to changes in accounting policies and the correction of errors: changes in net equity as a result of the restatement of the balances in the financial statements due to changes in accounting policies or the correction of errors.

b)	Recognized income and expenses in the period: includes the aggregated total of all items recorded in the aforementioned consolidated income statement.

Other changes in net equity: the remaining items recorded in consolidated net equity, such as increases or decreases in the Parent’s capital, the distribution of income, operations with own equity instruments, payments with equity instruments, transfers between consolidated net equity items, and any other increase or decrease in consolidated net equity.

6.	Intangible assets

The movements under this heading and the related amortization and impairment losses in 2014, 2013 and 2012 are as follows:

	Thousands of Euros
	Balance at 31/12/11	Additions or Charges	Retirements	Balance at 31/12/12	Additions or Charges	Transfers from Property, Plant and Equipment (Note 7)	Balance at 31/12/13	Additions or Charges	Retirements Due to Changes in the Scope of Consolidation (Note 2-e)	Balance at 31/12/14

Cost-
Goodwill on consolidation	2,456	-	(47)	2,409	-	-	2,409	-	(229)	2,180
Other intangible assets:
Development	4,932	97	-	5,029	858	-	5,887	-	(1,434)	4,453
Patents, licenses and trademarks	15,956	-		15,956	-	-	15,956	-	-	15,956
Computer software	118	32	-	150	98	34	282	20	(53)	249
	23,462	129	(47)	23,544	956	34	24,534	20	(1,716)	22,838
Accumulated amortization-
Other intangible assets:
Development	(3,231)	(330)	-	(3,561)	(275)	-	(3,836)	(126)	114	(3,848)
Patents, licenses and trademarks	(13,419)	(1,641)	-	(15,060)	(370)	-	(15,430)	(318)	-	(15,748)
Computer software	(75)	(14)	-	(89)	(18)	-	(107)	(44)	21	(130)
	(16,725)	(1,985)	-	(18,710)	(663)	-	(19,373)	(488)	135	(19,726)
Impairment losses
Other intangible assets:
Development	-	-	-	-	(282)	-	(282)	(231)	282	(231)

Net-
Goodwill on consolidation	2,456			2,409			2,409			2,180
Other intangible assets:
Development	1,701			1,468			1,769			374
Patents, licenses and trademarks	2,537			896			526			208
Computer software	43			61			175			119
	6,737			4,834			4,879			2,881

Goodwill on consolidation

The breakdown of this caption of the balance sheets at 31 December 2014, 2013 and 2012 was the following:

	Thousands of Euros
Company	31/12/14	31/12/13	31/12/12

Crystal Pharma, S.A.U.	2,046	2,046	2,046
Crystal Pharma, Ltd.	134	134	134
Cyndea Pharma, S.L.	-	229	229
	2,180	2,409	2,409

On 24 April 2007 the Parent acquired shares representing 100% of the share capital of Crystal Pharma, S.A.U. and Ragactives, S.L.U., by means of a non-monetary contribution. The latter company was acquired in 2011 by Crystal Pharma, S.A.U. (Note 1). To calculate the goodwill on consolidation from this acquisition, the Group previously assigned a portion of the positive goodwill to patents and the ownership of certain active pharmaceutical ingredients (API) (based on the current value of the gross margin of these active pharmaceutical ingredients (API) being redeveloped), to its inventories of finished products and work in progress at that date (based on a margin applied to said inventories at the date of acquisition), and to a tax credit for R&D deductions pending application by the acquired companies at the end of the 2006 reporting period.

On 14 December 2005 Crystal Pharma, S.A.U. acquired shares representing 100% of the share capital of Crystal Pharma, Ltd., with registered address in Malta, and previously registered as Solea Pharma, Ltd. (Note 1). To calculate the goodwill on consolidation, the Group previously assigned a portion of the positive goodwill inherent in the property, plant and equipment of this company, based on an expert valuation made at the time of acquisition.

Additions and disposals in 2014, 2013 and 2012

In 2014 goodwill recorded in respect of Cyndea Pharma, S.L. was retired following the Parent's sale of its investment in said jointly controlled entity and its subsequent removal from the scope of consolidation (Note 2-e).

There were no other changes in “Goodwill on consolidation” during 2014 and 2013, nor was any part of its value reassigned to the Group’s other assets. No impairment loss was identified in respect of goodwill during 2014, 2013 and 2012.

During 2012 the goodwill on consolidation relating to Hunan Norchem Pharmaceutical Co., Ltd. (€47k) was retired following the Parent’s sale of a significant part of its shares in this company and its subsequent removal from the scope of consolidation.

Impairment tests

The Group used the “Discounted cash flow” method to determine the recoverable amount of both the goodwill recorded at 31 December 2014, 2013 and 2012, and the remaining intangible and property, plant and equipment associated with the cash generating units. The main assumptions used were the following:

•	The Business Plan, approved by the Board of Directors of Gadea Grupo Farmacéutico, S.L.U., which is used as a starting point for the Group’s budget for the next period, was used to prepare the Group’s financial projections for the following years and the cash generating units under review.

Apart from the forecast results, investment forecasts (constant from 2015) and forecasts of changes in non-financial working capital (that would increase annually) were also prepared.

•	The management annually prepare a business plan for each cash generating unit, covering a period typically of 5 years. The main components of this plan are the following:

–	Profit projections.
–	Investment and non-cash working capital projections.
•	These projections cover a period of 5 years.

•	At 31 December 2012 the most significant assumptions used are outlined below:

	Discount Rate (WACC)	Annual Growth in Sales (a)	Gross Margin Growth

Crystal Pharma, S.A.U.	10%	10% - 15%	Constant
Crystal Pharma, Ltd.	10%	10% - 25%	Constant
Cyndea Pharma, S.L.	10%	(a)	(a)

(a)	This company began production in 2011 and was expected to ramp up to its run-rate in the coming years.

•	At 31 December 2013 the most significant assumptions used for 2014 onwards were the following:

	Discount Rate (WACC)	Annual Growth in Sales (a)	Gross Margin Growth

Crystal Pharma, S.A.U.	12%	5%	Constant
Crystal Pharma, Ltd.	12%	5%	Constant
Cyndea Pharma, S.L.	12%	(a)	(a)
Gadea Biopharma, S.L.U.	12%	(b)	(b)

(a)	This company began production in 2011 and was expected to ramp up to its run-rate in the later years.

(b)	This company began trading in 2013 and was expected to reach full production capacity in later years.

•	At 31 December 2014 the most significant assumptions used for 2015 onwards, which the former Parent’s Directors and the Parent’s Sole Director considered prudent based on past experience of the Group's business, were the following:

	Discount Rate (WACC)	Annual Growth in Sales	Gross Margin Growth	Residual Growth Rate (b)

Crystal Pharma, S.A.U.	10%	5%	Constant	0%
Crystal Pharma, Ltd.	10%	5%	Constant	0%
Gadea Biopharma, S.L.U. (a)	10%	5%	Constant	0%

(a)	This consolidated subsidiary began trading in 2013 and is expected to reach full production capacity in later years.

(b)	The growth rate is zero for normalized cash flows from year 5 on, in accordance with International Accounting Standards.

Based on the latest financial projections prepared for the future years, the Parent’s Sole Director considers that the forecast profit and cash flows regarding each consolidated subsidiary strongly support the value of the goodwill and remaining intangible assets (except certain development expenses) and property, plant and equipment. They also believe that no impairments are required. They have also carried out a sensitivity analysis of the goodwill for the impairment tests, which conclude that reasonable changes in the main assumptions will not require impairment losses to be recorded.

Development

Development expenses at 31 December 2014, 2013 and 2012 mainly relate to expenses incurred by the Group on various projects to develop new products, some of which had been partially funded by the Agency of Financing, Innovation and Business Internationalization of Castilla y Leon (ADE) or the Ministry of Economy and Finance, and/or loans granted by different public bodies.

There were no additions in 2014. Additions in 2013 and 2012 (€858k and €97k, respectively) related mostly to the costs incurred by the jointly controlled entity Cyndea Pharma, S.L. for the pharmaceutical and clinical development of oral contraceptives, and the costs incurred by Gadea Biopharma, S.L.U. for the development of new ophthalmic and injectable medication, and to obtain intermediate active pharmaceutical ingredients (API) through biotechnical processes.

Retirements in 2014 relate to development expenses corresponding to the jointly controlled entity Cyndea Pharma, S.L. following its removal from the scope of consolidation (Note 2-e).

At the end of the 2014 and 2013 reporting periods, reasonable doubts regarding certain development projects were identified (given that in the current market conditions, they were not profitable, and/or it had been decided to postpone production until the economic situation improved and the product was more likely to be successful), and considered that their recoverable value was lower than their carrying amount. Therefore, impairment losses of €231k and €282k were recorded under “Impairment and gains on disposal of fixed assets-Impairments and losses” in the 2014 and 2013 consolidated income statements, respectively.

Patents, licenses and trademarks

At 31 December 2014, 2013 and 2012, the balance under this heading mainly corresponded to the valuation of the rights of Crystal Pharma, S.A.U.’s main products, following incorporation in the Group, and the cost of rights over a pharmaceutical ingredient acquired in 2010 by the related company, Gentec, S.A. for €2,000k.

At 31 December 2014, 2013 and 2012, the Parent´s Directors assessed the recoverable value of these intangible assets. The recoverable amount is the higher of fair value less selling costs and the value in use. To perform the “impairment test” Directors uses the “discounted cash flow” method to calculate the value of patents, licenses and trademarks, including both forecasts of profits and cash flows from the sale of certain products under these patents and licenses, and future investment requirements. Based on the analysis carried out, the value in use was greater than the carrying amount, and therefore no impairment was required.

Fully amortized items

The intangible asset costs amortized in 2014, 2013 and 2012 totalled €488k, €663k and €1,985k, respectively.

Certain assets belonging to the Group (mostly patents, trademarks, and development expenses) still in use at year-end were fully amortized at 31 December 2014, with a recorded cost of €17,700k (€17,257k and €15,528k at 31 December 2013 and 2012, respectively).

7.	Property, plant and equipment

The movements under this heading and the related depreciation and impairment losses in 2014, 2013 and 2012 are as follows:

2014

	Thousands of Euros
	Opening Balance	Additions or Charges	Retirements Due to Changes in the Scope of Consolidation (Note 2-e)	Transfers between Accounts	Closing Balance

Cost-
Land and buildings	9,894	1,099	(1,995)	66	9,064
Production equipment and other PP&E	37,216	5,411	(9,687)	1,243	34,183
PP&E in progress and advances	2,681	633	-	(1,309)	2,005
	49,791	7,143	(11,682)	-	45,252

Accumulated amortization-
Buildings	(1,292)	(225)	275	-	(1,242)
Production equipment and other PP&E	(19,987)	(3,156)	4,149	-	(18,994)
	(21,279)	(3,381)	4,424	-	(20,236)

Net-
Land and buildings	8,602				7,822
Production equipment and other PP&E	17,229				15,189
PP&E in progress and advances	2,681				2,005
	28,512				25,016

2013

	Thousands of Euros
	Opening Balance	Additions or Charges	Transfers between Accounts	Transfers to Intangible Assets (Note 6)	Closing Balance

Cost-
Land and buildings	7,069	457	2,368	-	9,894
Production equipment and other PP&E	30,189	3,880	3,147	-	37,216
PP&E in progress and advances	6,719	1,511	(5,515)	(34)	2,681
	43,977	5,848	-	(34)	49,791

Accumulated amortization-
Buildings	(1,096)	(196)	-	-	(1,292)
Production equipment and other PP&E	(17,205)	(2,782)	-	-	(19,987)
	(18,301)	(2,978)	-	-	(21,279)

Net-
Land and buildings	5,973				8,602
Production equipment and other PP&E	12,984				17,229
PP&E in progress and advances	6,719				2,681
	25,676				28,512

2012

	Thousands of Euros
	Opening Balance	Additions or Charges	Retirements, Transfers and Write-offs	Closing Balance

Costs-
Land and buildings	6,679	350	40	7,069
Production equipment and other PP&E	27,620	1,585	984	30,189
PP&E assets in progress and advances	3,772	4,458	(1,511)	6,719
	38,071	6,393	(487)	43,977

Accumulated depreciation-
Buildings	(922)	(174)	-	(1,096)
Production equipment and other PP&E	(14,403)	(2,802)	-	(17,205)
	(15,325)	(2,976)	-	(18,301)

Net-
Land and buildings	5,757			5,973
Production equipment and other PP&E	13,217			12,984
PP&E in progress and advances	3,772			6,719
	22,746			25,676

Land and buildings

Land and buildings at 31 December 2014 mainly relate to the production plants that the Group owns in Parque Tecnológico de Boecillo (Valladolid), in Parque Tecnológico de León and in San Cristóbal de Entreviñas (Zamora), the latter having been acquired in 2014. At 31 December 2013 this also included the proportional part of the production plant in Polígono Industrial Emiliano Revilla de Ólvega (Soria) owned by the jointly controlled entity Cyndea Pharma, S.L. (the Group disposed of its investment in this company during 2014).

At 31 December 2014, the net value of the land included in “Land and buildings” amounted to €1,992k (€1,925k at 31 December 2013 and 2012).

Additions in 2014, 2013 and 2012

2014

The main acquisitions in 2014 corresponded to: the acquisition by the consolidated subsidiary Bioraw, S.L.U. of a production plant in San Cristóbal de Entreviñas (Zamora) and investments in said plant to refurbish and improve the facilities and make them suitable for the production of intermediate active pharmaceutical ingredients (API) using biotechnical processes; investments in expanding the steroid production plant belonging to the consolidated subsidiary Crystal Pharma, S.A.U.; investments in the specialist pharmaceutical products plant in the Parque Tecnológico de León belonging to the consolidated subsidiary Gadea Biopharma, S.L.U.; and other investments to improve and refurbish the production plant belonging to Crystal Pharma, Ltd. in Malta.

Transfers from “Property, plant and equipment-Property, plant and equipment in progress and advances” to other asset headings relate mostly to the investments in the Boecillo plant (Valladolid).

2013

The most significant additions recorded during 2013 related to investments made to complete the construction and equipment in the Gadea Biopharma, S.L.U. production plant in Parque Tecnológico de León. This process began in previous years, and the plant began operating in late 2013. During 2013, Cyndea Pharma, S.L. also invested in a cold weighing chamber and laboratory equipment. At 31 December 2013 property, plant and equipment in progress also included investments made by Crystal Pharma, S.A.U. to acquire various reactors, centrifuge equipment and a vacuum rotary drum pre-coating machine, which were installed and commissioned during 2014.

Transfers from “Property, plant and equipment-Property, plant and equipment in progress and advances” to other asset headings relate mostly to the investments in the León factory that began operating in 2013.

2012

Additions in 2012 mainly correspond to the implementation of a soft gelatin capsule line in Cyndea Pharma, S.L., which amounted to €1.9m, and investments in the construction of the production plant for injectable and ophthalmic medication by Gadea Biopharma, S.L.U. in Leon, which amounted to €4.7m.

2014, 2013 and 2012 retirements

Retirements in 2014 relate to development expenses corresponding to the proportional part of the production plant in Polígono Industrial Emiliano Revilla de Ólvega (Soria) owned by the jointly controlled entity Cyndea Pharma, S.L., following the sale of the Group's investment in this company and its subsequent removal from the scope of consolidation (Note 2-e).

No property, plant and equipment were retired in 2013, while assets retired in 2012 generated a loss of €103k for the Group.

Firm purchase commitments of property, plant and equipment

At 31 December 2013, the Group had contracted firm purchase commitments in respect of property, plant and equipment which amounted to €140k (€1,042k at 31 December 2012) whose delivery is scheduled for 2014.

Mortgage loans and other charges

The land and buildings of the production plant at Parque Tecnológico de León were mortgaged as a guarantee for the payment of a loan granted to the Parent whose outstanding principal to be repaid at 31 December 2014 and 2013 amounted to €2,713k and €2,998k, respectively (Note 16).

At 31 December 2012, Crystal Pharma S.A.U.’s land and buildings were mortgaged to guarantee the repayment of two loans granted to the Group, on which the outstanding principal amounted to €74k and €136k, respectively. During 2013, the outstanding principal of each loan was entirely repaid by the Group, and these mortgage guarantees were cancelled. Therefore, at 31 December 2014 and 2013, the land and buildings at Parque Tecnológico de Boecillo (Valladolid) were not encumbered with any mortgage.

Subsidies granted

The acquisition of some of the Group’s property, plant and equipment has been partially financed through investment grants received from public bodies (Note 14).

Capitalized financial expenses

The Group did not capitalize financial expenses as an increase in the carrying amount of “Property, plant and equipment” in 2012, 2013 or 2014.

Operating leases

In its capacity as lessee, Grupo Gadea’s most significant operating leases at 31 December 2014, 2013 and 2012 relate to transport, furniture and machinery. The total lease expense during 2014 amounted to €120k (€133k and €151k in 2013 and 2012, respectively) and was recorded under “Other operating expenses-Exterior services” in the consolidated income statement (Note 19). These lease payments relate to the contractually agreed minimum payments. There are no contingent payments.

At 31 December 2014, 2013 and 2012, and in accordance with the Group’s lease agreements, the minimum payment commitments that the Group had to lessors were not significant.

Assets located abroad

The Group’s property, plant and equipment located outside of Spain at 31 December 2014 were those owned by Crystal Pharma, Ltd., whose carrying amount at this date amounted to €1,089k (€882k and €980k at 31 December 2013 and 2012, respectively).

Fully depreciated assets

The property, plant and equipment cost amortized in 2014, 2013 and 2012 totalled €3,381k, €2,978k and €2,976k.

At 31 December 2014, 2013 and 2012, the Group had fully depreciated tangible assets still in use at year-end whose total cost value and accumulated depreciation amounted to €10,554k, €9,609k and €6,881k, respectively:

	Thousands of Euros
Asset Type	31/12/14	31/12/13	31/12/12

Machinery and equipment	10,011	8,151	6,544
Other installations, tools and furniture	159	88	76
Other fixed assets	384	1,370	261
	10,554	9,609	6,881

Insurance policy

The Group has insurance policies to cover the possible risks relating to property, plant and equipment. The Parent’s Sole Director considers that the cover provided by these policies is adequate.

8.	Financial investments

The breakdown of “Non-current financial investments” and “Current financial investments” in the consolidated balance sheets at 31 December 2014, 2013 and 2012 is as follows:

	Thousands of Euros
Item	31/12/14	31/12/13	31/12/12

Non-current financial investments-
Third party loans	-	1,000	-
Equity instruments	9	64	246
Non-current deposits and guarantees	13	12	11
	22	1,076	257
Current financial investments-
Third party loans	-	147	915
Other financial assets	1,006	4	264
	1,006	151	1,179

Non-current financial investments-Equity instruments

At 31 December 2012, the main investment related to a share in the capital of Hunan Norchem Pharmaceutical Co., Ltd. (Chinese company located in Hunan whose corporate purpose is the manufacture of pharmaceutical products). During 2013, this shareholding was sold for a price similar to its carrying amount, generating no gain for the Group.

At 31 December 2013, the balances under this caption related to non-controlling interests in other companies, such as Iberaval, S.G.R. (mutual guarantee company based in Castilla y León) and Prouniol, S.A. (a company whose corporate purpose is to act as a vehicle for investors in the development of an industrial estate in Ólvega, Soria).

At 31 December 2014, the balances under this caption related to non-controlling interests in other companies, such as Iberaval, S.G.R.

These investments were recorded at their acquisition cost.

Non-current third party loans

At 31 December 2013, non-current third-party loans corresponded to the portion of a €2,000k participating loan granted by the Parent to the jointly controlled entity Cyndea Pharma, S.L. that had not been eliminated on consolidation, and was collectable by another shareholder of Cyndea Pharma, S.L. This loan matures on 1 January 2019, and bears a fixed interest rate of 4%, and a variable interest rate of up to 2% (based on the operating profits of Cyndea Pharma, S.L.).

The sale agreement in respect of the Group's investment in Cyndea Pharma, S.L., signed on 19 September 2014 (Note 2-e) stipulated that this loan must be repaid early, and said repayment was made prior to the end of the 2014 reporting period.

At 31 December 2014 the Group had no loans or credits pending collection from Cyndea Pharma, S.L. or its current shareholders.

Current third party loans

The amount recorded under this heading in the balance sheet at 31 December 2012 corresponded to a part (€915k) of the price of sale of a 61.67% shareholding in Hunan Norchem Pharmaceutical Co., Ltd., which was collected in 2013.

Other current financial assets

The amount recorded under this heading in the balance sheet at 31 December 2014 corresponds mainly to a €1m term deposit with a financial institution which accrues interest at market rates.

Although this deposit matures in 2016, the contract allows the Group to close the account without penalty on certain dates prior to the final maturity date. As the deposit is, therefore, in practice available in the short term, the Parent's Directors decided to record it under “Current assets” in the consolidated balance sheet at 31 December 2014.

The amount recorded under this heading in the balance sheet at 31 December 2012 corresponds to the proportional part attributable to Gadea Group of the current account held with Cyndea Pharma, S.L. which accrues interest at market rates.

9.	Inventories

At 31 December 2014, 2013 and 2012, the Group’s inventories comprised the following:

	Thousands of Euros
Item	31/12/14	31/12/13	31/12/12

Raw materials and other supplies	7,446	5,170	4,403
Work in progress	6,766	7,059	5,915
Finished products	5,738	8,175	6,126
Prepayments to suppliers	23	20	70
	19,973	20,424	16,514

Commitments to buy and sell inventories

At 31 December 2014, the Group had firm purchase commitments for raw materials amounting to $5,443k (approximately €4,498k) with delivery scheduled for the first months of 2015 (€7,912k and €4,058k at 31 December 2013 and 2012, with delivery scheduled for the first months of 2014 and 2013, respectively). At 31 December 2014, the Group also had firm sales commitments for finished products amounting to €14,224k and $10,439k (approximately €22,815k) with delivery also scheduled for the first months of 2015 (€7,547k and $11,611k at 31 December 2013, with delivery scheduled for the first months of 2014 and €4,742k and $18,451k at 31 December 2012, with delivery schedule for the first months of 2013).

Insurance policy

The Group has insurance policies to cover the possible risks relating to inventories. The Parent’s Sole Director considers that the cover provided by these policies is adequate.

10.	Sales and services provided to clients

Trade receivables at 31 December 2014, 2013 and 2012 were as follows:

	Thousands of Euros
Item	31/12/14	31/12/13	31/12/12

Sales and services provided to clients	16,606	13,554	13,210
Trade receivables, related parties (Note 20)	2,295	2,079	1,584
	18,901	15,633	14,794

The Group has credit guarantee policies to ensure the collection of a significant part of the individual customer balances, within the risk limits previously approved. At 31 December 2014, 2013 and 2012, no impairment losses reduced the fair value of “Trade receivables”.

In February 2012, the consolidated subsidiary Crystal Pharma, S.A.U. appeared before the International Court of Arbitration of the International Chamber of Commerce upon the request of one of its customers (sales agent in the North American market) against an end customer (manufacturer of general pharmaceutical products) to recover receivables for sales made in July 2011 that had not been paid in full. At 31 December 2012 the Group received an initial payment from the client for 25% of the total invoice. However, at 31 December 2012 and 2013, the sales agent still had an account receivable amounting to €1,718k ($2,242k).

The arbitration process ended in June 2013, and a ruling issued and published on 7 January 2014, upholding in full the claim presented by Crystal Pharma, S.A.U. At 4 February 2014, the outstanding amount was received. The same ruling gave the subsidiary the right to recover its legal costs from the other party (without quantifying the amount). Therefore, at 31 December 2013, Crystal Pharma, S.A.U. recognized a receivable of €290k, being the best estimate of the costs incurred in this process, which the Group expected to recover during 2014. The amount recovered by this concept in 2014 did not differ significantly from that estimated by the Group.

11.	Cash and cash equivalents

Cash

At 31 December 2014, 2013 and 2012, the cash recorded in the consolidated balance sheet mainly corresponded to amounts deposited in Grupo Gadea’s current accounts with financial entities, which are almost entirely in euros or US dollars, freely drawable and bearing interest at market rates.

Other cash equivalents

“Other cash equivalents” in the consolidated balance sheet comprised of highly liquid financial investments (time deposits) that are easily converted to cash and maturing in less than three months. They do not have significant risks in changing value and form part of the Group’s normal cash Directors.

At 31 December 2014, the Group had a €70k fixed term deposit with a financial entity, maturing after 3 months from the transaction date and bearing interest at 2%.

At 31 December 2013 the balance under this heading corresponded to a €66k fixed term deposit with a financial institution which bore interest at 2%.

The balance at 31 December 2012 related to two 3-month deposits placed in November 2012 by Crystal Pharma, S.A.U. amounting to €2,800k and bearing interest at market rates and an interest-bearing account held by Crystal Pharma, Ltd. of €62k with a yield in line with market rates (approximately 2%).

Foreign cash and cash equivalents

At 31 December 2014 Crystal Pharma, Ltd. had balances in Maltese bank accounts, which are disclosed below in compliance with Article 2 bis 4 b) of Royal Decree 1558/2012:

-	Current account number MT33MMEB44428000000042111989001 with a balance of €468k at 31 December 2014 which was opened in HSBC Bank (Malta) PLC, Operations Center, Mill Street. Qormi QRM 3103, Malta (the balances at 31 December 2013 and 2012 amounted to €123k and €68k, respectively).

-	Deposit number MT55VALL22013000000040018825266 with a balance of €70k at 31 December 2014, which was opened in Bank of Valletta PLC, Wignacourt Centre, Triq II Kbira San Guzepp, Santa Venera SVR 1011, Malta (the balances at 31 December 2013 and 2012 amounted to €66k and €62k, respectively).

12.	Shareholders’ funds (Capital and reserves)

Capital

At 31 December 2014, 2013 and 2012, Gadea Grupo Farmacéutico, S.L.’s share capital comprised of 2,618,923,039 shares, each with a nominal value of €0.01, that were fully subscribed and paid. All shares have the same voting and dividend rights.

Gadea Grupo Farmacéutico, S.L.’s shareholder structure at 31 December 2014, 2013 and 2012 was the following:

	Percentage Shareholding
Shareholder	31/12/14	31/12/13	31/12/12

Tendeña XXI, S.L.	38.22	38.22	35.81
Gentec, S.A.	18.35	18.35	17.23
3-Gutinver, S.L. (a)	13.68	13.68	12.06
Tecnológico Seguranza, F.C.R., R.S. Fund	-	-	9.73
Other shareholders	29.75	29.75	25.17
	100.00	100.00	100.00

(a)	3-Gutinver, S.L. directly owned a shareholding of 13.68%, and indirectly owned 25.49% through Tendeña XXI, S.L. (a company in which 3-Gutinver, S.L. had a 66.70% shareholding) and 0.71% indirectly through Antartis Pharma, S.L. (a company in which 3-Gutinver, S.L. had an 11.49% shareholding).

During 2013, the Tecnológico Seguranza, F.C.R, R.S. fund ceased to be a shareholder of the Parent, and its shareholding was acquired by other partners.

A change in the Parent's shareholder structure in March 2015 means Gentec, S.A. is no longer a shareholder, its investment having been acquired by a majority of the other shareholders of the Parent. Later, on 16 July 2015 all the share capital of the Parent was acquired by the company Exirisk Spain, S.L.U., whose registered offices are in Madrid (Spain) and whose owner is the AMRI Group, an international group (Note 1). Accordingly, pursuant to Article 13 of the Consolidated Spanish Limited Liability Companies Law, the Parent's status as a sole-shareholder company and the identity of its shareholder has been registered at the Mercantile Registry of Valladolid (Spain). Additionally, in July 2015 the Board of Directors of Gadea Grupo Farmacéutico, S.L.U. has been replaced by a Sole Director.

Share premium

Current sales legislation allows the use of the share premium to increase the capital, and does not establish any restriction as to its use.

Reserves and retained earnings

Parent’s reserves

The table below shows the Parent’s reserves and the distribution thereof at 31 December 2014, 2013 and 2012:

	Thousands of Euros
	31/12/14			31/12/13			31/12/12
	Unrestricted	Restricted	Total	Unrestricted	Restricted	Total	Unrestricted	Restricted	Total

Legal reserves	-	2,136	2,136	-	1,502	1,502	-	1,319	1,319
Other reserves	2,426	-	2,426	1,069	-	1,069	419	-	419
Consolidated reserves	-	(1,844)	(1,844)	-	6,900	6,900	-	-	-
	2,426	292	2,718	1,069	8,402	9,471	419	1,319	1,738

Legal reserves

Under the Revised Text of the Spanish Limited Liability Companies Law, 10% of net profit for each year must be transferred to the legal reserve until the balance of this reserve reaches at least 20% of the share capital (Note 4). At 31 December 2014, 2013 and 2012, the legal reserve did not reach 20% of the Parent’s share capital.

The legal reserve can be used to increase capital provided. Otherwise, and until the legal reserve exceeds 20% of share capital, it can only be used to offset losses, provided that no other reserves are available for that same purpose.

Other reserves

Other reserves correspond to unrestricted voluntary reserves recorded in the Parent’s accounts at 31 December 2014, 2013 and 2012.

Reserves in consolidated companies

The breakdown by company of the reserves in the consolidated balance sheets at 31 December 2014, 2013 and 2012 was the following:

	Thousands of Euros
Company	31/12/14	31/12/13	31/12/12

Reserves in Parent Company (a)	-	-	(1,349)

Reserves in consolidated subsidiaries-
Crystal Pharma, S.A.U.	5,672	177	5,476
Crystal Pharma, Ltd.	596	159	(101)
Gadea Biopharma, S.L.U.	(2,288)	(754)	(182)
	3,980	(418)	5,193
Reserves in jointly controlled entities-
Cyndea Pharma, S.L. (b)	-	(3,326)	(2,092)
	3,980	(3,744)	1,752

(a)	At 31 December 2014 and 2013 these reserves are broken down in the “Parent’s reserves” detail.

(b)	Following the removal of this jointly controlled entity from the scope of consolidation in 2014, the reserves contributed by said entity were assigned to the Parent as the owner of the shareholding in Cyndea Pharma, S.L.

The consolidated subsidiary Crystal Pharma, S.A.U. is not allowed to distribute its voluntary reserves until the development expenses capitalized as intangible assets are fully amortized, unless the amount of unrestricted reserves is at least equal to the unamortized balances. At 31 December 2014, therefore, reserves of €45k were classified as restricted (€140k and €310k at 31 December 2013 and 2012, respectively).

In accordance with Article 273 of the Revised Text of the Spanish Limited Liability Companies Law, Crystal Pharma, S.A.U. must appropriate a restricted reserve equivalent to at least 5% of the goodwill recognized in the balance sheet. If no, or insufficient profit has been generated, the appropriation will be charged to unrestricted reserves. The proposed distribution of 2014 profits not yet having been approved, at 31 December 2014 Crystal Pharma, S.A.U. appropriated restricted reserves of €105k (€70k and €35k at 31 December 2013 and 2012, respectively).

Contribution of the consolidated companies to the profit or loss for 2014, 2013 and 2012 attributable to the Parent

The breakdown, by company, of “Profit for the year attributed to Parent” in the consolidated balance sheets at 31 December 2014, 2013 and 2012, was the following:

	Thousands of Euros
Company	2014	2013	2012

Gadea Grupo Farmacéutico, S.L.U.	4,464	(559)	(566)
Crystal Pharma, S.A.U.	10,880	7,895	5,963
Crystal Pharma, Ltd.	141	436	(202)
Cyndea Pharma, S.L.	(396)	(917)	(1,386)
Gadea Biopharma, S.L.U.	(1,555)	(1,534)	(572)
Bioraw, S.L.U.	(439)	-	-
Bionice, S.L.U.	(2)	-	-
	13,093	5,321	3,237

13.	Remeasurements

Movements in this caption in the 2014, 2013 and 2012 consolidated balance sheets were the following:

Thousands of Euros

Balance at 31 December 2011	(50)
Change in fair value of hedging derivatives	7
Tax effect	(2)
Balance at 31 December 2012	(45)
Transfers to the 2013 income statement	43
Tax effect (Note 17)	(13)
Balance at 31 December 2013	(15)
Transfers to the 2014 income statement	21
Tax effect (Note 17)	(6)
Balance at 31 December 2014	-

At 31 December 2013 and 2012, all balances related to changes in the fair value of financial hedging instruments.

Grupo Gadea uses financial hedging derivatives to mitigate and reduce its exposure to changes in interest rates (Note 16). These derivatives were designated as “cash flow hedges”, as they met all the requirements in Spanish GAAP to be treated as “hedging instruments” (Note 5-e).

14.	Grants, donations and legacies received

The non-refundable investment grants received by Grupo Gadea (which at 31 December 2014 related, in their entirety, to the consolidated subsidiaries in which there are no non-controlling interests) and recorded under “Net Equity”, and the income from these grants taken to the 2014, 2013 and 2012 consolidated income statements were as follows:

2014

		Thousands of Euros
Consolidated Company	Year Recorded	Balance at 31/12/13	Additions	Tax Effect	Taken to 2014 Income	Tax Effect of the Charges	Adjustments	Balance at 31/12/14

Crystal Pharma, S.A.U.	1997 to 2012	347	-	-	(48)	15	21	335
Gadea Biopharma, S.L.U.	2012 & 2013	206	838	(251)	(135)	40	45	743
Cyndea Pharma, S.L.: (a)
MINECO/ Regional Incentives	2007	358	-	-	(512)	154	-	-
ADE/ Special Interest Incentives	2006	1,003	-	-	(1,433)	430	-	-
Other	2007 & 2012	178	-	-	(254)	76	-	-
Non-refundable investment grants		2,092	838	(251)	(2,382)	715	66	1,078

(a)	The grants ceded to Cyndea Pharma, S.L. were taken to income in 2014 following its removal from the scope of consolidation (Note 2-e).

2013

		Thousands of Euros
Consolidated Company	Year Recorded	Balance at 31/12/12	Additions	Tax Effect	Taken to Income in 2013	Tax Effect of the Charges	Balance at 31/12/13

Crystal Pharma, S.A.U.	1997 to 2012	592	-	-	(349)	104	347
Gadea Biopharma, S.L.U.	2012 & 2013	41	258	(77)	(23)	7	206
Cyndea Pharma, S.L.:
MINECO/ Regional Incentives	2007	412	-	-	(77)	23	358
ADE/ Special Interest Incentives	2006	1,154	-	-	(215)	64	1,003
Other	2007 & 2012	201	-	-	(34)	11	178
Non-refundable investment grants		2,400	258	(77)	(698)	209	2,092

2012

		Thousands of Euros
Consolidated Company	Year Recorded	Balance at 31/12/11	Additions	Tax Effect	Taken to 2012 Income	Tax Effect of the Charges	Balance at 31/12/12

Crystal Pharma, S.A.U.	1997 to 2010	836	-	-	(348)	104	592
Gadea Biopharma, S.L.U.	2012	-	61	(18)	(3)	1	41
Cyndea Pharma, S.L.:
ADE/ Special Interest Incentives	2006	1,305	-	-	(216)	65	1,154
MINECO/Regional Incentives	2006	466	-	-	(77)	23	412
Other	2006	38	244	(73)	(11)	3	201
Non-refundable investment grants		2,645	305	(91)	(655)	196	2,400

These grants were awarded mainly to finance the acquisition of property, plant and equipment (principally, new production lines and technological improvements).

Additions in 2014 corresponded to a Special Interest Incentive subsidy received from the Agency of Financing, Innovation and Business Internationalization of Castilla y Leon (ADE) totalling €838k to finance investments in buildings, technical facilities, machinery and IT equipment in the plant located at the Parque Tecnológico de León owned by the consolidated subsidiary Gadea Biopharma, S.L.U. At 31 December 2014 this subsidy was pending collection and was recorded under “Trade and other receivables-Other receivables from public authorities” in the consolidated balance sheet at that date (Note 17) as the Parent's Directors consider that it will be collected in 2015.

The capital grants corresponding to Cyndea Pharma, S.L. were retired in 2014 following its removal from the scope of consolidation (Note 2-e).

Additions in 2013 corresponded to a subsidy received to finance equipment in the plant located at the Parque Tecnológico de León owned by the consolidated subsidiary Gadea Biopharma, S.L.U. for the project “Research and development of lyophilized sterile products and pioneering steroid hormones for biotransformation processes”.

The additions recognized in 2012 corresponded for the most part to Cyndea Pharma, S.L. which obtained loans from the Ministry of Economy and the CDTI in the amounts of 1,000 thousand euros and 750 thousand euros, respectively. The Group recognized the difference between the present value of those financing agreements and the face value of the principal received as grants related to assets. They are reclassified to profit and loss on a systematic straight-line basis over the useful lives of the fixed assets they finance.

Compliance with the terms and conditions of the grants

The Parent’s Sole Director considers that they have complied and will continue to fully comply with the terms and conditions established in the Individual Grant Award Decisions for the grants recorded under “Net Equity” at 31 December 2014.

15.	Non-controlling interests

The balance recorded under this caption in the consolidated balance sheet corresponds to the value of non-controlling interests in fully consolidated companies. The balance recorded under “Income attributable to Non-controlling interests” in the consolidated income statement corresponds to non-controlling interests' share of profit and loss for the year.

However, at 31 December 2014, 2013 and 2012 the Group did not have any non-controlling interests and therefore no balance is recorded under these headings at those dates.

The movements of this consolidated balance sheet heading during 2012 are provided below:

	Thousands of Euros
	Opening Balance	Additions/ (Derecognitions)	Gain/(Loss)	Closing Balance

Hunan Norchem Pharmaceutical Co., Ltd.	475	(475)	-	-

16.	Financial liabilities, suppliers and other payables

Non-current and current payables

The breakdown of the “non-current payables” and “current payables” balances included in the consolidated balance sheets at 31 December 2014, 2013 and 2012 is as follows:

	Thousands of Euros
	31/12/14			31/12/13			31/12/12
Description	Current Liability	Non- current Liability	Total	Current Liability	Non- current Liability	Total	Current Liability	Non- current Liability	Total

Payables to financial institutions-
Loans	5,548	6,716	12,264	7,846	7,537	15,383	5,864	7,902	13,766
Discount facilities and funding for foreign operations	509	-	509	4,545	-	4,545	4,890	-	4,890
Interest payments	14	-	14	44	-	44	36	-	36
	6,071	6,716	12,787	12,435	7,537	19.972	10,790	7,902	18,692

Derivatives	-	-	-	22	-	22	65	-	65

Other financial liabilities-
Loans granted by public bodies	949	5,071	6,020	863	5,314	6,177	399	4,190	4,589
Less- Implicit interest	(21)	(163)	(184)	(78)	(371)	(449)	-	-	-
Capex suppliers	499	-	499	674	-	674	1,526	297	1,823
Other financial liabilities	458	1,425	1,883	153	1,000	1,153	-	-	-
	1,885	6,333	8,218	1,612	5,943	7.555	1,925	4,487	6,412
	7,956	13,049	21,005	14,069	13,480	27,549	12,780	12,389	25,169

At 31 December 2014, 2013 and 2012 the maturity schedule of the Group’s financial debt was the following:

	Thousands of Euros
	Year of Maturity:
	2013	2014	2015	2016	2017	2018	2019	2020 Onwards	Total

At 31/12/14	-	-	7,956	7,113	2,877	954	607	1,498	21,005
At 31/12/13	-	14,069	5,039	3,587	1,615	2,021	375	843	27,549
At 31/12/12	12,780	4,796	2,613	1,931	955	475	475	1,144	25,169

Payables to financial institutions

Loans

At 31 December 2014, 2013 and 2012 the Group had been granted the following loans by various financial institutions:

	Thousands of Euros
	At 31/12/14			At 31/12/13			At 31/12/12
	Maturity:			Maturity:			Maturity:
Consolidated Company	Current	Non- current	Total	Current	Non- current	Total	Current	Non- current	Total

Crystal Pharma, S.A.U. (k)	-	-	-	-	-	-	74	-	74
“ (a)	-	-	-	610	-	610	639	610	1,249
“ (b)	500	750	1,250	500	1,250	1,750	375	1,625	2,000
“ (c)	1,000	584	1,584	1,000	1,583	2,583	-	-	-
“ (d)	374	592	966	359	967	1,326	-	-	-
“ (e)	681	350	1,031	652	1,031	1,683	-	-	-
“ (f)	-	-	-	1,764	-	1,764	-	-	-
“ (g)	1,000	1,500	2,500	-	-	-	-	-	-
“ (h)	662	904	1,566	-	-	-	-	-	-
“ (i)	824	1,203	2,027	-	-	-	-	-	-
Cyndea Pharma, S.L.	-	-	-	2,470	1,367	3,837	957	3,837	4,794
“	-	-	-	-	-	-	1,458	-	1,458
Gadea Biopharma, S.L.U. (j)	507	833	1,340	491	1,339	1,830	477	1,830	2,307
Gadea Grupo Farmacéutico, S.L. (k)	-	-	-	-	-	-	136	-	136
“	-	-	-	-	-	-	1,748	-	1,748
	5,548	6,716	12,264	7,846	7,537	15,383	5,864	7,902	13,766

(a)	Loan granted by Banco de Castilla, S.A. on 18 November 2010 for an initial amount of €2,500k, repayable in regular instalments with the last payment made on 18 November 2014.

(b)	Loan granted by Banco Santander, S.A. on 5 June 2012 for an initial amount of €2,000k, repayable in 16 quarterly installments with a one year grace period (the last payment falling due on 5 June 2017).

(c)	Loan granted by Bankia, S.A. on 12 June 2013 under the “2013 ICO-Companies and Entrepreneurs” Financing Agreement, for an initial amount of €3,000k. Loans under this agreement are granted to fund investments in productive fixed assets, the acquisition of companies or to launch new businesses. The loan is repayable in 36 monthly installments (with the final installment due on 10 July 2016).

(d)	Loan granted by Banco Santander, S.A. on 19 June 2013 under the “2013 EIB-SME-Medium-Sized Enterprises” Financing Agreement., for an initial amount of €1,500k. The principal is repayable in 48 monthly installments (with the final installment due on 19 June 2017).

(e)	€2,000k loan granted by Banco Bilbao Vizcaya Argentaria, S.A. on 19 June 2013 under the “ICO-Companies and Entrepreneurs” Financing Agreement to update Crystal Pharma, S.A.U.’s equipment. The loan is repayable in 36 monthly installments (with the final installment due on 16 June 2016).

(f)	€3,000k loan granted by Banco Popular Español, S.A. on 18 June 2013 under the “ICO- Empresas circulante 2013” Financing Agreement to finance Crystal Pharma, S.A.U.’s working capital requirements. The loan is repayable in 12 monthly installments with the final installment due on 10 July 2014.

(g)	Loan granted by Bankia, S.A. on 22 May 2014 under the “2014 ICO-Companies and Entrepreneurs” Financing Agreement, for an initial amount of €3,000k. Loans under this agreement are granted to fund investments in productive fixed assets, the acquisition of companies or to fund working capital. The loan is repayable in 36 monthly installments (with the final installment due on 20 June 2017).

(h)	Loan granted by Banco Bilbao Vizcaya Argentaria, S.A. on 30 April 2014 under the “2014 ICO-Companies and Entrepreneurs” Financing Agreement, for an initial amount of €2,000k. The loan is repayable in 36 monthly installments (with the final installment due on 30 April 2017).

(i)	Loan granted by Banco Santander, S.A. on 22 May 2014 under the “2014 IEIB-SME-Medium-Sized Enterprises” Financing Agreement., for an initial amount of €2,500k. Loans under this agreement are granted to fund investments in productive fixed assets. The loan is repayable in 36 monthly installments (with the final installment due on 22 May 2017).

(j)	Loan granted by Banco Bilbao Vizcaya Argentaria, S.A. on 6 July 2012 for an initial amount of €2,500k to fund investments made by Gadea Biopharma, S.L.U. in its production plant. The loan is repayable in 60 monthly installments (with the final installment due in July 2017).

(k)	As a guarantee for these loans, a mortgage had been arranged on certain land and buildings of Crystal Pharma, S.A.U. These loans were repaid in full in 2013.

All these loans bear interest at a rate equivalent to the Euribor plus a market spread.

Short-term discount facilities and funding for foreign transactions (imports and exports)

At 31 December 2014, the Group had been granted various short-term discounting facilities and funding for foreign transactions by various financial institutions with a combined total limit of €10,500k. As at this date, the Group had a combined total of €509k drawn down (at 31 December 2013 and 2012 the funding limit was €10,250k and €7,436k, respectively, and the drawn down balance totalled €4,545k and €4,890k, respectively).

At 31 December 2013 and 2012, the Group had been granted working capital financing by a financial institution, with a limit of €750k, which was undrawn at said dates.

Derivatives

The only derivative financial instrument contracted by the Group in 2014, 2013 and 2012, which matured in June 2014, was the following:

Derivative	Notional in Thousands of Euros	Contract Date		Contract Expiry Date	Interest Rate Payable	Interest Rate Receivable

Classified as a hedging instrument	1,500	4/06/2009	(a)	09/06/2014	3-month Euribor	3-month Euribor
Interest Rate Swap					Floating rate (1.75% and 3.75%)	CAP rate 3.9%

(a)	The effective start date was 8 June 2009.

Grupo Gadea used an in-house IRS valuation model that uses as its inputs the Euribor and long-term swap market curves to determine the fair value of interest rate derivatives.

The fair values of this derivative financial instrument at 31 December 2013 and 2012 were €22k and €64k, respectively, and were recorded, given its maturity date, under “Current payables-Derivatives” in the consolidated balance sheets at that dates.

In 2014 and 2013 the Group recorded payments in the year in settlement of said instruments totalling €22k and €43k, respectively.

Interest rate sensitivity analysis

Changes in the fair value of the interest rate derivative contracted by Grupo Gadea depend on movements in the Euribor and long-term swap market curves. An analysis of the sensitivity (changes fair value at 31 December 2013) of the fair value of the derivative recorded in “Net Equity” (“hedge accounting”) to changes to the euro interest rate yield curve, did not lead to significant impacts for Grupo Gadea.

Other financial liabilities

The breakdown of these items in the consolidated balance sheets at 31 December 2014, 2013 and 2012 was the following:

	Thousands of Euros
	31/12/14			31/12/13			31/12/12
Item	Current Liability	Non-current Liability	Total	Current Liability	Non-current Liability	Total	Current Liabilities	Non-current Liabilities	Total

Loans granted by public bodies	949	5,071	6,020	863	5,314	6,177	399	4,190	4,589
Less- Implicit interest	(21)	(163)	(184)	(78)	(371)	(449)	-	-	-
Other financial liabilities	957	1,425	2,382	827	1,000	1,827	1,526	297	1,823
	1,885	6,333	8,218	1,612	5,943	7,555	1,925	4,487	6,412

Loans granted by public bodies

At 31 December 2014, the most significant loans granted by public bodies to Grupo Gadea were the following:

–	A loan granted by the European Investment Bank (EIB) through the Castilla y León Business Innovation, Financing, and Internationalization Agency (ADE)

In 2012, the Parent received a €2,998k mortgage loan, secured against the land and buildings owned by Gadea Biopharma, S.L.U., with Crystal Pharma, S.A.U. acting as guarantor. This loan, which accrues an annual interest rate equivalent to the Euribor plus a market spread, was granted to finance the investment project for the production plant located in Parque Tecnológico de León owned by Gadea Biopharma, S.L.U. (Note 7). The outstanding principal at 31 December 2014 was €2,713k (€2,998k at 31 December 2013 and 2012). The loan is repayable in 32 quarterly installments of €93.7k with the first installment payable on 9 May 2014 and the last on 7 February 2022.

–	Loans granted by the Centre for the Development of Industrial Technology (CDTI)

•	In 2006, the Centre for the Development of Industrial Technology granted Crystal Pharma, S.A.U. a €1,851k loan to finance the investment project for the construction and commissioning of the highly active potent ingredients (HAPI) plant and to finance the development expenses necessary for the subsequent production of these active pharmaceutical ingredients (API). This loan, which does not have a set contractual interest rate, is recorded as a liability in the consolidated balance sheets at 31 December 2014, 2013 and 2012 at “amortized cost”.

The loan is repayable in 13 half-yearly installments of €142k with the first installment payable on 15 April 2009 and the last on 15 April 2015. The outstanding principal at 31 December 2014 was €142k (€426k and €710k at 31 December 2013 and 2012, respectively).

•	The consolidated subsidiary Gadea Biopharma, S.L.U. was granted two subsidies by the Centre for the Development of Industrial Technology (CDTI) to finance two R&D projects. The details of the subsidies, which were awarded in 2013 and received in 2014, are as follows:

➢	A partially refundable grant of €476k (of which €413k is refundable and €63k is non-refundable) which had been collected in its entirety at 31 December 2014 and used to fund a project entitled “Development of biotechnical steroid bioconversion processes”. The refundable part of the grant bears interest at a fixed annual rate and is repayable in 15 half-yearly installments of €28k each with the first installment payable on 18 July 2016 and the last on 18 July 2023.

➢	A partially refundable grant of €634k (of which €550k is refundable and €84k is non-refundable), of which €233k had been collected at 31 December 2014 (€202k corresponding to the refundable portion and €31k corresponding to the non-refundable portion) and used to fund a project entitled “Medication for the treatment of schizophrenia”. The refundable part of the grant bears interest at a fixed annual rate and is repayable in 15 half-yearly installments of €37k each with the first installment payable on 9 September 2017 and the last on 9 September 2024.

As the first project and part of the second project were carried out prior to 31 December 2014, the Group recorded the non-refundable part of the grants under “Other operating revenues-Operating grants transferred to income for the year” in proportion to the expenses incurred on said projects to that date (€63k and €31k, respectively).

–	Refundable grant from the Agency of Financing, Innovation and Business Internationalization (ADE)

In 2013 the Agency of Financing, Innovation and Business Internationalization (ADE) conceded a €900k refundable grant to the consolidated subsidiary Crystal Pharma, S.A.U. under its “R&D Projects” program to fund the project “Development of processes to obtain active pharmaceutical ingredients”. The grant was collected in its entirety in 2014. It bears interest at a fixed annual rate and is repayable in 12 half-yearly installments of €75k each with the first installment payable on 17 February 2016 and the last on 17 August 2021.

–	A loan granted by the Ministry of Economy and Competitiveness

This loan was granted to Gadea Biopharma, S.L.U. in two instalments. The first instalment was made in 2012 for a nominal amount of €347k and the second was made in 2013 for a nominal amount of €1,387k. This loan was granted to finance the “Research and development of lyophilized sterile products and pioneering steroid hormones for biotransformation processes” project. The total budget amounted to approximately €462k and €1,849k in 2012 and 2013, respectively. This long-term loan does not have a set contractual interest rate and is recorded at amortized cost. The positive difference between the nominal and present value of the loan, calculated using the “effective interest rate method” is recorded under “Capital grants (Note 14). The outstanding principal at 31 December 2014 was €1,649k (€1,732k at 31 December 2013). At 31 December 2014 and 2013, the Parent had complied with all the technical and economic terms and conditions of the loan.

The maturity schedule of the loans granted to the Group by public authorities at 31 December 2014, 2013 and 2012 is as follows:

	Thousands of Euros
	Year of Maturity:
	2013	2014	2015	2016	2017	2018	2019	2020 Onwards	Total

At 31/12/14	-	-	949	986	1,026	953	606	1,500	6,020
At 31/12/13	-	863	1,068	927	927	840	796	756	6,177
At 31/12/12	399	695	565	474	474	474	474	1,034	4,589

Other financial liabilities

These balances at 31 December 2014 include a payable for the purchase by the consolidated subsidiary Bioraw S.L.U. of a production plant, acquired by purchase deed on 14 March 2014. At 31 December 2014 the amount outstanding totalled €1,545k and the parties had agreed that payment (including the principal and implicit interest) would be made as follows:

-	€240k in 24 monthly installments of €10k each, the last falling due on 5 February 2016.
-	One payment of €1.405m on 14 March 2016.

This liability was recorded at its nominal value as this was not deemed to differ materially from its present value at 31 December 2014.

At 31 December 2013, the balance under this heading included €1m relating to a participating loan maturing on 1 January 2019. This loan was granted to Cyndea Pharma, S.L. by its other shareholder and accrued interest at a fixed rate of 4% and a variable interest rate of up to 2% (based on the operating income generated).

The remaining balances recorded under this heading at 31 December 2014, 2013 and 2012 corresponded mainly to payables to suppliers of capital goods.

Suppliers and other creditors

The breakdown of these items at 31 December 2014, 2013 and 2012 was the following:

	Thousands of Euros
	31/12/14	31/12/13	31/12/12

Suppliers	6,198	8,770	6,429
Suppliers, Group companies (Note 20)	176	76	395
	6,374	8,846	6,824

Sundry creditors	1,818	1,949	1,967
Personnel (remuneration yet to be paid)	1,292	741	626
Client advances	55	722	152
	3,165	3,412	2,745

17.	Tax matters

Balances with public authorities

At 31 December 2014, 2013 and 2012, Grupo Gadea had the following balances with public authorities:

	Thousands of Euros
Item	31/12/14	31/12/13	31/12/12

RECEIVABLES:
Deferred tax assets	1,013	1,075	982
Current tax assets	-	962	1,034
Other receivables from public authorities-
Tax receivables:
Prior year Corporate income tax	976	1,034	-
Value-Added Tax (VAT)	1,628	1,559	1,571
Value-Added Tax (VAT) (foreign)	11	-	-
Other items	2	-	-
	2,617	2,593	1,571
Other receivables from public authorities:
Operating subsidies pending collection	343	393	753
Capital grants pending collection (Note 14)	838	-	-
Other items (Maltese Tax Authorities)	93	95	113
	1,274	488	866
	3,891	3,081	2,437

PAYABLES:
Deferred tax liabilities	759	2,422	2,491
Current tax liabilities	1,074	-	-
Other payables to public authorities-
Tax payables:
Withholdings of Personal Income Tax (IRPF)	222	128	115
Value-Added Tax (VAT)	28	5	72
	250	133	187
Social Security payables	487	394	301
	737	527	488

Corporate income tax

As described in Note 5-l, for Corporate income tax purposes, the Spanish Parent and the consolidated subsidiary Companies file consolidated tax returns as a Tax Group of which Gadea Grupo Farmacéutico, S.L.U. is the Parent.

The corporate income tax charge is calculated for each consolidated subsidiary based on accounting profit, determined in accordance with generally accepted accounting principles, which need not coincide with taxable income, this latter being the tax base.

The reconciliation of the 2014, 2013 and 2012 consolidated accounting profit to the consolidated tax base for corporate income tax is as follows:

2014

	Thousands of Euros
Item	Increases	(Decrease)	Total

Consolidated profit before tax			16,539
Permanent differences-
Individual companies (a)	48	-	48
Consolidation adjustments (b)	651	(3,355)	(2,704)
Crystal Pharma, Ltd.	-	(25)	(25)
Timing differences-
Individual companies:
Non-deductible fixed asset depreciation (Law 16/12, 27 December)	789	-	789
Other increases (decreases)	3,515	(2,201)	1,314
Application of tax loss carryforwards (c)	-	-	(178)
Consolidated tax base (accounting profit)			15,783
Tax rate (30% in Spain and 35% in Malta)			4,734
Minus deductions applied			(773)
Estimated tax expense			3,961
Minus withholdings and tax prepayments			(2,887)
Corporate income tax payable			1,074

(a)	This amount does not include the individual permanent differences relating to dividends from the consolidated Tax Group as they have not been included in the consolidation process.

(b)	These permanent differences correspond mainly to the contribution to the Group's profit and loss by Cyndea Pharma, S.L. in 2014 up to the date it was removed from the scope of consolidation (Note 2-e) and to gains taken to income in 2014 following the loss of joint control over said entity.

(c)	They correspond to tax loss carryforwards generated in previous by the consolidated subsidiary Crystal Pharma, Ltd. for which the Group recognized the corresponding tax credits in the consolidated balance sheet at 31 December 2013.

2013

	Thousands of Euros
Item	Increases	(Decrease)	Total

Consolidated profit before tax			6,336
Jointly controlled entity losses for which a tax credit has not been recognized	919	-	919
Permanent differences-
Individual companies (a)	48	-	48
Timing differences-
Individual companies:
Non-deductible fixed asset depreciation (Law 16/12, 27 December)	616	-	616
Other increases (decreases)	339	(547)	(208)
Decreases- Crystal Pharma, Ltd.	-	(24)	(24)
Application of tax loss carryforwards	-	(635)	(635)
Consolidated tax base (accounting profit)			7,052
Tax rate (30% in Spain and 35% in Malta)			2,115
Minus deductions applied			(1,057)
Estimated tax expense			1,058
Minus withholdings and tax prepayments			(2,020)
Corporate income tax receivable			(962)

(a)	This amount does not include the individual permanent differences relating to dividends from the consolidated Tax Group as they have not been included in the consolidation process.

2012

	€k
Item	Increase	(Decrease)	Total

Consolidated profit before tax			4,229
Jointly controlled entity losses for which a tax credit has not been recognized	1,386	-	1,386
Permanent differences-
Individual companies (a)	28	-	28
Consolidation adjustments	61	-	61
Timing differences-
Individual companies	637	(1,152)	(515)
Consolidation differences	717	-	717
Consolidated tax base (accounting profit)			5,906
Tax rate (30% in Spain and 35% in Malta)			1,892
Minus deductions applied			(685)
Estimated tax expense			1,207
Minus withholdings and tax prepayments			(2,241)
Corporate income tax receivable			(1,034)

(a)	This amount does not include the individual permanent differences relating to dividends from the consolidated Tax Group as they have not been included in the consolidation process.

Corporate income tax expense

The Corporate income tax expense for 2014, 2013 and 2012 was calculated as follows:

	Thousands of Euros
Item	2014	2013	2012

Consolidated profit before tax	16,539	6,336	4,229
Losses incurred by consolidated companies for which a tax credit has not been recognized	-	919	1,386
Permanent differences	(2,681)	48	89
	13,858	7,303	5,704
Tax rate (30% in Spain and 35% in Malta)	4,168	2,215	1,712
Deductions applied for which no tax credit was recognized	(701)	(1,058)	(685)
Tax credits in respect of unused deductions	-	(142)	-
Adjustments to deferred tax assets and liabilities (a)	(79)	-	-
Other adjustments	58	-	(35)
Corporate income tax expense recorded in the consolidated income statement	3,446	1,015	992

(a)	This adjustment corresponds to the effect of the difference between the corporate income tax rate prevailing in Spain to 31 December 2014 (30%) and the nominal rate prevailing in the financial years in which the Group expects to use the tax loss carryforwards or reverse the timing differences which generated the deferred tax assets and liabilities recognized at that date (28% in 2015 and 25% in subsequent years).

The breakdown of the 2014, 2013 and 2012 Corporate income tax expenses was the following:

	Thousands of Euros
Item	2014	2013	2012

Current tax-
For continuing operations	3,961	1,058	1,207
Deferred tax-
For continuing operations	(515)	(43)	(215)
Corporate income tax expense recorded in the consolidated income statement	3,446	1,015	992

Deferred taxes

The “Deferred tax assets” and “Deferred tax liabilities” balances included within the consolidated balance sheets at 31 December 2014, 2013 and 2012, and the movements under these headings in 2012, 2013 and 2014 were the following:

2012

	Thousands of Euros
	Balance at 31/12/11	Increases	Decreases	Balance at 31/12/12

Deferred tax assets-
Crystal Pharma, Ltd. tax credits	767	108	-	875
Tax effect of changes in the fair value of hedging instruments (Notes 13 and 16)	21	-	(2)	19
Other deductible timing differences	12	-	(1)	11
Other tax credits (a)	150	-	(73)	77
	950	108	(76)	982
Deferred tax liabilities-
Non-refundable capital grants (Note 14)	(1,134)	(91)	196	(1,029)
Tax impairments and amortization and other items	(1,308)	(352)	198	(1,462)
Consolidation adjustments	(215)	-	215	-
	(2,657)	(443)	609	(2,491)

2013 and 2014

	Thousands of Euros
	Balance at 31/12/12	Increases	Decreases	Balance at 31/12/13	Increases	Decreases	Adjustments	Changes in the Scope of Consolidation (Note 2-e)	Balance at 31/12/14

Deferred tax assets-
Unused deductions and credits	-	143	-	143	-	(85) (b)	(58)	-	-
Crystal Pharma, Ltd. tax credits	875	-	(222)	653	-	(62)	-	-	591
Non-deductible tangible asset depreciation for the year (Law 16/12, 27 December)	-	196	-	196	237	-	-	(11)	422
Tax effect of changes in the fair value of hedging instruments (Notes 13 and 16)	19	-	(13)	6	-	(6)	-	-	-
Other deductible timing differences	11	-	(11)	-	-	-	-	-	-
Other items (a)	77	-	-	77	-	(77)	-	-	-
	982	339	(246)	1,075	237	(230)	(58)	(11)	1,013
Deferred tax liabilities-
Non-refundable capital grants (Note 14)	(1,029)	(77)	209	(897)	(251)	55	66	660	(367)
Tax impairments	(891)	-	-	(891)	-	891	-	-	-
Amortization and other items	(571)	(164)	101	(634)	-	163	79	-	(392)
	(2,491)	(241)	310	(2,422)	(251)	1,109	145	660	(759)

(a)	At 31 December 2013 and 2012 the Group had recognized a receivable of €77k in respect of corporate income tax overpaid by Crystal Pharma, S.A.U. in prior years. This amount was collected in 2014.

(b)	These decreases include an amount of €14k corresponding to deductions capitalized by the Group at 31 December 2013 but which were in fact applied in the tax return for 2013 filed in July 2014 for the consolidated Tax Group.

Deferred tax assets

At 31 December 2014, “Deferred tax assets” corresponded to the following:

•	Tax credits in respect of tax loss carryforwards, unused deductions and timing differences recognized by the consolidated subsidiary, Crystal Pharma, Ltd.

•	The tax effect of timing differences between the recording of the amortization and depreciation expense on certain assets for accounting and tax purposes.

Additionally, at 31 December 2013 and 2012, “Deferred tax assets” included the following:

•	Unused deductions and credits recognized by the consolidated subsidiaries at said date, and a receivable of €77k in respect of corporate income tax overpaid by Crystal Pharma, S.A.U. in prior years.

•	The tax effect of changes in the fair value of the effective portion of derivative hedging instruments.

These deferred tax assets were recognized in the consolidated balance sheets as the Group was reasonably sure that they will be recovered, based on recent forecasts of the future tax bases of the consolidated subsidiaries, and where applicable, of the consolidated Tax Group to which they belong.

Deferred tax liabilities

At 31 December 2014, “Deferred tax liabilities” mainly corresponded to the following:

•	The tax effect of non-refundable capital grants recognized in “Net Equity” (Note 14).

•	The tax effect of applying accounting and tax criteria to the amortization of intangible assets, the Group having availed itself of the accelerated amortization option allowed under the Revised Text of the Corporate Income Tax Law.

Additionally, at 31 December 2013 and 2012, “Deferred tax liabilities” included the tax effect of the impairment recognized in respect of the Parent’s investment in the jointly-controlled entity Cyndea Pharma, S.L.

Deferred tax liabilities relating to capital grants will be written off when the corresponding grants are taken to income.

Tax recorded in net equity

At 31 December 2014, 2013 and 2012, the tax balances recognized directly in “Net Equity” and their movements during 2014 and 2013 were the following:

	Thousands of Euros
	Balance at 31/12/11	Assets (Liabilities)	Reversal	Balance at 31/12/12	Assets (Liabilities)	Reversal	Balance at 31/12/13	Assets (Liabilities)	Reversal	Adjustments	Balance at 31/12/14

Non-refundable capital grant liabilities recorded as “Net Equity” (Note 14)	(1,134)	(91)	196	(1,029)	(77)	209	(897)	(251)	715	66	(367)
Assets due to changes in the fair value of derivative hedging instruments (Note 13)	21	(2)	-	19	-	(13)	6	-	(6)	-	-
	(1,113)	(93)	196	(1,010)	(77)	196	(891)	(251)	709	66	(367)

Tax loss carry forwards yet to be applied

At 31 December 2014 the Spanish consolidated subsidiaries had no unused tax loss carryforwards. The consolidated subsidiary Crystal Pharma, Ltd., located in Malta, has unused tax loss carryforwards generated in 2014 amounting €126k. At 31 December 2014 the Group had recognized a tax credit for this unused tax loss carryforward by an amount of €44k, under the caption “Deferred tax assets” of the consolidated balance sheet at that date.

At 31 December 2013, based on the tax returns filed by the Spanish consolidated companies and the consolidated Tax Group in previous years, and the Corporate income tax return the Group expects to file for 2013, the consolidated companies’ unused tax loss carryforwards were the following:

Year Generated	Thousands of Euros

Cyndea Pharma, S.L. (proportional part attributable to Gadea Group):
2005	6
2006	23
2007	108
2008	22
2009	213
2010	687
2011	906
2012	1,387
2013	919
4,271

At 31 December 2013, Gadea Group had not recorded any tax credit under “Deferred tax assets” in the consolidated balance sheet for said tax loss carryforwards. Although Cyndea Pharma, S.L. could reasonably expect to fully and legally offset the unused tax loss carryforwards at 31 December 2013, the Group decided not to recognize the tax credits generated thereon as its production activities were not yet on a firm footing.

Meanwhile, at 31 December 2013, Crystal Pharma, Ltd. had unused tax loss carryforwards for which a tax credit amounting to €129k was recognized.

Deductions

Current corporate income tax legislation provides for various tax incentives. Deductions generated in a year in excess of the applicable legal limit may be deducted from the corporate income tax payable in subsequent years, in line with the limits and deadlines established in the applicable tax legislation.

At year-end 2012, Group subsidiary Crystal Pharma, Ltd. had recognized a deferred tax asset in respect of unused tax losses in the amount of 222 thousand euros which it expects to recover within the term and in the manner provided in prevailing Maltese tax legislation plus a further 653 thousand euros in respect of unused tax credits and other temporary differences.

The Group took advantage of the tax benefits provided by this legislation, deducting €773k and €1,057k from the 2014 and 2013 Corporate income tax expenses, as follows:

	Applied in 2014		Applied in 2013
Item	Year Generated	Thousands of Euros	Year Generated	Thousands of Euros

Crystal Pharma, S.A.U.:
Research and development	2014	250	-	-
Research and development	2013	69	2013	509
Innovation	2014	106	2013	67
Sundry	2013-2014	12	2012-2013	3
Charitable donations	2014	1	-	-
Professional training	-	-	2013	8
Environmental deductions	-	-	2005	58
Gadea Biopharma, S.L.U.:
Research and development	2014	300	-	-
Research and development	2013	2	2013	379
Innovation	2014	15	2013	23
Charitable donations	2014	13	2013	8
Gadea Grupo Farmacéutico, S.L.U.:
Charitable donations	2014	1	2013	2
Reinvestment of extraordinary gains	2014	4	-	-
		773		1,057

Unused deductions corresponding to the Spanish consolidated subsidiaries

These deductions having been applied, at 31 December 2014 the Spanish consolidated companies had no further unused deductions.

Unused deductions corresponding to the Maltese consolidated subsidiary

At 31 December 2014 the Group had recognized under “Deferred tax assets” in the consolidated balance sheet at that date tax credits amounting to €547k (€524k at 31 December 2013) corresponding mainly to deductions pending of application at that date by the consolidated subsidiary Crystal Pharma, Ltd. The Parent's Sole Director considers that these deductions can reasonably expected to be used on the basis of recent estimates made by the Group's management about the future performance of the consolidated subsidiaries.

Years open to inspection

Under the current legislation, taxes cannot be considered as settled until the tax returns filed have been inspected by the Tax Authorities or the four year statute of limitations has elapsed.

In the first months of 2015 the tax authority had opened inspections in respect of the following taxes and fiscal years for the Group companies listed below:

Company	Tax	Period

Gadea Grupo Farmacéutico, S.L.U.	Value-Added Tax (VAT)	01/2011 to 12/2012
Crystal Pharma, S.A.U.	Value-Added Tax (VAT)	01/2011 to 12/2012
Crystal Pharma, S.A.U.	Value-Added Tax (VAT)	11/2014 & 12/2014
Crystal Pharma, S.A.U.	Import duties and Value-Added Tax (VAT) on Imports	2011 & 2014
Consolidated Tax Group 0075/09 headed by Grupo Gadea Farmacéutico, S.L. (Note 5-l)	Corporate income tax	2011 & 2012

At the date these consolidated annual financial statements were prepared, these inspections were still in progress.

At 31 December 2014, the consolidated companies had the years 2011 to 2014, inclusive, open to inspection for all applicable taxes and Corporate income tax for 2010. In addition, at 31 December 2014 the consolidated subsidiary Crystal Pharma, Ltd. had the years 2009 and 2010 open to inspection for VAT.

The Parent Company's Directors believe that the settlements of those taxes have been done properly, so, even if differences were to arise in the interpretation of the regulations governing the tax treatment of its operations, such liabilities as could arise as a result of the inspection in progress or of inspections of the aforementioned years would not have a material effect on the accompanying financial statements.

18.	Guarantees provided to third parties and other contingent liabilities

At 31 December 2014, 2013 and 2012, the Group had provided guarantees to third parties, granted by various financial institutions, for an amount of €1,758k, €1,741k and €1,775k, respectively. These mainly related to guarantees to ensure compliance with utilities payment obligations, to guarantee repayment of certain subsidized loans and other obligations to Local Authorities, and various advances paid on grants. The Parent’s Sole Director believes that any liabilities which might arise from the guarantees provided and commitments and obligations contracted, and for which provision was not made at 31 December 2014, 2013 and 2012, would not be material.

19.	Revenues and Expenses

Net turnover

The distribution by business and geographical market of Grupo Gadea’s consolidated net turnover in 2014, 2013 and 2012 was the following:

	Thousands of Euros
	2014	2013	2012

By business-
Biotechnology	300	158	300
Active pharmaceutical ingredients (API)	70,726	58,997	57,958
Pharmaceuticals	2,436	3,906	1,540
	73,462	63,061	59,798

By geographical market-
National	15,330	10,731	10,149
International	58,132	52,330	49,649
	73,462	63,061	59,798

Supplies

The breakdown of this item included in the 2014, 2013 and 2012 consolidated income statements was the following:

	Thousands of Euros
Item	2014	2013	2012

Raw materials and other consumables-
Procurements:
Domestic	9,095	4,688	5,296
European Union	1,755	7,386	4,679
Imports	25,469	24,286	20,930
Changes in inventories	(2,912)	(767)	248
	33,407	35,593	31,153
Outsourced production	1,951	2,563	3,500
	35,358	38,156	34,653

Employee welfare charges

The breakdown of this item in the 2014, 2013 and 2012 consolidated income statements was the following:

	Thousands of Euros
Item	2014	2013	2012

Social security	2,236	2,017	1,706
Other employee welfare charges	335	267	270
	2,571	2,284	1,976

External services and taxes other than income tax

The breakdown of this item in the 2014, 2013 and 2012 consolidated income statements was the following:

	Thousands of Euros
	2014	2013	2012

Research and development expenses	1,622	1,844	899
Leases and fees (Note 7)	120	133	151
Repairs and maintenance	743	777	526
Independent professional services	2,165	2,526	2,230
Transport	780	733	669
Insurance premiums	298	311	449
Bank services	109	116	147
Advertising	110	133	104
Supplies	1,493	1,478	1,205
Other items	466	975	721
Tax	79	58	80
External services and taxes other than income tax (a)	931	-	-
	8,916	9,084	7,181

(a)	Expenses taken to the consolidated income statement in 2014 corresponding to the jointly controlled entity Cyndea Pharma, S.L. and incurred prior to the removal of said company from the scope of consolidation (Note 2-e).

20.	Transactions with related parties

Transactions with related parties

The transactions carried out by Grupo Gadea with related parties during 2014, 2013 and 2012 were the following:

	Thousands of Euros
	2014		2013		2012
Company	Sales and Services Provided	Services Received	Sales and Services Provided	Services Received	Sales and Services Provided	Services Received

Gentec, S.A. (b)	8,219	221	7,436	113	6,278	294
3-Gutinver, S.L. (a)	-	353	-	192	-	196
GBB Pharminvest 99, S.L. (b)	-	2	-	2	-	-
Muggio Holding, S.L. (a)	-	2	-	2	-	-
Antartis Pharma, S.L. (a)	-	2	-	2	-	-
Other companies	-	-	-	-	-	5
	8,219	580	7,436	311	6,278	495

(a)	These Companies were Directors of the Parent.

(b)	These companies were shareholders of the Parent in 2014, 2013 and 2012 and until they ceased to hold shares in Gadea Grupo Farmacéutico, S.L.U. in March 2015.

The transactions detailed above were carried out in the normal course of Grupo Gadea’s business and under market conditions.

Transactions and balances with other related parties (Partners, Directors, and the Group’s Senior Directors) are disclosed in the following sections.

Related party balances

As a result of these transactions, at 31 December 2014, 2013 and 2012, Grupo Gadea had the following receivables and payables with related parties:

	Thousands of Euros
	31/12/14	31/12/13	31/12/12

Clients (Note 10)-
Gentec, S.A. (b)	2,295	2,079	1,584

Suppliers (Note 16)-
Gentec, S.A. (b)	(92)	(76)	(151)
3-Gutinver, S.L.	(78)	-	(244)
GBB Pharminvest 99, S.L. (b)	(2)	-	-
Muggio Holding, S.L. (a)	(2)	-	-
Antartis Pharma, S.L. (a)	(2)	-	-
	(176)	(76)	(395)

(a)	These Companies were Directors of the Parent.

(b)	These companies were shareholders of the Parent in 2014, 2013 and 2012 and until they ceased to hold shares in Gadea Grupo Farmacéutico, S.L.U. in March 2015.

Parent's Directors remuneration and other benefits

In 2014 the Parent paid the Managing Director €353k for services provided (€192k and €194k in 2013 and 2012, respectively). Payment was made via 3-Gutinver, S.L., the company which he represents, and is included in the breakdown of transactions with related parties in the preceding section of these Notes. In 2012 the members of the Board of Directors received €16k for attending board meetings. Additionally, in 2014, wages and salaries paid by the Group to two employees of the Parent, who were also Directors (one of them working for a third party acting as representative of a legal entity), amounted to €189k (€195k in 2013 in line with that paid in 2012). In addition, in 2014, 2013 and 2012, the Group carried out other transactions with other Parent Directors which are disclosed in the section on “Transactions with related parties”.

At 31 December 2014, 2013 and 2012, Grupo Gadea did not have any pension or life insurance commitments to the Parent’s Directors (current and former).

At 31 December 2014, 2013 and 2012, Grupo Gadea had payable balances with certain former Parent’s Directors which are disclosed in the section on “Related party balances”.

Payments to the Group’s Senior Directors

Remuneration, comprising entirely of wages and salaries, to Grupo Gadea’s Senior Directors in 2014 amounted to €145k (€518k and €661k in 2013 and 2012, respectively), excluding remuneration to three of the Directors of the Parent Company mentioned in the section above.

Grupo Gadea does not have any pension commitments to key personnel, nor has the Group granted any loans or guarantees in their favour.

Disclosure on conflicts of interest of the Parent's Directors

2014

In compliance with article 229 “Duty to prevent situations of conflict of interest” of the revised text of the Spanish Limited Liability Companies Law, approved by Royal Decree 1/2010, of 2 July and amended 4 December 2014, it is disclosed that none of the members of the Board of Directors of the Parent nor any party related to said Board members or the companies comprising the Group has any direct or indirect conflict of interest with the Group, with the exception of the following potential conflicts of interest with those of Gadea Grupo Farmacéutico, S.L.U. disclosed by Mr. José Luis Stampa Jäger, representing the Director Muggio Holding, S.L., who, in compliance with article 231 of the Spanish Limited Liability Companies Law, identified certain persons linked to Muggio Holding, S.L. at 31 December 2014 who had shares or held posts in the following companies:

Investee	Shareholding		Position / Function

Medichem, S.A.U.	100.00	%(I)	Individual Representative of the Sole Director
Medichem Manufacturing (Malta), Ltd.	100.00	%(I)	Director
Medichem Tradex, S.A.	100.00	%(I)	Director
Nanjing Medichem Biopharmaceutical Development Co., Ltd.	100.00	%(I)	Director
Chizhou Ruick Pharmaceutical Co., Ltd.	33.33	%(I)	N/A
Combino Pharm, S.L.	100.00	%(I)	N/A
Combino Pharm (Malta) Ltd.	100.00	%(I)	Director
Combino Pharm Portugal, Unipessoal, Lda.	100.00	%(I)	N/A

(I)	Indirect holding.

2013 and 2012

The Parent’s Directors have not disclosed any conflicts of interest with those of the Group. In compliance with Article 229 of the Revised Text of the Spanish Limited Liability Companies Law, approved by the Royal Legislative Decree 1/2010, 2 July, shareholdings owned by Directors and any positions and duties discharged by them in companies whose corporate purpose is identical, analogous or complementary to those of Gadea Grupo Farmacéutico, S.L., together with any similar activities performed on their own account or for the account of others, are as follows:

2013

Name of Related Party and Relationship	Investee	Activity Carried Out	Percentage Shareholding Direct (D) Indirect (I)		Position or Duties in Said Company

Eutimio González Santos	Gentec, S.A.	Sale of products to the pharmaceutical industry and research and development of active pharmaceutical ingredients (API)	7.50	(D)	-
	Crystal Pharma, S.A.U.	Development, production and sale of active pharmaceutical ingredients (API)	1.38	(I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	1.38	(I)	-
	Crystal Pharma, Ltd.	Production and sale of active pharmaceutical ingredients (API)	1.38	(I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	0.69	(I)	-
	Bioraw, S.L.	Development, production and sale of pharmaceutical products	1.38	(I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	1.38	(I)	-
	Duke Chem, S.A.	Development, production and sale of chemical-pharmaceutical active pharmaceutical ingredients (API) used in the pharmaceutical, food and veterinary industries	7.50	(I)	-
	Pharmanoid, S.A.	Research, development, production and sale of active pharmaceutical ingredients (API)	7.50	(I)	-
Antartis Pharma, S.L.	Crystal Pharma, S.A.U.	Development, production and sale of active pharmaceutical ingredients (API)	6.14	(I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	6.14	(I)	-
	Crystal Pharma, Ltd.	Production and sale of active pharmaceutical ingredients (API)	6.14	(I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	6.14	(I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	6.14	(I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	3.07	(I)	-
José Antonio Gutiérrez Fuentes	Crystal Pharma, S.A.U.	Development, production and sale of active pharmaceutical ingredients (API)	0.36	(I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	0.36	(I)	-
	Crystal Pharma, Ltd.	Production and sale of active pharmaceutical ingredients (API)	0.36	(I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	0.36	(I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	0.36	(I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	0.18	(I)	-
Jaime Melendo Baños	Gentec, S.A.	Sale of products to the pharmaceutical industry and research and development of active pharmaceutical ingredients (API)	71.60	(D)	Sole Director

Name of Related Party and Relationship	Investee	Activity Carried Out	Percentage Shareholding Direct (D) Indirect (I)		Position or Duties in Said Company

	Crystal Pharma, S.A.U.	Development, production and sale of active pharmaceutical ingredients (API)	13.14	(I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	13.14	(I)	-
	Crystal Pharma, Ltd.	Production and sale of active pharmaceutical ingredients (API)	13.14	(I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	13.14	(I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	13.14	(I)	-

	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	6.57	(I)	-
	Duke Chem, S.A.	Development, production and sale of chemical-pharmaceutical active pharmaceutical ingredients (API) used in the pharmaceutical, food and veterinary industries	71.60	(I)	Sole Director
	Pharmanoid, S.A.	Research, development, production and sale of active pharmaceutical ingredients (API)	71.60	(I)	Sole Director
Francisco Javier Gallo Nieto	Antartis Pharma, S.L.	Pharmaceutical business and shareholdings in other companies of the sector	7.15	(D)	-
	Crystal Pharma, S.A.U.	Development, production and sale of active pharmaceutical ingredients (API)	1.14	(I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	1.14	(I)	-
	Crystal Pharma, Ltd.	Production and sale of active pharmaceutical ingredients (API)	1.14	(I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	1.14	(I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	1.14	(I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	0.57	(I)	-
3-Gutinver, S.L.	Crystal Pharma, S.A.U.	Development, production and sale of active pharmaceutical ingredients (API)	40.13	(I)	Sole Director
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	40.13	(I)	Sole Director
	Crystal Pharma, Ltd.	Production and sale of active pharmaceutical ingredients (API)	40.13	(I)	Director
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	40.13	(I)	Sole Director
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	40.13	(I)	Sole Director
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	20.07	(I)	Chairman of the Board
	Antartis Pharma, S.L.	Pharmaceutical business and shareholdings in other companies of the sector	11.49	(D)	Board Member
José Luis Puerta López-Cózar	Crystal Pharma, S.A.U.	Development, production and sale of active pharmaceutical ingredients (API)	0.65	(I)	-

Name of Related Party and Relationship	Investee	Activity Carried Out	Percentage Shareholding Direct (D) Indirect (I)		Position or Duties in Said Company

	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	0.65	(I)	-
	Crystal Pharma, Ltd.	Production and sale of active pharmaceutical ingredients (API)	0.65	(I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	0.65	(I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	0.65	(I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	0.33	(I)	-
Gbb Pharminvest 99, S.L.	Crystal Pharma, S.A.U.	Development, production and sale of active pharmaceutical ingredients (API)	4.44	(I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	4.44	(I)	-
	Crystal Pharma, Ltd.	Production and sale of active pharmaceutical ingredients (API)	4.44	(I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	4.44	(I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	4.44	(I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	2.22	(I)	-

Muggio Holding, S.L.	Crystal Pharma, S.A.U.	Development, production and sale of active pharmaceutical ingredients (API)	7.21	(I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	7.21	(I)	-
	Crystal Pharma, Ltd.	Production and sale of active pharmaceutical ingredients (API)	7.21	(I)	-
	Bioraw, S.L.U.	Development, production, and sale of pharmaceutical products	7.21	(I)	-
	Bionice, S.L.U.	Development, production, and sale of pharmaceutical products	7.21	(I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	3.61	(I)	-
	Medichem, S.A.U.	Development, production and sale of active and intermediary substances	100.00	(I)	Individual Representative of the Sole Director
	Medichem Manufacturing (Malta) Ltd.	Development, production and sale of active and intermediary substances	100.00	(I)	Director
	Medichem Tradex, S.A.	Trading of active substances	100.00	(I)	Director
	Nanjing Medichem Biopharmaceutical Development Co., Ltd.	Research and development of active and intermediary substances	100.00	(I)	Director
	Chizhou Ruick Pharmaceutical Co., Ltd.	Trading of active substances	33.33	(I)	-
	Combino Pharm, S.L.	Development, production and sale of generic pharmaceutical specialties	100.00	(I)	-
	Combino Pharm (Malta), Ltd.	Development, production and sale of generic pharmaceutical specialties	100.00	(I)	Director
	Combino Pharm Portugal, Unipessoal, Ltda.	Development, production and sale of generic pharmaceutical specialties	100.00	(I)	-

2012

Director	Company	Post/Duties	Shareholding Direct (D) / Indirect (I)
Clave Mayor, S.A., S.G.E.C.R.	-	-	-
Eutimio González Santos	Gentec, S.A.	Director	7.50	(D)
	Crystal Pharma, S.A.U.	-	1.29	(I)
	Gadea Biopharma, S.L.U.	-	1.29	(I)
	Hunan Norchem Pharmaceutical Co., Ltd.	-	0.06	(I)
	Crystal Pharma, Ltd.	-	1.29	(I)
	Cyndea Pharma, S.L.	-	0.65	(I)
	Duke Chem, S.A.	Director	3.75	(I)
	Pharmanoid, S.A.	-	3.75	(I)
Antartis Pharma, S.L.	Crystal Pharma, S.A.U.	-	5.74	(I)
	Gadea Biopharma, S.L.U.	-	5.74	(I)
	Hunan Norchem Pharmaceutical Co., Ltd.	-	0.29	(I)
	Crystal Pharma, Ltd.	-	5.74	(I)
	Cyndea Pharma, S.L.	-	2.87	(I)
José Antonio Gutiérrez Fuentes	Crystal Pharma, S.A.U.	-	0.67	(I)
	Gadea Biopharma, S.L.U.	-	0.67	(I)
	Hunan Norchem Pharmaceutical Co., Ltd.	-	0.03	(I)
	Crystal Pharma, Ltd.	-	0.67	(I)
	Cyndea Pharma, S.L.	-	0.34	(I)
Jaime Melendo Baños	Gentec, S.A.	CEO	74.60	(D)
	Crystal Pharma, S.A.U.	-	12.85	(I)
	Gadea Biopharma, S.L.U.	-	12.85	(I)
	Hunan Norchem Pharmaceutical Co., Ltd.	-	0.64	(I)
	Crystal Pharma, Ltd.	-	12.85	(I)
	Cyndea Pharma, S.L.	-	6.43	(I)
	Duke Chem, S.A.	Sole Director	37.30	(I)
	Pharmanoid, S.A.	Sole Director	37.30	(I)
	Colibrí 2000, S.L.	-	36.00	(D)
Francisco Javier Gallo Nieto	Antartis Pharma, S.L.	-	6.04	(D)
	Crystal Pharma, S.A.U.	-	1.01	(I)
	Gadea Biopharma, S.L.U.	-	1.01	(I)
	Hunan Norchem Pharmaceutical Co., Ltd.	-	0.05	(I)
	Crystal Pharma, Ltd.	-	1.01	(I)
	Cyndea Pharma, S.L.	-	0.50	(I)
3-Gutinver, S.L.	Crystal Pharma, S.A.U.	Sole Director	36.32	(I)
	Gadea Biopharma, S.L.U.	Sole Director	36.32	(I)
	Hunan Norchem Pharmaceutical Co., Ltd.	Director	1.82	(I)
	Crystal Pharma, Ltd.	Director	36.32	(I)
	Cyndea Pharma, S.L.	Chairman of the Board	18.16	(I)
	Antartis Pharma, S.L.	Director	6.58	(D)
José Luis Puerta López-Cózar	Crystal Pharma, S.A.U.	-	0.44	(I)
	Gadea Biopharma, S.L.U.	-	0.44	(I)
	Hunan Norchem Pharmaceutical Co., Ltd.	-	0.02	(I)
	Crystal Pharma, Ltd.	-	0.44	(I)
	Cyndea Pharma, S.L.	-	0.22	(I)
Gbb Pharminvest 99, S.L.	Crystal Pharma, S.A.U.	-	4.16	(I)
	Gadea Biopharma, S.L.U.	-	4.16	(I)
	Hunan Norchem Pharmaceutical Co., Ltd.	-	0.21	(I)
	Crystal Pharma, Ltd.	-	4.16	(I)
	Cyndea Pharma, S.L.	-	2.08	(I)
Muggio Holding, S.L.	Crystal Pharma, S.A.U.	-	5.71	(I)
	Gadea Biopharma, S.L.U.	-	5.71	(I)
	Hunan Norchem Pharmaceutical Co., Ltd.	-	0.29	(I)
	Crystal Pharma, Ltd.	-	5.71	(I)
	Cyndea Pharma, S.L.	-	2.86	(I)
	Medichem, S.A.U.	Individual Representative of the Sole Director	100.00	(I)

Director	Company	Post/Duties	Shareholding Direct (D) / Indirect (I)
	Medichem Manufacturing (Malta) Ltd.	Director	100.00	(I)
	Medichem Tradex, S.A.	Director	100.00	(I)
	Nanjing Medichem Biopharmaceutical Development Co., Ltd.	Director	100.00	(I)
	Chizhou Ruick Pharmaceutical Co., Ltd.	-	33.33	(I)
	Combino Pharm, S.L.	-	100.00	(I)
	Combino Pharm (Malta), Ltd.	Director	100.00	(I)
	Combino Pharm Portugal, Unipessoal, Ltda.	-	100.00	(I)

21.	Transactions in Foreign Currency

In 2014, 2013 and 2012, Grupo Gadea carried out the following transactions in foreign currencies (mainly in US Dollars):

	Thousands of Euros
	2014	2013	2012

Sales and services provided	43,930	30,752	34,650
Purchases of fixed assets	418	-	-
Goods and services received	27,338	28,491	25,692

The exchange rate differences recognized in the 2014, 2013 and 2012 consolidated income statements, by type of instrument, were the following:

	Thousands of Euros
	2014	2013	2012

Foreign currency in cash	168	(120)	(74)
Receivables-
Transactions settled in the year	552	(336)	205
Transactions pending settlement at year-end	55	72	(365)
Payables-
Transactions settled in the year	(712)	98	(250)
Transactions pending settlement at year-end	(13)	94	180
	50	(192)	(304)

The assets and liabilities recorded in the Group’s consolidated balance sheets at 31 December 2014, 2013 and 2012, in foreign currencies (entirely in US dollars) were the following:

	Thousands of Euros
	31/12/14	31/12/13	2012

ASSETS:
Cash	1,951	1,149	593
Trade and other receivables-
Sales and services provided to clients	6,507	5,559	9,205
	8,458	6,708	9,798
LIABILITIES:
Current debt-
Debt with financial institutions and liabilities to suppliers	3,326	5,495	6,928

22.	Nature and level of risk

Financial risks

The Group’s policies for managing risk are established by the Financial Risk Committee and have been approved by the Parent's Directors. Based on these policies, the Group’s Finance Department has established a number of procedures and controls which allow for the identification, measurement and management of the risks inherent in the use of financial instruments.

Credit risk

Credit risk arises from the possible loss caused by breach of contractual obligations by the Group’s counterparties, i.e. the possibility of not recovering the financial assets for their carrying amount in the stipulated time frame.

To manage credit risk, the Group distinguishes between financial assets arising from operating activities and investing activities.

The sales and finance departments set limits for each client, which are calculated based on the information provided by a firm which specializes in analyzing companies’ solvency. In certain countries which are considered a greater risk due to political and geographical reasons, the Group uses more secure collection instruments such as letters of credit.

To manage the collection of overdue receivables, a regular report is prepared breaking them down by age and monthly reminders are issued on overdue accounts. Based on the Group’s past experiences and the sector in which it operates, the Parent’s Sole Director does not expect any material defaults to occur. The credit limits of late paying customers are reviewed on a monthly basis.

Credit risk associated with cash funds is limited as Group Gadea generally maintains its cash and cash equivalents in financial institutions with a high level of solvency.

At 31 December 2014, 2013 and 2012, it was considered that it was not necessary to recognize any impairment loss in respect of these assets.

Liquidity risk

Liquidity risk arises from the possibility that the Group may not dispose of sufficient liquid funds, or have access to the amount required at an appropriate cost, in order to fulfil its payment obligations at all times. The Group aims to maintain available funds at a suitable level through policies that establish minimum cash requirements at all times. The Group’s finance department’s policy is to constantly review the maturity dates in the consolidated balance sheet so it can anticipate short- and medium-term cash requirements and implement a strategy to guarantee stable sources of funding. These procedures are always carried out in conjunction with the Group’s general financial policies.

At 31 December 2014 Grupo Gadea had sufficient cash and credit facilities available to ensure liquidity and be able to meet all the payment obligations arising from its activity. In addition, in March 2015 the Group had arranged a number of loans with Spanish financial institutions totalling €32,500k which will be used to repay loans outstanding at 31 December 2014, to fund investments in 2015 and to ensure the Group had sufficient liquidity for the dividend payout in March 2015 (Note 4).

The Group will also continue to generate liquidity in the course of its normal operations and therefore expects to be able to meet its liabilities as they mature with no difficulties.

Market risk (including interest rate, exchange rate and other price risks)

Market risk is the risk of the fair value or future cash flows of a financial instrument varying due to interest rates, exchange rates or other price risks.

Interest rate risk is the risk of losses due to changes in the fair value or future cash flows of a financial instrument as a result of fluctuations in market interest rates. The Group’s main exposure to this type of risk corresponds to long-term loans and credit facilities granted to it with floating interest rates.

The Group manages interest rate risk by using on occasion floating to fixed interest rate swaps to hedge part of the loans taken out at variable rates. The Group’s floating rate financing is tied to the Euribor.

A sensitivity analysis on the Group’s financial debt at variable rates at 31 December 2014, 2013 and 2012, taking into account the terms and conditions of the existing funding as at this date, showed that a 1% increase in the interest rate yield would not have a material on the 2015 and 2014 consolidated income statements, respectively.

The Parent’s Sole Director believes that there are no significant differences between the carrying amount and fair value of the financial assets and liabilities.

Exchange rate risk is the risk of losses due to changes in the fair value or future cash flows of a financial instrument as a result of fluctuations in exchange rates. The Group’s main exposure to this type of risk corresponds to sales and purchases carried out in currencies different to that used by the Group (Note 21). While it is not Group policy to use exchange rate hedging instruments, the Parent’s Sole Director believes that much of the Group’s exposure to this risk is hedged as the consolidated companies’ sales in US dollars are substantially offset by purchases in the same currency.

The Group’s assets and liabilities include receivable and payable balances, current accounts and certain financial instruments denominated in foreign currencies. The balances in foreign currencies representing the Group’s exposure to exchange rate risk at 31 December 2014, 2013 and 2012 are detailed in Note 21.

Other price risks correspond to Grupo Gadea’s exposure to fluctuations in the price of basic raw materials. Grupo Gadea continually monitors the price of these raw materials in order to make appropriate decisions at all times based on observed and expected market trends and the Group’s strategy, although, given their nature, these raw materials are subject to high rotations rates. Fluctuations in raw materials prices are passed on to the selling price of the end product so they do not significantly impact the Group’s consolidated income statement.

23.	Environmental issues and greenhouse gas emissions rights

An environmental activity is any operation whose main purpose is to minimize environmental impacts and protect and improve the environment.

At 31 December 2013 and 2012, the Group’s most significant systems, equipment and facilities corresponding to environmental activities were entirely owned by the jointly-controlled entity Cyndea Pharma, S.L. The amounts disclosed here are, therefore, the portion (50%) attributable to the Group (Notes 1 and 2-e):

	Thousands of Euros
	At 31/12/13		At 31/12/12
Description	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation

Treatment plants	249	106	249	81

Expenses corresponding to protecting and improving the environment, which were taken directly to the 2014 consolidated income statement, amounted to €598k (€469k and €457k in 2013 and 2012, respectively) and mainly related to the treatment and storage of industrial waste from the production processes of the consolidated subsidiaries.

Grupo Gadea does not have any other environmental responsibilities, assets, provisions or contingencies that could significantly affect the Group’s equity, financial situation or profit. During 2014, 2013 and 2012, Grupo Gadea did not receive any environmental grants or obtain income from environmental related business.

Given the nature of the Group’s business, the consolidated subsidiaries have not been allocated any amount of greenhouse gas emissions rights under the National Allocation Plan. Therefore, at 31 December 2014, the Group had not recorded any balance or movement under “Greenhouse gas emissions rights” in the consolidated balance sheet or recognized any impairment thereto in 2014. Additionally, during 2014, the Group did not incur any expenses or recognize any provisions relating to this item. The Group has not signed any futures contracts relating to emissions rights, has not received any environmental grants or recognized any contingencies relating to greenhouse gas emissions.

24.	Events after the reporting periods

In March 2014, the Group acquired a production plant in San Cristóbal de Entreviñas (Zamora), for the fermented products project. This transaction amounted to €1,600k. No other significant events occurred after the end of the 2013 reporting period and before the approval of the 2013 consolidated financial statements by the shareholders of the Parent.

In March 2015 the Group has arranged a number of loans with financial institutions totalling €32,500k which have been used to repay loans outstanding at 31 December 2014, to fund the Group's investments.

In March 2015 the Parent's shareholders effected a number of operations trading between them their shares in the Parent resulting in the redistribution of the percentage shareholdings disclosed in Note 12. Later, on 16 July 2015 all the share capital of the Parent were acquired by the company Exirisk Spain, S.L.U., whose registered offices are in Madrid (Spain) and whose owner is the AMRI Group, an international group.

No other significant events have taken place since the end of the 2014 reporting period that have not been disclosed in the remaining Notes to the consolidated financial statements.

25.	Other information

Average number of employees

The average number of people employed by Grupo Gadea during 2014, 2013 and 2012, by professional category, was the following:

	Average Number of Employees
Professional Category	2014	2013	2012

Senior Executives	4	11	5
Management	7	-	-
Engineers and technicians	106	139	108
Administrative staff	9	15	23
Production personnel	133	90	108
Sales and distribution personnel	12	11	14
	271	266	258

During 2014, 2013 and 2012, Grupo Gadea had no employees classified as having disabilities of 33% or more.

Distribution of functions by gender

The breakdown of Grupo Gadea’s employees by gender at 31 December 2014, 2013 and 2012 was the following:

At 31 December 2014

	Number of Employees
Professional Category	Male	Female	Total

Senior Executives	4	-	4
Management	4	3	7
Engineers and technicians	54	53	107
Administrative staff	-	9	9
Production personnel	115	26	141
Sales and distribution personnel	4	11	15
	181	102	283

At 31 December 2013

	Number of Employees
Professional Category	Male	Female	Total

Senior Executives	9	2	11
Engineers and technicians	51	65	116
Administrative staff	3	13	16
Production personnel	103	28	131
Sales and distribution personnel	5	7	12
	171	115	286

At 31 December 2012

	Number of Employees
Professional Category	Male	Female	Total

Senior executives	3	2	5
Engineers and technicians	53	60	113
Administrative staff	14	10	24
Production personnel	85	27	112
Sales and distribution personnel	6	8	14
	161	107	268

At 31 December 2014, the Parent’s Board of Directors consisted of 3 legal entities, represented by 3 men, and 2 private individuals, both men (at 31 December 2013 4 legal entities, represented by 4 men, and 5 private individuals, all of which were male, and at December 2012 5 legal entities, represented by 5 men, and 5 private individuals, all of which who were male).

Audit fees

During 2014, 2013 and 2012, fees for auditing and other services provided by the Group’s main auditor or any company related to it by common control, ownership or management, were the following:

	Thousands of Euros
Description	2014	2013	2012

Audit services:
Audit of the consolidated financial statements of Gadea Grupo Farmacéutico, S.L.U.	12	11	4
Audit of the individual financial statements of the consolidated Spanish Companies	43	45	47
Other verification services:
Agreed upon procedures reports	11	2	-
Tax advisory services to Crystal Pharma, Ltd.	1	1	-
Total audit and associated services	67	59	51

The fees paid to other auditors in 2014, 2013 and 2012 for auditing Crystal Pharma, Ltd. amounted to €4k in each year.

26.	Deferred payments to suppliers

In compliance with Law 15/2010, of 5 July (modifying Law 3/2004, of 29 December), establishing measures to combat late payment in commercial transactions, applied in the Institute of Accounting and Auditing’s Resolution of 29 December 2010, and taking into account the Second Transitional Provision of said Resolution, deferred payments made by the Group to service and trade suppliers (including Group companies located in Spain) during 2014, 2013 and 2012 were the following:

	2014		2013		2012
	Amount (Thousands of Euros)	% of Total	Amount Thousands of Euros)	% of Total	Amount (Thousands of Euros)	% of Total

Payments made during the year-
Payments made within the maximum legal period (*)	2,714	18.15	3,443	17.09	17,166	100.00
Other payments made	12,238	81.85	16,710	82.91	-	-
Total payments made	14,952	100.00	20,153	100.00	17,166	100.00
Weighted average number of days past due	67.09	-	74.4	-	-	-
Payments delayed longer than legal maximum at the end of the reporting period (*)	2,187	13.65	799	9.03	-	-

(*)	The legal limit has been determined in each case in accordance with that applying to the specific type of goods or service received by the Spanish consolidated companies, in accordance with Law 3/2004 of 29 December, establishing measures to combat late payment in commercial transactions and Law 11/2013, of 26 July, establishing measures to support entrepreneurs and stimulate growth and the creation of jobs.

In accordance with the aforementioned regulations, only information relating to the Group’s suppliers and companies located in Spain has been included.

27.	Segmented information

Article 84 of Royal Decree 1159/2010, 24 September, which approved the standards for preparing consolidated financial statements, states that the notes to the consolidated financial statements must present the Group’s business by segment, disclosing which components comprise the Group’s operating segments, i.e., generating income and incurring costs, and being subject to regular inspection, discussion and evaluation by the entity’s highest decision-making body. In particular, any component that accounts for 10% or more of the turnover generated by all of the entity’s business segments, including both intragroup and external sales, or the business areas that accounts for 10% or more the of the entity’s total amount of assets must be disclosed.

Given the nature of the business carried out by the Group, the strategic business unit is the only segment recognized (this is not broken down by product line). This segment is managed as a single entity as, to date, it does not correspond to a specific market type or regulatory regime. No further breakdown by segment is therefore disclosed in these notes to the consolidated financial statements.

The only client to which the Group's sold goods or provided services representing over 10% of the Group's consolidated turnover was Gentec, S.A. (11.3% in 2014 and 11.8% in 2013).

28.	Differences and Reconciliation between Spanish GAAP and U.S. GAAP

Differences between Spanish GAAP and U.S. GAAP

The principal differences between Spanish GAAP and U.S. GAAP (United States Generally Accepted Accounting Principles) that affect the net income and majority stockholders’ equity of the Group relate to the accounting treatment of the following items:

•	Under Spanish GAAP, grants are initially recognized and presented directly in equity and are generally recognised as income on a systematic and rational basis. Under U.S. GAAP, there is no specific guidance on accounting for government grants but they generally follow International Financial Reporting Standards for grant accounting. The classification on the balance sheet and recognition in the income statement depends on the nature and the terms of the grants, but government grants are never presented within equity but they are usually accounted as a liability instead of equity. In this case, government grants were awarded mainly to finance the acquisition of property, plant and equipment (principally, new production lines and technological improvements) and they are recognized under Spanish GAAP as income in accordance with amortization. Therefore, in order to make this accounting treatment compatible with US GAAP, government grants are reclassified as a liability.

•	In the period 2013 and 2014, in order to reduce the interest rate risk arising as a result of the granted loans, Gadea Group, entered into an interest rate swap with those financial entities that are accounted for as hedge accounting under Spanish GAAP. Spanish GAAP requires for hedge accounting that a hedge effectiveness assessment is performed at the balance sheet date. As the company reports annually, the assessment is prepared once a year. Under U.S. GAAP, ASC 815-20-35-2 requires entities to assess effectiveness every time financial statements or earnings are reported, and at least every three months; irrespectively of whether the company prepares financial statements quarterly or not. Therefore, in order for such hedges to qualify for hedge accounting under U.S. GAAP, an assessment should be prepared quarterly. As such quarterly assessment was not prepared (there was not need under Spanish GAAP). The impact of not applying hedge accounting for 2013 and 2014 would be a decrease in reported net income.

•	Capitalization of research and development expenses. Under Spanish GAAP, research expenditure may be capitalized if the same requirements as those established for the capitalization of development expenditure are met, and it is amortized over its useful life (maximum of five years). Development costs are capitalized if the related requirements are met and they are amortized over their useful life (presumed to be a maximum of five years if there is no evidence to the contrary). Under U.S. GAAP, expenses for research and development activities (except for certain computer software and website development costs, which is not the case of Gadea Group) are expensed as incurred. Following the U.S. GAAP guidance, capitalized development costs shall be expensed, therefore the amounts recorded within “Intangible Assets” caption under Spanish GAAP have been recognized into the heading ”Research and Development” of the statements of operations under U.S. GAAP. Additionally, the amounts related to the amortization and impairment under Spanish GAAP have also been regularized because such amortization and impairment would have been not accounted for under U.S. GAAP (there would have not been asset to amortize or impair). The tax effect of these adjustments originates also a deferred tax. These adjustments have been calculated on a cumulative basis for each period.

In 2014, Gadea Group sold its interest in Cyndea Pharma, S.L., which had capitalized some research and development expenses. As a consequence of adjusting these capitalized expenses under U.S. GAAP, the difference between the consideration received in this transaction and the value of assets and liabilities of Cyndea Pharma, S.L. (consolidated under proportionate method as it is explained below) increases and therefore the profit of this sale is higher.

•	Statement of cash flows. In the case of Gadea Group´s consolidated financial statements, statement of cash flows prepared under Spanish GAAP is similar to cash flows standards for U.S. GAAP except for different presentation of subtotals. Other potential differences between both GAAPs are not applicable in the case of Gadea Group.

We also bring your attention to certain issues:

a)	Gadea Grupo Farmacéutico, S.L. at December 31, 2013 maintained an investment of 50% in Cyndea Pharma, S.L. (the remaining participation was held by Infarco, S.A.). The entity was defined under Spanish GAAP as a “jointly controlled entity”, an accounted for the proportionate consolidation method. Under U.S. GAAP, Cyndea Pharma, S.L. would also be defined as a “jointly control entity” (i.e. a corporate joint venture) since no conditions exist that indicate substantive control of Cyndea Pharma, S.L. by any of the parties. Related to the accounting of such investment ASC 323-10-05-4 states that “equity method also best enables investors in corporate joint ventures to reflect the underlying nature of their investment in those ventures”. Therefore, investors should account for investments in common stock of corporate joint ventures by the equity method in consolidated financial statements. However, in U.S. GAAP proportionate consolidation is permitted for unincorporated joint ventures in specialized industries such as construction industry or extractive industry, but not for the pharmaceutical industry. Therefore, following the U.S. GAAP guidance, Cyndea Pharma S.L. should be accounted for under the equity method in the U.S. GAAP financial statements our sub which is consolidated under proportional method for purposes of Spanish GAAP. However, in the context of the information required by Rule 3-05 and Item 17 of Form 20-F, Gadea Group has the option of maintaining the use of the proportionate consolidation method, provided Gadea Group discloses the data of such investment consolidated within Gadea Group´s consolidated financial statements.

The 2013 balance sheet and the income statement of Cyndea Pharma, S.L. (presented on a pro-rata basis related to the interest of Gadea Grupo Farmacéutico, S.L. in Cyndea Pharma, S.L.) were as follows:

Thousands of Euros
NON-CURRENT ASSETS:
Intangible assets	1,070
Property, plant and equipment	8,039
Other long-term investments	55
Deferred tax assets	11
TOTAL NON-CURRENT ASSETS	9,175
CURRENT ASSETS:
Inventories	1,043
Trade and other receivables	1,065
Cash and cash equivalents	-
TOTAL CURRENT ASSETS	2,108
TOTAL ASSETS	11,283

Thousands of Euros
SHAREHOLDERS’ EQUITY:
Common stock	550
Additional paid-in capital	2,250
Other reserves and retained earnings	(3,901)
Net income of the year (loss)	(396)
Grants, donations and legacies	1,540
TOTAL SHAREHOLDERS’ EQUITY	43
NON-CURRENT LIABILITIES:
Non-current payables	2,076
Non-current payables to Group Companies	2,000
Deferred tax liabilities	660
Non-current accruals and unearned income	541
TOTAL NON-CURRENT LIABILITIES	5,277
CURRENT LIABILITIES:
Current payables	4,417
Current payables to Group Companies	300
Trade and other payables	1,239
Current accruals and unearned income	7
TOTAL CURRENT LIABILITIES	5,963
TOTAL LIABILITIES	11,283

Thousands of Euros
CONTINUING OPERATIONS:
Revenue	3,916
Changes in inventories of finished goods and work in progress	449
Work performed by the company and capitalized	267
Supplies	(2,077)
Other operating income	-
Personnel costs	(936)
Other operating expenses	(1,178)
Depreciation and amortization	(1,145)
Capital grants and other grants taken to income	326
Impairment losses and gains/(losses) on disposal of fixed assets	(283)
Other	23
OPERATING PROFIT/(LOSS)	(638)
Financial costs	(278)
Exchange differences	(3)
NET FINANCIAL INCOME (LOSS)	(281)
PROFIT/(LOSS) BEFORE TAXES	(919)
Corporate income tax	-
LOSS FOR THE YEAR	(919)

In 2014, Gadea Group sold its interest in Cyndea Pharma, S.L. Please note that, despite maintaining the use of the proportionate method of consolidation, the derecognition of research and development costs capitalized in the balance sheet of Cyndea Pharma, S.L., results in an increase in the difference between the consideration received in the sale and the value of assets and liabilities consolidated at the date of transaction under proportionate method. It should be noted that this effect in the income statement has to do with the difference between Spanish GAAP and US GAAP in relation to capitalization of research and development costs, and it is independent from the use of proportionate consolidation.

b)	Collaborative arrangements. Gadea Group enters into different arrangements in which the Gadea Group carries out the research, development and pharmaceutical manufacturing services of a generic pharma product and the counterparty takes the responsibility of the promotion, sale and distribution. Such activities are carried out without setting up a new legal entity and the parties will share income and expenses. There is not specific literature under Spanish GAAP for this kind of agreements. As a result, the Company has accounted for the incurred expenses (until the moment, this kind of arrangements has not generated operating income as a consequence of sales) and the amount billed of these expenses to the other partner has been accounted for as “Other operating expenses”. Topic 808 under U.S. GAAP regulates collaborative arrangements. To be within the scope of ASC 808, a venturer must be (1) an active participant in the joint operations conducted primarily outside of a legal entity, and (2) exposed to significant risks and rewards dependent on commercial success of the joint activity. Both criteria are met in the case of the collaborative arrangements in which Gadea Group enters as it directs and carries out several the activities of the joint operating activity, participates in a Steering Committee, shares income and expenses, etc. Participants in a collaborative arrangement shall report costs incurred and revenue generated from transactions with third parties (that is, parties that do not participate in the arrangement) in each entity's respective income statement. In accordance with ASC 808, an entity shall evaluate the income statement classification of payments between participants pursuant to a collaborative arrangement based on the nature of the arrangement, the nature of its business operations, the contractual terms of the arrangement, and whether those payments are within the scope of other authoritative accounting literature on income statement classification. Currently, the arrangements are in the phase of development and the only payments are those which the counterparty makes to the Group to compensate the research and development activities. Therefore, these payments should be accounted for as an offset to research and developments costs. Future payments in both directions shall be evaluated by the Group before deciding the classification in the income statement. However, this difference between Spanish GAAP and U.S. GAAP would result only in reclassifications in the statements of recognized income and expense (which besides, as it is pointed out below in this document, has a different structure) but not in the net income caption and therefore it has no effect in the reconciliation.

We also would like to highlight that, under Spanish GAAP, the income statement is presented by nature. U.S. GAAP requires expenses to be classified by their function for SEC registrants.

Reconciliation of Spanish GAAP to U.S. GAAP

A reconciliation of the reported net income, stockholders’ equity and statement of cash flows to U.S. GAAP is presented in accordance with the format stated for Item 17 in Forms 20-F.

The next tables illustrate the information required by Rule 3-05 and Item 17 of Form 20-F and it is based on the explanation of differences between Spanish GAAP and U.S. GAAP described previously:

Reconciliation of net income

	Thousands of Euros
	2014	2013

Net income/(expense) under local GAAP	13,093	5,321

Hedge accounting:	15	30
- Financial profit/loss	21	43
- Income tax	(6)	(13)
Recognition of research and development:	243	(211)
- Research and development expense	-	(858)
- Amortization expense	126	275
- Impairment expense	231	282
- Income tax	(114)	90
Result of the sale of 50% of Cyndea Pharma, S.L.:	727	-
- Impairment and gains/(losses) on the loss of significant influence over investments accounted for using the equity method or of joint-controlled entity	1,038	-
- Income tax	(311)	-
Net income/(expense) under U.S. GAAP	14,078	5,140

Reconciliation of Shareholder´s equity

	Thousands of Euros
	31/12/14	31/12/13

Shareholder´s Equity under local GAAP	47,602	36,508

Government grants’ classification	(1,078)	(2,092)
Hedge accounting:	-	-
- Other value adjustments	-	15
- Profit/loss of the year	15	30
- Other reserves	(15)	(45)
Recognition of research and development:	(996)	(1,239)
- Other reserves	(1,239)	(1,028)
• Gross impact on “Other reserves”	(1,769)	(1,468)
• Tax effect	530	440
- Profit/loss of the year	243	(211)
• Gross impact on “Profit/loss of the period”	357	(301)
• Tax effect	(114)	90
Result of the sale of 50% of Cyndea Pharma, S.L.:	727	-
- Profit/loss of the year	727	-
• Gross impact on “Profit/loss of the period”	1,038	-
• Tax effect	(311)	-
Shareholder´s Equity under U.S. GAAP	46,255	33,177

Statement of cash flows

Year ended 31 December 2014

	Thousands of Euros
	Adjustments
	Local GAAP	Hedge Accounting	R&D	Sale of Cyndea Pharma, S.L.	U.S. GAAP

Cash Flows from Operating Activities:
- Profit/(loss) for the period before tax	16,539	21	357	1,038	17,955
- Adjustments to profit/(loss) for the period	2,583	(21)	(357)	-	2,205
- Movements in working capital and others	(9,358)	-	-	-	(9,358)
Cash Flows generated by (used in) operating activities	9,764	-	-	1,038	10,802
Cash Flows from Investing Activities:
Net cash generated by (used in) investing activities	(6,382)	-	-	(1,038)	(7,420)
Cash Flows from Financing Activities:
Net cash generated by (used in) financing activities	425	-	-	-	425
Effects of exchange rate changes on the balance of cash held in foreign currencies	168	-	-	-	168
Net increase/(decrease) in cash or cash equivalents	3,975	-	-	-	3,975

Year ended 31 December 2013

	Thousands of Euros
		Adjustments
	Local GAAP	Adj. 2: Hedge Accounting	Adj. 3: R&D	U.S. GAAP

Cash Flows from Operating Activities:
- Profit/(loss) for the period before tax	6,336	43	(301)	6,078
- Adjustments to profit/(loss) for the period	4,248	(43)	(557)	3,648
- Movements in working capital and others	(4,622)	-	-	(4,622)
Cash Flows generated by (used in) operating activities	5,962	-	(858)	5,104
Cash Flows from Investing Activities:
Net cash generated by (used in) investing activities	(6,941)	-	858	(6,083)
Cash Flows from Financing Activities:
Net cash generated by (used in) financing activities	(1,332)	-	-	(1,332)
Effects of exchange rate changes on the balance of cash held in foreign currencies	(120)	-	-	(120)
Net increase/(decrease) in cash or cash equivalents	(2,431)	-	-	(2,431)

Earnings per share (EPS)

	Thousands of Euros
	2014	2013

Basic and Diluted EPS Computation
- Income (or loss) from continuing operations under U.S. GAAP	14,078	5,140
- Adjustments for preferred stock dividends and extraordinary items	-	-
Net income available to common stockholders	14,078	5,140

Year	Dates Outstanding	Shares Outstanding	Fraction of Period	Weighted Average Shares

2014	January 1-December 31	2.618.923.039	12/12	2.618.923.039

Basic and Diluted EPS 2014 (*)	0,0054 euros

Year	Dates Outstanding	Shares Outstanding	Fraction of Period	Weighted Average Shares

2013	January 1-December 31	2.618.923.039	12/12	2.618.923.039

Basic and Diluted EPS 2013 (*)	0,0020 euros

(*)	The equation for computing basic EPS is:

Income available to common stockholders

Weighted Average Shares

SIGNATURE OF THE SOLE DIRECTOR

The Sole-Director of Gadea Grupo Farmacéutico, S.L.U. signs the consolidated financial statements and notes thereto for the years ended 31 December 2014, 2013 and 2012.

Boecillo (Valladolid), 14 September 2015

/s/ Lori-Marie Henderson
Ms. Lori-Marie Henderson
Representing Exirisk Spain, S.L.
Sole Director

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT 30 JUNE 2015 AND 31 DECEMBER 2014 (NOTES 1 TO 5)

(Thousands of Euros)

ASSETS	30/06/15 (*)	31/12/14	TOTAL EQUITY AND LIABILITIES	30/06/15 (*)	31/12/14

NON-CURRENT ASSETS:			SHAREHOLDERS’ EQUITY:
Intangible assets (Note 6)-	2,645	2,881	CAPITAL AND RESERVES (Note 12)-	32,267	46,524
Goodwill on consolidation	2,180	2,180	Capital	26,189	26,189
Other intangible assets	465	701	Share premium	1,544	1,544
Property, plant and equipment (Note 7)-	25,027	25,016	Reserves and retained earnings	16,891	6,698
Land and buildings	7,709	7,822	Profit for the period attributed to the Parent	8,843	13,093
Production equipment and other PP&E	13,781	15,189	Interim dividend	(21,200)	(1,000)
PP&E in progress and advances	3,537	2,005	GRANTS, DONATIONS AND LEGACIES
Non-current financial assets (Note 8)-	22	22	RECEIVED (Note 14)-	1,017	1,078
Equity instruments	9	9	In consolidated companies	1,017	1,078
Other financial assets	13	13	Total net equity	33,284	47,602
Deferred tax assets (Note 17)	1,013	1,013
Total non-current assets	28,707	28,932	NON-CURRENT LIABILITIES:
			Non-current payables (Note 16)-	31,332	13,049
			Payables to financial institutions	26,430	6,716
			Other financial liabilities	4,902	6,333
CURRENT ASSETS:			Deferred tax liabilities (Note 17)	734	759
Inventories (Note 9)	29,381	19,973	Total non-current liabilities	32,066	13,808
Trade and other receivables-	22,276	22,798
Sales and services provided to clients (Note 10)	20,001	18,901	CURRENT LIABILITIES:
Personnel	10	6	Current payables (Note 16)-	11,731	7,956
Other receivables from public authorities (Note 17)	2,265	3,891	Payables to financial institutions	9,113	6,071
Current financial assets (Note 8)-	6	1,006	Other financial liabilities	2,618	1,885
Other financial assets	6	1,006	Trade and other payables-	18,414	11,350
Current prepayments and accrued income	-	12	Suppliers (Note 16)	11,274	6,374
Cash and cash equivalents (Note 11)	15,125	7,995	Other payables to public authorities (Note 17)	2,025	737
Cash	15,119	7,925	Current tax liabilities (Note 17)	2,344	1,074
Other cash equivalents	6	70	Other payables (Note 16)	2,771	3,165
Total current assets	66,788	51,784	Total current liabilities	30,145	19,306
TOTAL ASSETS	95,495	80,716	TOTAL EQUITY AND LIABILITIES	95,495	80,716

The accompanying Notes 1 to 28 are an integral part of the consolidated balance sheet at 30 June 2015.

(*) Unaudited figures.

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

FOR THE SIX MONTHS ENDED

30 JUNE 2015 AND 2014 (NOTES 1 TO 5)

(Thousands of Euros)

	30/06/15 (*)	30/06/14 (*)

CONTINUING OPERATIONS:
Revenue (Note 19)-	40,554	33,997
Sales	37,079	33,272
Provision of services	3,475	725
Changes in inventories of finished goods and work in progress (Note 9)	7,375	2,377
Supplies (Note 19)-	(23,657)	(19,166)
Cost of raw materials and other consumables used	(21,796)	(18,149)
Outsourced production	(1,861)	(1,017)
Other operating revenues-	195	357
Ancillary and other operating income	9	260
Operating grants transferred to income in the period	186	97
Personnel costs-	(6,061)	(5,820)
Wages, salaries and similar expenses	(4,607)	(4,393)
Employee welfare charges (Note 19)	(1,454)	(1,427)
Other operating expenses-	(4,869)	(4,928)
External services and taxes other than income tax	(4,847)	(4,841)
Other operating expenses	(22)	(87)
Depreciation and amortization (Notes 6 and 7)	(1,759)	(2,187)
Capital grants and other grants taken to income (Note 14)	86	236
Impairment losses and gains/(losses) on disposal of fixed assets-	1	-
Gains/(losses) on disposal and other gains and losses	1	-

OPERATING PROFIT/(LOSS)	11,865	4,866

Finance income-	4	4
On negotiable securities and other financial instruments:
Of third parties	4	4
Finance costs-	(334)	(512)
On payables to third parties	(334)	(512)
Exchange differences (Note 21)	329	17

NET FINANCE INCOME	(1)	(491)

Impairment and gains/(losses) on the loss of significant influence over investments accounted for using the equity method or of joint control over a jointly-controlled entity	-	-

PROFIT/(LOSS) BEFORE TAXES	11,864	4,375

Corporate income tax (Note 17)	(3,021)	(1,138)

PROFIT/(LOSS) FOR THE PERIOD FROM CONTINUING OPERATIONS	8,843	3,237

DISCONTINUED OPERATIONS:
Profit after tax for the period from discontinued operations	-	-
CONSOLIDATED PROFIT FOR THE PERIOD	8,843	3,237

Profit attributable to the Parent	8,843	3,237
Profit attributable to non-controlling interests (Note 15)	-	-

The accompanying Notes 1 to 28 are an integral part

of the consolidated income statement

for the six months to 30 June 2015.

(*) Unaudited figures.

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED

30 JUNE 2015 AND 2014 (NOTES 1 TO 5)

A) CONSOLIDATED STATEMENTS OF RECOGNIZED INCOME AND EXPENSE

(Thousands of Euros)

	30/06/15 (*)	30/06/14 (*)

CONSOLIDATED PROFIT FOR THE PERIOD (I)	8,843	3,237

Income and expense recognized directly in equity:
- Grants, donations and bequests received	-	-
- Tax effect	-	-

TOTAL CONSOLIDATED INCOME AND EXPENSE RECOGNIZED DIRECTLY IN EQUITY (II)	-	-

Transfers to the consolidated income statement:
- Grants, donations and legacies received (Note 14)	(86)	(236)
- Tax effect (Notes 14 and 17)	25	71

TOTAL TRANSFERS TO THE CONSOLIDATED INCOME STATEMENT (III)	(61)	(165)
TOTAL CONSOLIDATED RECOGNIZED INCOME AND EXPENSES (I+II+III)	8,782	3,072
Total income and expense attributed to the Parent	8,782	3,072
Total income and expense attributed to non-controlling interests	-	-

The accompanying Notes 1 to 28 are an integral part of

the consolidated statement of recognized income and expense

for the six months to 30 June 2015.

(*) Unaudited figures.

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE SIX MONTHS TO 30 JUNE 2015 AND 2014 (NOTES 1 TO 5)

B) CONSOLIDATED STATEMENTS OF TOTAL CHANGES IN EQUITY

	Thousands of Euros
			Reserves		Profit for
				Other	the Period			Grants,
				Reserves	Attributable			Donations and	Non-
		Share	Legal	and Retained	to the	Interim	Remeasure-	Legacies	Controlling
	Capital	Premium	Reserve	Earnings	Parent	Dividend	ments	Received	Interests	TOTAL

CLOSING BALANCE YEAR-END 2013	26,189	1,544	1,502	4,225	5,321	(4,350)	(15)	2,092	-	36,508

Adjustments for changes in accounting policy 2013	-	-	-	-	-	-	-	-	-	-
Adjustments to correct errors 2013	-	-	-	-	-	-	-	-	-	-

ADJUSTED BALANCE AT 1 JANUARY 2014	26,189	1,544	1,502	4,225	5,321	(4,350)	(15)	2,092	-	36,508

Total recognized income and expense	-	-	-	-	3,237	-	-	(165)	-	3,072
Transactions with shareholders or owners-
Interim dividend (Note 4)	-	-	-	-	-	(1,000)	-	-	-	(1,000)
Distribution of profit and loss for 2013 attributable to the Parent	-	-	634	337	(5,321)	4,350	-	-	-	-

CLOSING BALANCE AT 30 JUNE 2014 (*)	26,189	1,544	2,136	4,562	3,237	(1,000)	(15)	1,927	-	38,580

	Thousands of Euros
			Reserves		Profit for
				Other	the Period			Grants,
				Reserves	Attributable			Donations and	Non-
		Share	Legal	and Retained	to the	Interim	Remeasure-	Legacies	Controlling
	Capital	Premium	Reserve	Earnings	Parent	Dividend	ments	Received	Interests	TOTAL

CLOSING BALANCE YEAR-END 2014	26,189	1,544	2,136	4,562	13,093	(1,000)	-	1,078	-	47,602

Adjustments for changes in accounting policy 2014	-	-	-	-	-	-	-	-	-	-
Adjustments to correct errors 2014	-	-	-	-	-	-	-	-	-	-

ADJUSTED BALANCE AT 1 JANUARY 2015	26,189	1,544	2,136	4,562	13,093	(1,000)	-	1,078	-	47,602

Total recognized income and expense	-	-	-	-	8,843	-	-	(61)	-	8,782
Transactions with shareholders or owners-
Dividend against voluntary reserves (Note 4)	-	-	-	(1,900)	-	-	-	-	-	(1,900)
Interim dividend (Note 4)	-	-	-	-	-	(21,200)	-	-	-	(21,200)
Distribution of profit and loss for 2014 attributable to the Parent	-	-	223	11,870	(13,093)	1,000	-	-	-	-

CLOSING BALANCE AT 30 JUNE 2015 (*)	26,189	1,544	2,359	14,532	8,843	(21,200)	-	1,017	-	33,284

The accompanying Notes 1 to 28 are an integral part of the consolidated statement of total changes in equity for the six months ended 30 June 2015.

(*) Unaudited figures.

GADEA GRUPO FARMACÉUTICO, S.L.U. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED

30 JUNE 2015 AND 2014 (NOTES 1 TO 5)

(Thousands of Euros)

	30/06/15 (*)	30/06/14 (*)

CASH FLOWS FROM / (USED IN) OPERATING ACTIVITIES (I):
Consolidated profit before tax for the period	11,864	4,375
Adjustments to results-	1,673	2,442
- Depreciation and amortization (Notes 6 and 7)	1,759	2,187
- Allocation to profit or loss of grants (Note 14)	(86)	(236)
- Finance income	(4)	(4)
- Finance expenses	334	512
- Gains/(losses) on derecognition and disposal of fixed assets	(1)	-
- Exchange differences (Note 21)	(329)	(17)
Changes in working capital-	(5,033)	(3,064)
- Inventories	(9,408)	(4,187)
- Trade and other receivables	277	(861)
- Other current assets	12	(43)
- Trade and other payables	4,086	2,061
- Other non-current assets and liabilities	-	(34)
Other cash flows from / (used in) operating activities-	68	222
- Interest paid	(235)	(386)
- Interest received	4	4
- Income tax received (Note 17)	299	604
Total cash flows from / (used in) operating activities	8,572	3,975

CASH FLOWS FROM / (USED IN) INVESTING ACTIVITIES (II):
Payments for acquisitions-	(1,652)	(5,999)
- Intangible assets (Note 6)	-	(66)
- Property, plant and equipment (Notes 7 and 16)	(1,652)	(4,564)
- Other financial assets (Note 8)	-	(1,369)
Proceeds from disinvestments-	1,003	147
- Property, plant and equipment (Notes 7 and 16)	3	-
- Other financial assets (Note 8)	1,000	147
Total cash flows from / (used in) investing activities	(649)	(5,852)

CASH FLOWS (FROM)/USED IN FINANCING ACTIVITIES (III):
Receipts and payments on financial liabilities-	22,075	4,937
- Debt issues (repayment and redemption) with credit institutions, net (Note 16)	22,713	1,935
- Issue (repayment and redemption) of other debt instruments (Note 16)	(638)	3,002
Dividends and returns on other equity instruments paid-	(23,100)	(1,000)
- Dividends (Note 4)	(23,100)	(1,000)
Total cash flows (from) / used in financing activities	(1,025)	3,937

EFFECT OF CHANGES IN EXCHANGE RATES (IV) (Note 21)	232	95

NET INCREASE IN CASH OR CASH EQUIVALENTS (I+II+III+IV)	7,130	2,155

Cash or equivalents at the start of the period	7,995	4,020
Cash or cash equivalents at end of the period (Note 11)	15,125	6,175

The accompanying Notes 1 to 28 are an integral part

of the consolidated statement of cash flows

for the six months to 30 June 2015.

(*) Unaudited figures.

Gadea Grupo Farmacéutico, S.L.U. and Subsidiaries

Explanatory notes to the interim consolidated
financial statements for the
six months ended 30 June 2015

1.	Description of the Group

Parent and the Group’s activities

Gadea Grupo Farmacéutico, S.L.U. (“the Parent”) was incorporated on 18 January 2007, with the corporate name “Gadea Pharmaceutical Group, S.L.”. On 29 June 2011, at the Annual General Meeting, the Board of Directors agreed to change its corporate name to its current name.

Currently, its registered address and headquarters are at Parque Tecnológico de Boecillo (Valladolid).

Its corporate purpose includes the following businesses:

–	The provision of scientific and technical advice and advice on the organization and optimization of companies in the pharmaceutical sector, including the chemical industry.

–	The provision of management advice on companies’ domestic operations, including imports and exports, patents, waste management, and the manufacture and sale of chemical products.

–	The manufacture, sale, study, design, programming, acquisition, handling and trade, in Spain and abroad, of raw materials, intermediate, semi-finished and finished products, for the chemical, pharmaceutical, cosmetic, veterinary, and food industries, except for those products which may only be sold, stored or handled by specific companies in accordance with the Law.

–	The planning, programming, study, sale, investigation and development of chemical, pharmaceutical, veterinary, cosmetic and food processes, and the sale of related technologies. The design and implementation of industrial processes or chemical, pharmaceutical, cosmetic, veterinary and food products in factories.

–	The planning, programming, study, sale, packaging and distribution of chemical, pharmaceutical, veterinary, cosmetic and food products.

–	Performing studies and giving expert opinions on the environmental impact and image of these materials and providing legal and technical advice.

–	Real estate businesses relating to the acquisition, tenure, sale, promotion, urbanization, division of land, construction, renovation and operation, for rent or any other means, of any type of real estate.

–	The acquisition, tenure, and sale of all types of real estate asset, including shares in any type of company, and those that do not have securities, excluding businesses regulated under special legislation.

Currently, the Parent’s business is focused on the corporate development of the Group which it heads, together with identifying, analyzing and selecting new products and potential investment opportunities for the Group. Its business also includes owning shares in companies that provide services to the Group’s companies and acting as a channel and distributor for the financing obtained from financial institutions by the Parent or by the other Group companies, based on each company’s funding needs and projects.

Gadea Grupo Farmacéutico, S.L.U. is the head of an international subgroup (“Grupo Gadea” or “Gadea Group”) comprised of companies dedicated to the development and subsequent manufacture and sale of active pharmaceutical ingredients (API) of pharmaceutical products.

During recent years, Grupo Gadea has implemented a significant investment plan and has incurred significant expenses related to the development of new factories and production lines. Grupo Gadea’s business plan for the future is based on significant forecast increases in net revenues, operating turnover and profit.

Ownership

Since 16 July 2015 all the share capital of the Parent is held by the company Exirisk Spain, S.L.U., whose registered offices are in Madrid (Spain) and whose owner is the AMRI Group, an international group (Notes 12 and 24). The parent of this group is Albany Molecular Research, Inc., a listed company whose common stock is traded on the NASDAQ Global Market and whose registered offices are in Corporate Circle, 26, Albany (New York - USA).

Subsidiaries

Subsidiaries are classified as those over which the Group has effective control, which is exercised generally, although not exclusively through either direct or indirect ownership of 50% or more of the voting rights of the investee companies, or if this percentage is lower or zero, where other circumstances or agreements exist that grant the Group this control. Control is “the ability to govern the financial and operating policies of a company so as to obtain profits from its activities”.

The subsidiaries that have been included in the interim consolidated financial statements for the six months ended 30 June 2015 as “fully consolidated companies” are detailed below:

						Thousands of Euros
			Parent’s % Shareholding			Carrying Amount of the Investment
Corporate Name	Registered Address	Business	Direct	Indirect	Total	30/06/15	31/12/14	30/06/14

Crystal Pharma, S.A.U.	Boecillo (Valladolid)	Chemical pharmaceutical	100.00	-	100.00	23,728	23,728	23,728
Crystal Pharma, Ltd.	Zejtun (Malta)	Chemical pharmaceutical	100.00	-	100.00	817	817	817
Gadea Biopharma, S.L.U.	León	Pharmaceutical and biotechnology	100.00	-	100.00	9,000	8,800	6,800
Bioraw, S.L.U. (a)	Boecillo (Valladolid)	Chemical biotechnology	100.00	-	100.00	2,100	2,100	100
Bionice, S.L.U. (a) (b)	León	Chemical biotechnology	100.00	-	100.00	100	100	100
						35,745	35,545	31,545

(a)	Companies incorporated as at 31 December 2013.

(b)	Inactive since incorporation.

Crystal Pharma, S.A.U. was incorporated in Segovia on 1 February 1996. Later, in November of the same year, it moved its registered address to Parque Tecnológico de Boecillo (Valladolid), where it also has its production facilities. Currently, Crystal Pharma, S.A.U.’s main business is the investigation, development and subsequent manufacture and sale of active pharmaceutical ingredients (API) for pharmaceutical products. In 2011, it merged with Ragactives, S.L.U., a company incorporated on 23 November 2006, whose main businesses were the investigation, development, and subsequent manufacture and sale of active pharmaceutical ingredients (API) for pharmaceutical products.

On 14 December 2005, Crystal Pharma, S.A.U. acquired the entire share capital of Crystal Pharma, Ltd. (previously Solea Pharma, Ltd) for €23k. This investment was transferred to the Parent in 2009. This subsidiary’s registered address is in Zejtun (Malta) and its business consists of the manufacture of active pharmaceutical ingredients (API) for the pharmaceutical industry, with a large part of its output sold to Group companies.

Gadea Biopharma, S.L.U. was incorporated on 14 June 2011, and its registered address is Parque Tecnológico de León. This subsidiary’s capital was increased in 2012 and 2015 and the Parent has also made additional contributions to its equity. On 8 June 2015 the Parent decided to increase the capital of Gadea Biopharma, S.L.U. by €50k (with a share premium of €150k) and to make an additional contribution to its equity of €2,000k, although at 30 June 2015 this additional contribution had not been paid in. Its main businesses are the investigation, development and subsequent manufacture and sale of pharmaceutical products. The construction and implementation of its production plant was completed in late 2013.

Bioraw, S.L.U. and Bionice, S.L.U. were incorporated on 31 December 2013, and their corporate purpose consists of chemical biotechnical processes. Bioraw, S.L.U. commenced production of intermediate fermented products in late 2014 at its plant in San Cristóbal de Entreviñas (Zamora, Spain). Bionice, S.L.U. has not yet commenced trading. On 19 December 2014 the Parent made an additional contribution of €2,000k to the equity of Bioraw, S.L.U.

Jointly controlled entities

“Jointly controlled entities” are defined as companies which are jointly managed by the Parent and/or another of the Group’s companies and one or more third parties. In September 2014 the Group sold its investment in Cyndea Pharma, S.L., the only jointly controlled company it had in that year.

Cyndea Pharma, S.L. was, therefore, accounted for in the interim consolidated financial statements for the six months ended 30 June 2014 using the proportionate method, based on the Parent’s 50% shareholding in the company. Information relating to the jointly controlled entity at 30 June 2014 is detailed below:

						Thousands of Euros
			Parent’s % Shareholding			Carrying Amount of the Investment in
Corporate Name	Registered Address	Business	Direct	Indirect	Total	the Parent’s at 30/06/14
Cyndea Pharma, S.L.	Ólvega (Soria)	Pharmaceuticals	50.00	-	50.00	2,969

On 19 September 2014 the Parent sold this investment to another shareholder and it was therefore removed from the Group’s scope of consolidation in the second half of 2014 (Note 2-e).

Cyndea Pharma, S.L. (previously Gideon Pharma, S.L.U.) was incorporated in Madrid on 18 May 2005 and its registered address and production facilities are located at Polígono Industrial de Ólvega (Soria, Spain). It develops and manufactures specialised pharmaceutical products and provides analytical services through “contract manufacturing”.

Following the sale of its investment in Cyndea Pharma, S.L., at 30 June 2015 and 31 December 2014 the Group had no investments in jointly controlled entities.

Associated Companies

“Associated companies” are defined as those where the Group has powers to exercise a significant influence, but not control or joint control. This is usually because it has a direct or indirect shareholding equal to or greater than 20% of the voting rights of the investee.

At 30 June 2015 and 2014, and at 31 December 2014, the Group had no associated companies.

2.	Basis of presentation of the interim consolidated financial statements and principles of consolidation

a)	Regulatory framework on financial disclosure applicable to the Group

The interim consolidated financial statements have been prepared by the Parent’s Sole Director in accordance with the regulatory framework of financial reporting applicable to the Group (“Spanish Generally Accepted Principles” or “Spanish GAAP”), which is established in:

•	The Commercial Code and other commercial law.

•	Spanish standards for the preparation of consolidated financial statements (approved by Royal Decree 1159/2010), Generally Accepted Accounting Principles (approved by Royal Decree 1514/2007 and subsequent modifications) and, where appropriate, industry adaptations.

•	The mandatory standards approved by the Institute of Accounting and Auditing implementing GAAP and related standards.

•	Other applicable Spanish accounting standards.

The amounts included within the documents comprising the consolidated financial statements are, unless otherwise stated, all expressed in thousands of euros.

b)	True and fair view

The interim consolidated financial statements for the six months ended 30 June 2015 have been prepared from the individual accounting records of Gadea Grupo Farmacéutico, S.L. and of the consolidated companies (Note 1) and are presented in accordance with the applicable regulatory framework (“Spanish GAAP”) on financial reporting and, in particular, the accounting principles and criteria contained therein, so as to give a true and fair view of the Group’s net assets and financial situation at 30 June 2015 and the results of operations and of its cash flows during the six months then ended.

Grupo Gadea’s 2014 consolidated financial statements were approved by the shareholders at the Annual General Meeting on 30 June 2015.

c)	Application of non-mandatory accounting principles

No non-mandatory accounting principles have been applied. The Parent’s Sole Director has prepared the interim consolidated financial statements based on all the mandatory principles and standards that have a material effect on the consolidated financial statements.

The accompanying interim consolidated financial statements include, using the various applicable consolidation methods, all of the companies belonging to the Group, defined as the universe of companies comprising a decision-making unit, in keeping with the contents of article 42 of the Spanish Code of Commerce; the consolidation methods used are described in Note 2-d below.

The interim consolidated financial statements for the six months ended 30 June 2015 have been prepared on a “going concern” basis.

d)	Principles of Consolidation

The interim consolidated financial statements for the six months ended 30 June 2015 have been prepared using a “bottom-up procedure” meaning the Group’s interim consolidated financial statements have been obtained from each of the corresponding subgroups, starting with the smallest and moving to the largest until reaching Total Group level.

Subsidiaries

The “subsidiaries” over which the Group has effective control, as it holds a majority of the votes on their representative and decision-making bodies, have been fully consolidated and therefore the following applies:

1.	All balances and transactions between the consolidated companies and material gains or losses on internal operations not carried out with third parties have been eliminated on consolidation.

2.	Certain adjustments and reclassifications have been made to standardize the accounting principles and valuation criteria used by different companies.

3.	When a subsidiary is acquired, its assets, liabilities and contingent liabilities are recorded at fair value at the date of acquisition. Positive differences between the price of acquisition and the fair value of the net assets acquired are recorded as “Goodwill” while negative differences are expensed at the date of acquisition.

4.	The share of profit or loss and net changes in subsidiaries’ equity attributable to non-controlling interests is calculated based on the voting rights existing at that time, excluding any potential exercisable or convertible rights. Non-controlling interests’ share of the investment is stated at their proportion of the fair values of the assets and liabilities recognized.

5.	The equity and results of the subsidiary companies attributable to non-controlling interests are presented in consolidated net equity, under “Non-controlling interests”, in the consolidated balance sheet, and under “Profit and loss attributable to non-controlling interests” in the consolidated income statement.

6.	The results generated by subsidiary companies acquired during the period are included in the consolidated income statement only from the date of acquisition to the year end. Similarly, the results of subsidiary companies disposed of during the period are included in the consolidated income statement only from the beginning of the year to the date of disposal.

7.	Acquisitions of shares from non-controlling interests in subsidiaries that the Group previously had effective control and which, therefore, only lead to an increase in the Group’s percentage shareholding, are treated, for the purposes of consolidation, as operations with equity instruments. In accordance with Measurement and Recognition Standard No. 9, paragraph 4 of Spanish GAAP, the balance recorded under “Non-controlling interests” is therefore reduced and the consolidated reserves are restated for the difference between the value of the consideration paid by the Group and the amount by which the balance under “Non-controlling interests” has been changed. No “Goodwill” whatsoever is recorded for this operation, nor does it include assets or liabilities from the consolidated balance sheet.

As explained in Note 1, the interim consolidated financial statements of the subsidiaries used in the consolidation process refer to the same reporting date and cover the same period as those of the Parent.

The functional currency of the only foreign subsidiary is the euro, it is not therefore necessary to translate the items recorded in its balance sheet, income statement, statement of changes in equity or statement of cash flows.

Jointly controlled entities

The jointly controlled entity Cyndea Pharma, S.L. was consolidated in the six months ended 30 June 2014 using the “proportionate method”, incorporating the assets, rights and obligations and the income and expenses of this company in proportion to the Group’s shareholding in it. The Group disposed of its investment in this company in September 2014. The consolidated income statement for the six months ended 30 June 2014 therefore includes the income and expenses of this company were and incurred in proportion to the Group’s investment in its share capital, taking into account only those earned and incurred from the start of that financial year to 30 June 2014, while these are not included in the consolidated income statement for the six months ended 30 June 2015.

e)	Changes in the scope of consolidation

The jointly controlled company Cyndea Pharma, S.L. was removed from the scope of consolidation in 2014 following the sale to a third party of the Group’s shares in the capital of said company, representing 50% of its share capital.

The share sale transaction was recorded as a matter of public deed on 19 September 2014 and the sale price was €3,000k. The gain generated on this transaction was recorded in the Group’s consolidated income statement in the second half of 2014. On the removal of this company from the scope of consolidation in 2014 all its assets and liabilities were retired from the consolidated balance sheet, together with any adjustments for remeasurements, grants, donations and legacies received which had been recorded in the Group’s consolidated balance sheet.

The effect of including the assets and total equity and liabilities of Cyndea Pharma, S.L. in the consolidated balance sheet for the six months ended 30 June 2014 is as follows:

Thousands of Euros

NON-CURRENT ASSETS:
Intangible assets	1,260
Property, plant and equipment	7,738
Non-current financial assets	57
Deferred tax assets	11
Total non-current assets	9,066

CURRENT ASSETS:
Inventories	1,156
Trade and other receivables	1,251
Current financial assets	-
Current prepayments and accrued income	55
Cash and cash equivalents	-
Total current assets	2,462
TOTAL ASSETS	11,528

SHAREHOLDERS’ EQUITY:
CAPITAL AND RESERVES-
Capital	550
Share premium	2,250
Reserves and retained earnings	(4,062)
Profit for the period attributed to the Parent	(373)
Interim dividend	-
GRANTS, DONATIONS AND LEGACIES RECEIVED	1,422
Total net equity	(213)

NON-CURRENT LIABILITIES:
Non-current payables	4,168
Deferred tax liabilities	610
Total non-current liabilities	4,778

CURRENT LIABILITIES:
Current payables	5,370
Trade and other payables	1,593
Total current liabilities	6,963
TOTAL EQUITY AND LIABILITIES	11,528

The effect of including the revenues and expenses of Cyndea Pharma, S.L. in the consolidated income statement for the six months ended 30 June 2014 is as follows:

Thousands of Euros

CONTINUING OPERATIONS:
Net turnover	2,811
Changes in inventories of finished goods and work in progress	(100)
Work performed by the Group and capitalized	-
Supplies	(1,309)
Other operating revenues	75
Personnel costs	(621)
Other operating expenses	(645)
Depreciation and amortization	(573)
Capital grants and other grants taken to income	168
Impairment losses and gains/(losses) on disposal of fixed assets	-
OPERATING PROFIT/(LOSS)	(194)
Finance income	-
Finance costs	(179)
Exchange gains/(losses)	-
NET FINANCE INCOME	(179)
PROFIT/(LOSS) BEFORE TAXES	(373)
Income tax	-
PROFIT/(LOSS) FOR THE PERIOD FROM CONTINUING OPERATIONS	(373)
DISCONTINUED OPERATIONS:
Profit after tax for the period from discontinued operations	-
CONSOLIDATED PROFIT/(LOSS) FOR THE PERIOD	(373)
Profit/(loss) attributable to the Parent	(373)

At 30 June 2015 and 31 December 2014 the Group had no outstanding receivable in respect of the sale of its investment in Cyndea Pharma, S.L.

There were no other changes in the Group’s scope of consolidation in the six months ended 30 June 2015 and 2014 or in the last half of 2014.

f)	Responsibility for disclosure and critical aspects of the measurement and estimation of uncertainty

The information contained in the interim consolidated financial statements is the responsibility of the Parent’s Sole Director.

In preparing the interim consolidated financial statements for the six months ended 30 June 2015, estimates made have been used on occasion to measure certain assets, liabilities, income, expenses and commitments that would not be easily determined by other sources. These estimates are based on historical information and other factors that are considered reasonable in accordance with current circumstances. These estimates refer to the following:

•	The useful life of property, plant and equipment and intangible assets.

•	The assessment of possible impairment losses on certain assets. When measuring non-current assets other than financial assets, estimates must be made to determine their fair value to assess whether these assets should be impaired. To determine fair value, the Group’s directors estimate, as warranted, the expected cash flows from the assets or the cash-generating units to which the belong, applying an appropriated discount rate to calculate the present value of these cash flows (Note 6).

•	The classification of leases as operating or financial.

•	The fair value of certain financial instruments.

•	The amount of the provisions. The Group has made judgments and estimates as to the likelihood that risks will materialize that could require that a provision be recognized, as well as the corresponding amounts. A provision is recognized only when the risk is considered probable, by estimating the cost that would be generated by the obligating event.

•	The application of deferred tax assets. Deferred tax assets are recognized for temporary differences pending reversal, unused tax credits and tax losses to the extent that it is probable that future taxable profit will be available against which these assets may be utilized. To determine the amount of deferred tax assets that can be recognized, the Directors estimate the amounts and dates on which future taxable profits will be obtained and the reversion period of taxable temporary differences.

•	Taxation. In accordance with prevailing tax legislation, tax returns cannot be considered final until they have been inspected by the tax authorities or until the four-year inspection period has elapsed. The Parent’s Sole Director believes that no significant additional tax liabilities would arise for the Group in the event of a tax inspection.

Although these estimates were made with the best information available at 30 June 2015, future events may make it necessary to review these estimates (upwards or downwards) in future periods. Any such changes would be applied prospectively in the consolidated income statements in the years affected.

g)	Information for the purposes of comparison

For the purposes of comparison, the consolidated balance sheet at 30 June 2015 is presented alongside that for the financial year immediately preceding said period (31 December 2014), while each item in the consolidated income statement, consolidated statement of changes in equity and consolidated statement of cash flows for the six months ended 30 June 2015 is presented together with the corresponding figure for the six months ended 30 June 2014.

The information relating to the year ended 31 December 2014 and the six months ended 30 June 2014 included in these Explanatory Notes is presented for the purpose of comparison with that relating to the six months ended 30 June 2015.

h)	Grouping of items

Certain items in the consolidated balance sheet, income statement, statement of changes in shareholders’ equity and statement of cash flows are grouped together to facilitate their understanding; however, whenever the amounts involved are significant, the information is broken down in the Explanatory Notes to the interim consolidated financial statements.

i)	Changes in accounting criteria

In the six months ended 30 June 2015 no significant changes were made to the accounting criteria applied in 2014.

j)	Correction of errors

No significant errors were identified in the preparation of the interim consolidated financial statements for the six months ended 30 June 2015 that would have led to a restatement of the amounts included in the 2014 consolidated financial statements.

3.	Business Combinations

During the six months ended 30 June 2015 and during 2014, the Group did not carry out any business combinations.

4.	Distribution of the Parent’s profit

The distribution of the Parent’s for the years ended 31 December 2014 and 2013, approved by the shareholders at the Annual General Meeting on 30 June 2015 and 18 June 2014, respectively, as detailed below:

	Thousands of Euros
	2014	2013

Basis of distribution:
Profit for the year	2,224	6,341

Distribution:
Legal Reserves	223	634
Voluntary Reserves	1,001	1,357
Dividends	1,000	4,350
	2,224	6,341

Interim dividend paid from 2015 and 2014 profits

The 2014 dividends were entirely distributed during 2014. On 18 June 2014 the Board of Directors agreed to the distribution of dividends of €1,000k from 2014 profit, which was recorded under “Interim dividends” in the consolidated balance sheet at 31 December 2014, and charged to “Capital and Reserves” (Note 12).

On 2 March 2015 the Parent agreed to the distribution of a dividend of €1,900k from voluntary reserves and of an interim dividend from 2015 profit of €21,200k.

The statutory provisional financial statements prepared by the Parent’s Board of Directors, in accordance with Article 277 of the Limited Liability Companies Law, disclosing that the Group has sufficient liquidity for the distribution of the aforementioned interim dividends against 2015 and 2014 profits were as follows:

Cash Statement for The Distribution	Thousands of Euros
of the Interim Dividend	02/03/15	18/06/14

Trade and other receivables	87	1,592
Cash and cash equivalents	875	146
Non-current investments in Group companies and associates and other current assets	28,721	5,122
Total current assets	29,683	6,860

Current debt	(309)	(1,598)
Debts with Group companies and associates	(1,123)	-
Trade and other payables	(1,279)	(111)
Total current liabilities	(2,711)	(1,709)
Available cash	26,972	5,151

The Parent’s Board of Directors ensured that it met the requirement that the amounts distributed in 2014 and 2015 may not exceed the profits generated to date, after deducting the estimated amount of the Income Tax payable on the profits for each year. In this sense, at 2 March 2015 the Parent had a high profit in its statutory accounts because in February 2015 it received dividends amounting to €24,500k from the consolidated subsidiary Crystal Pharma, S.A.U. (which distributed such dividends out of profit for 2014 and against reserves in previous years - Note 12).

5.	Accounting principles and policies and measurement criteria

The main recognition and measurement criteria used by Grupo Gadea for the preparation of the interim consolidated financial statements for the six months ended 30 June 2015 were the following:

a)	Goodwill or negative differences arising on consolidation

At the date of acquiring a subsidiary, the assets and liabilities acquired (including any contingent liabilities) are generally recorded at fair value, provided said fair value can be measured reliably. The assets and liabilities recognized by the acquiring company are those that they have received and assumed as a result of the transaction. These assets and liabilities are recognized even if they had not been previously recorded in the financial statements of the acquired company because they did not meet the criteria for recognition in said financial statements.

Goodwill

At the date of acquisition, the positive difference between the cost of the Group’s shareholdings in the subsidiary’s capital and the fair value of assets and liabilities attributable to the acquired investment are recorded under “Intangible assets-Goodwill on consolidation” in the consolidated balance sheet.

Goodwill is only recorded when it has been acquired for consideration, is assigned to one or more cash generating items, and represents advanced payments made by the acquiring company for the future economic benefits deriving from the assets and liabilities of the acquired company that would not be recorded or identified individually.

Goodwill is not amortized. In accordance with Spanish GAAP approved by Royal Decree 1514/2007, of 16 November, the Group opted to value all assets and liabilities at the opening balance, in accordance with the existing principles prior to the introduction of Law 16/2007, of 4 July, reforming Commercial Law to harmonize with international law and European Union regulations, with the exception of financial instruments which are stated at fair value. Therefore, “Goodwill” acquired for consideration prior to 1 January 2008 (date of transition to new GAAP) was recorded net of amortization until 31 December 2007.

Impairment losses on intangible assets and property, plant and equipment

At the end of each reporting period, goodwill is reviewed for impairments that would reduce its recoverable amount to an amount below its carrying amount. In this case, impairment losses are recorded but they cannot be reversed in subsequent periods.

The “impairment test” of goodwill of intangible and property, plant and equipment (Notes 5-b and 5-c) carried out by the Group is the following:

•	The recoverable amounts are calculated for each cash generating unit, although for property, plant and equipment, where possible, the impairment calculations are performed individually for each asset.

•	The Parent’s Directors annually prepare a business plan by market and business for each cash generating unit, typically covering a period of five years. The main components of this plan are the following:

-	Income and expenses forecasts.

-	Investment and working capital forecasts.

•	Other variables influencing the calculation of recoverable value are the following:

-	The discount rate to be applied, being the weighted average of the cost of capital, which is affected by the cost of the liabilities and specific risks related to the assets.

-	The growth rate applied to cash flows to extrapolate them beyond the period covered by budgets and forecasts.

The forecasts are made based on previous results and the best estimates available, in line with externally obtained information.

The Business Plans prepared have been reviewed and approved by Directors of the respective companies.

If there is an impairment loss from a cash generating unit to which all, or part, of an item of goodwill has been allocated, the carrying amount of goodwill relating to that unit is written down. However, if the impairment exceeds this amount, the remaining assets of this cash generating unit will be reduced in proportion to their carrying amounts, up to the higher of fair value less cost to sell, value in use, or zero.

Where an impairment loss subsequently reverses (this is not permitted for goodwill), the carrying amount of the asset, or cash generating unit, is increased to the revised estimate of its recoverable amount. However, this new carrying amount must not exceed the carrying amount that would have been recognized if no impairment loss had occurred in previous years. The reversal of an impairment loss is recorded as income.

At 30 June 2015 and 31 December 2014 there was no indication of impairment of the amount of the goodwill recognized by the Group.

Negative differences on consolidation

If, at the date of acquiring a subsidiary, there is a negative difference between the cost of the investment and the proportional part of the fair value of the assets acquired and the liabilities assumed attributable to the acquired investment, the difference is recorded as income in the consolidated income statement for the period in which the transaction took place, under the caption “Negative difference on consolidation of subsidiaries”.

b)	Intangible assets

Intangible assets are valued initially at their acquisition price or cost of production, and subsequently at cost less any accumulated amortization, and any impairment losses recorded, determined in accordance with the criteria detailed in Note 5-a.

In particular, the Group uses the following accounting criteria for intangible assets:

1.	Goodwill on consolidation. Described in detail in Note 5-a.

2.	Development costs. The costs incurred in developing each project are capitalized when the following conditions are met:

-	The cost of developing the project can be measured reliably.
-	The costs are itemized for each project and relate to an identifiable asset.
-	The Group can demonstrate the technical viability of the project.
-	The project is likely to generate profits in the future.

Development expenses incurred using the Group’s own resources are recorded (by type) in the consolidated income statement, while development expenses for projects which meet the above conditions are debited to “Development Expenses” in the consolidated balance sheet and credited to “Own work capitalized” in the consolidated income statement.

Capitalized development expenses are generally amortized on a straight line basis over their useful life, which is estimated at between 4 and 5 years. However, when there are reasonable doubts regarding the technical success or profitability of a project, these expenses will be recorded directly in the income statement, for the period in which the doubts occur.

The capitalized development costs at the end of the reporting period are itemized by project, and their cost and the period in which they were incurred can be clearly identified. The Group’s Sole Director believes in the technical success and the profitability of these projects.

Research expenses are directly expensed to the income statement in the period in which they are incurred.

3.	Patents, licenses, trademarks, and similar. The amounts recorded under this heading correspond to patents and licenses and are recognized at the value at which they were contributed as part of a capital increase carried out by the company Ragactives, S.L.U. (absorbed in 2011 by Crystal Pharma, S.A.U.- See Note 1), at the amount at which they were recognized when the Group took the control of the entities that hold such patents and licenses or at the amount paid to third parties by the Group for the acquisition of ownership or rights to use the related items. They are amortized over a period of five years from the date they begin to generate profits from the manufacture and subsequent sale of active pharmaceutical ingredients (API) protected by patents, and in proportion to the estimated profit, used to calculate the value of these assets.

4.	Computer software relates to the costs incurred from the acquisition and development of computer programs. They are amortized on a straight line basis over a period of 4 to 5 years, from the date they are first used. Computer software maintenance costs are recorded in the consolidated income statement in the period in which they are incurred.

c)	Property, plant and equipment

Property, plant and equipment are initially recorded at their acquisition price, or cost of production. Property, plant and equipment acquired through business combinations are stated at their fair value at the date of acquisition. Assets from mergers are recorded at the value assigned on contribution to the Group, or at values attributed to the items in the Group’s consolidated financial statements, in the case of Group companies absorbed by the Parent.

The initial valuation is adjusted by the respective accumulated depreciation and any impairment losses. When there is an indication of impairment, the Group performs “impairment tests” (Note 5-a) to estimate the possible loss of value that may reduce the recoverable value of these assets to less than their carrying amount. Impairment losses are disclosed in said Note under “Impairment of intangible assets and property, plant and equipment”. The recoverable amount is the higher of fair value less selling costs and the value in use.

When there are signs that the value of an impaired tangible asset has recovered, the Group reverses impairment losses recognized in previous years in the consolidated income statement, adjusting future depreciation charges accordingly. The increased carrying amount may not exceed the carrying amount that would have been determined had no impairment loss previously been recognized for the asset.

Work carried out by the Group on its own property, plant and equipment includes the accumulated cost of external and internal costs, based on the consumption of materials and staff costs which are allocated using hourly rates calculated on the basis of the actual costs of these personnel. During the six months ended 30 June 2015 and 2014 there were no amounts of this nature recorded under property, plant and equipment.

For assets that take more than one year to get ready for use, the capitalized costs include any borrowing costs incurred before the asset is ready for use that have been billed by the supplier or that relate to loans or other external financing, specific or generic, directly attributable to the acquisition or manufacturing of assets. During the six months ended 30 June 2015 and 2014, the Group did not capitalize interest incurred in respect of assets.

Repair and maintenance expenses incurred during the period are expensed to the consolidated income statement. However, the cost of extensions, modernizations or improvements that increase the productivity, capacity or efficiency or prolong the useful life of an asset are capitalized as an increase in the cost of said asset.

Retirements of assets and other items, whether for reasons of modernization or for any other reason, are accounted for by derecognizing the balances shown in the corresponding cost and accumulated depreciation accounts together with any impairment losses recognized.

The Group transfers property, plant and equipment under construction to operating assets at the moment they become available, and depreciation is charged from this moment.

Property, plant and equipment used in operations are depreciated on a straight-line basis, based on the acquisition cost, cost of production, or if applicable, the restated value less their residual value. The land where the buildings and facilities are located has an indefinite useful life, and therefore is not subject to depreciation. Depreciation charges in the period on property, plant and equipment are recorded under “Amortization and depreciation” in the consolidated income statement over the estimated useful life of the assets as indicated below:

Asset Type	Estimated Useful Life (Years)

Buildings	33
Machinery and equipment	6.67 to 8.33
Tools	3.33
Furniture	10
Vehicles	8.33
Computer hardware	4

The estimated useful life of property, plant and equipment is regularly reviewed to identify any significant changes. If identified, the depreciation expense will be prospectively adjusted in the income statement using the new useful life of these assets.

d)	Leases

Leases are classified as “financial leases” when the risks and benefits from ownership of the assets are substantially transferred to the lessee. Other leases are classified as “operating leases”.

Financial leases

During the six months ended 30 June 2015 and during 2014 the Group had not signed, as a lessor or lessee, any contract that could be classified as a financial lease.

The assets recorded for these types of operations are depreciated using similar criteria as those applied to property, plant and equipment as a whole, in accordance with the nature of the asset.

Operating leases

Under operating leases, the ownership of rented assets and all associated risks and benefits are held by the lessor.

The Group can act as lessor or lessee, and the corresponding income and expenses from the lease are expensed to the income statement in the period in which they are accrued.

Any amount received or paid when entering into an operating lease agreement is treated as deferred income or expense and is released to the income statement over the lease term as the benefits of the leased asset are transferred or received.

e)	Financial instruments

A “financial instrument” is a contract representing a financial asset in one company, and a financial liability or equity instrument in another.

An “equity instrument” is any contract that cedes a residual interest in the assets of the issuing entity after deducting all of its liabilities.

A “financial derivative” is a financial instrument whose value changes in response to changes in an observable market variable (interest rate, exchange rate, price of a financial instrument or market index), where the initial investment is very low compared to other financial instruments with similar responses to changes in market conditions and which is, as a general rule, settled on a future date.

Financial Assets

The financial assets that the Group owns are classified in the following categories:

1.	Loans and receivables: financial assets arising from the sale of goods or rendering of services as part of the company’s trading activities, or arising from non-trading activities but which are not equity instruments or derivatives and which are of a fixed or determinable amount and are not negotiable on an active market.

These financial assets are initially recorded at the fair value of the consideration given, plus any additional directly attributable transaction costs. Subsequently, they are valued at amortized cost, calculated using the “effective interest rate method”. This is the rate that exactly discounts estimated future cash flows through the expected life of the financial instrument. For fixed-rate financial instruments, the effective interest rate coincides with the interest rate established at the moment of acquisition, and is adjusted, where applicable, for commissions and other transaction costs which must be included in the calculation of this effective interest. For financial instruments with a variable interest rate, the effective interest rate is estimated similarly to the fixed interest rate, and is recalculated at each interest rate review date, taking into account changes in the future cash flows of the financial instruments.

At least at each reporting date, the Group carries out an “impairment test” on these financial assets. Objective evidence of impairment is considered to exist if the recoverable value of the financial asset is lower than its carrying amount. When this occurs, the impairment loss is expensed to the consolidated income statement.

With respect to trade and other receivables, at 30 June 2015 and 31 December 2014 the subsidiary Crystal Pharma, S.A.U. had a credit guarantee policy covering part of its individual customer balances within approved risk limits. For those balances not covered by this policy, valuation adjustments are made based on an individual analysis of each customer and receivable, recognizing any necessary impairment loss where a risk of non-payment has been identified.

2.	Financial assets available for sale: these include debt securities and equity instruments of other companies that have not been classified in another category. They are recorded at their fair value under “Equity” until disposed of or it is determined that they have become (permanently) impaired, at which time the cumulative gains and losses previously recognized in equity are taken to the consolidated income statement. Investments in equity instruments whose fair value cannot be reliably calculated are valued at cost less any accumulated impairment losses.

3.	Other financial assets mainly comprise of deposits paid and cash term deposits that are recorded in the balance sheet at their nominal value, given that the effect of not discounting the future cash flows is not material.

The Group writes-off financial assets when they expire, or when the rights to the asset’s cash flows are ceded and substantially all the risks and rewards of ownership have been transferred.

Financial liabilities

Financial liabilities are borrowings and other payables that have arisen from the purchase of goods or services in the normal course of the Group’s business and those which, not having commercial origin, cannot be classed as derivative financial instruments.

Debts and payables are initially measured at the fair value of the consideration received, adjusted for any directly attributable transaction costs. They are subsequently measured at amortized cost, which is calculated using the “effective interest rate” method.

The Group writes-off financial liabilities when the obligations they generated no longer exist.

Interest income and dividends generated by financial assets

Interest and dividends from financial assets accrued subsequent to acquisition are recognized as income in the consolidated income statement. Interest is recognized using the effective interest rate method; dividends are recognized when the right to receive them is established.

To this end, financial assets are recognized separately upon initial measurement based on maturity, accrued explicit interest receivable at that date, and the dividends approved by the competent governing body up to the date the assets are acquired. Explicit interest refers to the contractual interest rate applied to the financial instrument.

Equity instruments

Equity instruments issued by the Parent are recorded under “Net equity” in the consolidated balance sheet for the consideration received, net of issuing costs.

Derivative instruments

The Group uses financial derivatives, principally “Interest Rate Swaps” (IRS), to reduce its exposure to interest rates. When these transactions meet certain requirements, they are considered to be “hedging instruments”.

In order for a transaction to qualify for “hedge accounting”, it must be formally designated as a hedge at the inception of the transaction or of the instruments included in the hedge, and the hedging relationship must be documented properly. Documentation of the hedging relationship includes adequate identification of the hedged item(s) and the hedging instrument(s), the nature of the risk to be hedged and the criteria or methods used to assess the effectiveness of the hedge over its entire life.

Consequently, for accounting purposes, only hedges that are considered to be highly effective over their entire life are considered to qualify for “hedge accounting”. A hedge is considered to be highly effective if, during its expected life, the changes in the fair value or cash flows of the hedged item(s) that are attributable to the hedged risk are offset substantially in full by changes in the fair value or cash flows, as the case may be, of the hedging instrument(s).

To measure the effectiveness of hedges designated as such, it is analyzed whether, from inception to the end of the term defined for the hedge, it can be expected, prospectively, that the changes in the fair value or cash flows of the hedged item that are attributable to the hedged risk will be offset substantially in full by changes in the fair value or cash flows, as the case may be, of the hedging instrument(s) and, retrospectively, that the results of the hedge are within a range of 80% to 125% of the results of the hedged item.

Hedges are classified in the following categories:

•	Fair value hedges: hedge the exposure to changes in fair value of financial assets or liabilities or unrecognized firm commitments, or an identified portion of such assets, liabilities or firm commitments, that is attributable to a particular risk and could affect consolidated profit or loss. At 30 June 2015 and at 31 December 2014 the Group had not arranged any derivative financial instrument of fair value hedges.

•	Cash flow hedges: hedge the exposure to variability in cash flows that is attributable to a particular risk associated with a financial asset or liability or a highly probable forecast transaction and could affect consolidated profit or loss.

Hedge accounting is discontinued when the hedging instrument expires or is sold, when the hedge no longer meets the criteria for hedge accounting or when the designation as a hedge is revoked.

When, as explained in the foregoing paragraph, hedge accounting is discontinued for a fair value hedge, in the case of hedged items carried at amortized cost, the valuation adjustments made as a result of the hedge accounting described above are amortized to consolidated profit or loss through the maturity of the hedged items, using the effective interest rate recalculated at the date of discontinuation of hedge accounting.

Also, if hedge accounting is discontinued for a cash flow hedge, the cumulative gain or loss on the hedging instrument recognized in consolidated equity remains in equity until the forecast hedged transaction occurs, when it will be reclassified to consolidated profit or loss or will adjust the acquisition cost of the asset or liability to be recognized, if the hedged item is a forecast transaction which results in the recognition of a financial asset or a financial liability.

At 30 June 2015 the only financial derivative contracted by the Group did not meet the above requirements to be classified as a “cash flow hedge”.

At 31 December 2014 the Group had no derivative financial instruments as the only instrument of this type that the Group had contracted with a financial institution matured in June 2014. At 31 December 2013, the mentioned financial derivative that the Group had contracted met the requirements to be classified as a “hedging instrument”. Changes in the fair value of this instrument were, therefore, recognized in net equity in the consolidated balance sheet at that date under “Adjustments for changes in value” (Notes 13 and 16).

f)	Inventory

The Group uses the following criteria to value its inventory:

•	Raw materials, other supplies and commodities are valued at the lower of their average weighted acquisition cost or their net realizable value. Trade and other discounts and the interest incorporated in the face value of payables are deducted from the acquisition cost.

•	Finished and semi-finished goods and work in progress are valued at the lower of the average price of production, which is subject to regular review, or net realizable value.

The net realizable value corresponds to the sale price, less estimated costs to complete the products, and the costs incurred in marketing, selling and distribution.

Obsolete, damaged or slow moving products are written down to their realizable value. When the net realizable value is lower than the acquisition or production cost, a valuation adjustment is recorded as an expense in the consolidated income statement for that period.

g)	Grants, donations and legacies received

The Group accounts for grants, donations and legacies received as follows:

•	Non-refundable grants, donations or legacies are recorded under “income recognized directly in net equity” (as soon as the conditions under which they will be granted are met and there are no reasonable doubts that they will be collected). They are measured at the fair value of the amount or non-monetary asset received, and expensed over the life of the subsidized assets or when they are disposed of or an impairment loss is recognized, with the exception of grants received from the Parent’s shareholders which are recorded directly in “Capital and reserves” and do not give rise to the recognition of income of any kind.

•	Refundable grants are recognized as liabilities while they remain repayable.

•	Operating subsidies are taken to income the moment they are granted, unless they are used to finance future operating losses, in which case they will be taken to income in the corresponding financial period. If they are granted to finance specific expenses, they are expensed when the financed costs are incurred.

h)	Provisions and contingencies

In preparing the interim consolidated financial statements, the Parent’s Sole Director distinguishes between the following:

a)	Provisions: credit balances covering current obligations arising as a result of past events, the settlement of which will probably result in a future outflow of funds but whose amount and/or timing are uncertain.

b)	Contingent liabilities: possible obligations arising as a result of past events, whose materialization is dependent on the occurrence, or otherwise, of one or more future events falling outside the Group’s control.

Provisions are recognized in the consolidated balance sheet wherever it is more likely than not that an outflow of resources will be required to settle the obligation. Contingent liabilities are not recognized in the consolidated balance sheet, but rather are disclosed in the Explanatory Notes to the interim consolidated financial statements, unless the possibility of an outflow in settlement is considered to be remote.

Provisions are measured at the present value of the best possible estimate of the amount required to settle or transfer the obligation, taking into account the information available on the event and its consequences. Where discounting is used, adjustments made to provisions are recognized as financial expense on an accrual basis.

The compensation receivable from a third party on settlement of the obligation is recorded as an asset, provided that there are no doubts that the reimbursement will take place, unless there is a legal relationship whereby a portion of the risk has been externalized as a result of which the Company is not liable. In this situation, the compensation will be taken into account for the purpose of estimating the amount of the related provision that should be recorded.

Lawsuits and/or claims in progress

At 30 June 2015 there were no lawsuits or legal claims in progress against the consolidated subsidiaries that could have a material effect on the interim consolidated financial statements for the six months ended 30 June 2015.

i)	Commitments to personnel

Multi-year remuneration plan

In 2013 Parent’s Directors approved a multi-year remuneration plan for certain Grupo Gadea employees. The plan consisted of payments of determined amounts during 2014, 2015 and 2016, accruing between 2013 and 2015, provided that the employees remain in the Group, and certain strategic objectives are met. The total amount for all the Group’s companies amounted to €360k. The amount accrued by the Group as at 30 June 2015 for this item amounted to €60k, recorded under “Trade and other payables-Other payables” in the consolidated balance sheet at that date (€120k at 31 December 2014).

j)	Severance payments

Under current employment legislation, the Group companies are obliged to pay termination benefits to employees whose contract is terminated under certain conditions. Termination benefits that can be reasonably quantified are recognized as an expense in the period in which the decision to terminate the employment relationship is taken and there is a valid expectation on the part of the affected third party that the dismissal will take place. No provision of this nature was recorded in the interim consolidated financial statements for the six months ended 30 June 2015, as this situation is not expected to arise.

k)	Income tax

The income tax cost or income comprises both current income tax and deferred tax items.

Current income tax is the amount payable by the Group to settle income tax for a given year. Tax credits and other tax benefits, excluding tax withholdings, interim payments on account and tax loss carryforwards applied in the year reduce the current income tax liability.

The deferred tax expense or income relates to the recognition or derecognition of deferred tax assets and liabilities. These include timing differences measured at the amount expected to be payable or recoverable on differences between the carrying amount of the assets and liabilities and their tax bases, as well as tax losses pending carryforward and tax credits not applied. These amounts are recorded applying to the timing difference or credit in question the tax rate at which they are expected to be recovered or settled.

Deferred tax liabilities are recognized for all taxable timing differences, except for those arising from the initial recognition of goodwill and other assets and liabilities in operations that affect neither tax income nor accounting income and which are not a business combination.

However, deferred tax assets are recognized to the extent that the Company believes it is likely to have sufficient taxable profits in the future against which they can be used.

Deferred tax assets and liabilities from transactions charged or credited directly to equity are also recognized in a balancing entry under equity.

At the end of each reporting period, the deferred tax assets recorded are reviewed and appropriate adjustments are made where there are doubts as to their future recoverability. At the end of each reporting period the deferred tax assets that have not been recorded in the consolidated balance sheet are also reviewed and recognized if their recovery against future taxable profits is likely.

Gadea Grupo Farmacéutico, S.L. and its Spanish consolidated subsidiaries (Crystal Pharma, S.A.U., Gadea Biopharma, S.L.U, Bioraw, S.L.U. and Bionice, S.L.U.) file consolidated corporate income tax returns as part of Tax Group 0075/09, whose Parent is Gadea Grupo Farmacéutico, S.L. (Notes 1 and 17).

The Institute of Accounting and Auditing and the Group’s policies establish that for each company in the consolidated tax Group, the income tax or expense for the period is determined based on the profit before taxes plus or minus any permanent differences from the taxable profit, which is understood as the tax base, less deductions and credits corresponding to each company of the tax Group in the consolidated tax regime.

l)	Revenues and expenses

Revenues and expenses are recorded on an accrual basis, i.e. when the actual flow of the related goods and services occurs, regardless of when the resulting monetary or financial flow occurs. Revenues are measured at the fair value of the consideration received, net of discounts and taxes.

Revenues are recognized when the significant risks and rewards of ownership of goods sold have been transferred to the buyer, the asset is no longer part of the operating assets of the company and effective control is not retained.

Revenue from services provided are proportionally recognized in the income statement using the percentage of completion method, provided the outcome of the transaction can be reliably estimated.

Revenues from the sale and transfer of pharmaceutical “dossiers” are recognized when the consideration received is non-refundable, it relates to the compensation of costs incurred before the sale or transfer, the Group has assumed no obligations under conditions other than those prevailing in the market, and the risks and rewards of ownership are substantially transferred. Otherwise, the receipt is recognized as deferred income until the commitments established fall due, for the remaining life of the product, or for a specific period established in the agreements.

Interest income from financial assets is recognized using the “effective interest rate” method. All interest accrued on financial assets after the acquisition date is recognized as income in the consolidated income statement.

m)	Classification of assets and liabilities as current

Assets and liabilities are classified as either current or non-current in the consolidated balance sheet. Current assets and liabilities are those that the Group expects to sell, use, or pay in the ordinary course of business, within twelve months. All other assets and liabilities are classified as non-current, except those that are expected to be recovered, used, or settled within 12 months of the end of the reporting period. When the Group does not have an unconditional right by the year end to defer settlement of a liability for at least twelve months as from the end of the reporting period, the liability is recorded as current.

n)	Transactions in foreign currency

Assets and liabilities whose price is stated in foreign currency are converted to the national currency using the exchange rate prevailing at the date of the transaction, or at the date when the assets were included in the Group’s equity.

Accounting entries in currencies other than the euro are translated at the end of the reporting period using the exchange rate prevailing at that date. The resulting gains or losses are directly expensed to the consolidated income statement for the corresponding period.

o)	Transactions with related parties

The Group carries out transactions with related parties on an arm’s length basis. Transfer prices are adequately documented, and therefore the Parent’s Sole Director believes that there are no associated risks that could give rise to material liabilities in the future.

p)	Environmental issues

Environmental assets and liabilities

Environmental assets are deemed to be assets used on a lasting basis in the Group’s operations whose main purpose is to minimize the Group’s environmental impact, and protect and improve the environment, including the reduction or elimination of future pollution. These assets are recorded under “Property, plant and equipment” in the consolidated balance sheet.

These assets are recorded under “Property, plant and equipment” in the consolidated balance sheet. Such assets are measured in accordance with the criteria disclosed in Note 5-c.

Environmental expenses

Expenses incurred to offset the environmental effects of the Group’s operations or corresponding to existing environmental commitments are recorded as environmental expenses. This includes expenses incurred to prevent pollution by existing operations, in waste treatment, decontamination, and environmental management and audit.

Said environmental expenses are treated as operating expenses in the period in which they are accrued and are recorded as such in the consolidated income statement.

q)	Discontinued operations

A discontinued operation is a line of business that has been terminated or disposed of, and whose assets, liabilities and profits can be distinguished physically, operationally or for financial accounting purposes. Revenues and expenses from discontinued operations are presented separately in the consolidated income statement.

No line of business or business segment was discontinued in during the six months ended 30 June 2015 and during 2014.

r)	Cash flow statements

The following terms are used in the cash flow statement with the meanings specified:

•	Cash flows: cash inflows or outflows, understood as short-term, highly liquid investments, subject to low risk of changes in value.

•	Operating activities: the Group’s principal revenue-producing and other activities that cannot be classified as investing or financing activities.

•	Investment activities: the acquisition, sale or disposal by other means of long term assets and other investments not classified as cash and cash equivalents.

•	Financing activities: activities that result in changes in the size and composition of equity and financial liabilities.

•	Cash and cash equivalents: includes cash, current accounts with banks and deposits and reverse repurchase agreements which meet the following requirements:

–	They are convertible to cash.
–	They mature within three months of the acquisition date.
–	There is no significant risk of change in value.
–	They form part of the Company’s normal treasury management policies.

s)	Consolidated statement of changes in equity

The movements in consolidated net equity in the period are disclosed in the statement of changes in equity, comprising the statement of recognized income and expense and the statement of total changes in net equity:

Statement of recognized income and expenses

Income and expenses generated by the Group in the normal course of business during the period are recorded in this part of the consolidated statement of changes in equity, distinguishing between items recognized as income in the consolidated income statement of the period, and other income and expenses recorded directly in consolidated net equity, in accordance with the regulatory framework.

The statement of recognized income and expenses statement includes the following:

a)	The profit or loss for the period.

b)	Net income and expenses taken directly to consolidated net equity (revenues net of expenses incurred in the period that were taken directly to equity even though in the same period they will be transferred to the consolidated income statement or to the initial value of other assets or liabilities, or will be reclassified under another heading).

c)	Transfers to the consolidated income statement from consolidated net equity (remeasurement gains and losses and capital grants previously recorded in consolidated net equity, albeit in the same period).

d)	Total recognized income and expenses, calculated as the sum of the above.

The amounts of these items are recorded at their gross amount, showing their corresponding tax effect under the heading “Tax effect”.

Statement of changes in consolidated net equity

This statement discloses all changes to net equity including those that originate from changes in accounting criteria and from the correction of errors. It therefore reconciles the opening and closing carrying amounts of the items forming net equity, grouping the movements as follows:

a)	Adjustments due to changes in accounting policies and the correction of errors: changes in net equity as a result of the restatement of the balances in the financial statements due to changes in accounting policies or the correction of errors.

b)	Recognized income and expenses in the period: includes the aggregated total of all items recorded in the aforementioned consolidated income statement.

Other changes in net equity: the remaining items recorded in consolidated net equity, such as increases or decreases in the Parent’s capital, the distribution of income, operations with own equity instruments, payments with equity instruments, transfers between consolidated net equity items, and any other increase or decrease in consolidated net equity.

6.	Intangible assets

The movements under this heading and the related amortization and impairment losses in the six months ended 30 June 2015 and in 2014 are as follows:

	Thousands of Euros
	Balance at 31/12/13	Additions or Charges	Retirements Due to Changes in the Scope of Consolidation (Note 2-e)	Balance at 31/12/14	Additions or Charges	Transfers between Accounts	Balance at 30/06/15

Cost-
Goodwill on consolidation	2,409	-	(229)	2,180	-	-	2,180
Other intangible assets:
Development	5,887	-	(1,434)	4,453	-	17	4,470
Patents, licenses and trademarks	15,956	-	-	15,956	-	13	15,969
Computer software	282	20	(53)	249	-	-	249
	24,534	20	(1,716)	22,838	-	30	22,868

Accumulated amortization-
Other intangible assets:
Development	(3,836)	(126)	114	(3,848)	(20)	(17)	(3,885)
Patents, licenses and trademarks	(15,430)	(318)	-	(15,748)	(208)	(13)	(15,969)
Computer software	(107)	(44)	21	(130)	(8)	-	(138)
	(19,373)	(488)	135	(19,726)	(236)	(30)	(19,992)

Impairment losses
Other intangible assets:
Development	(282)	(231)	282	(231)	-	-	(231)

Net-
Goodwill on consolidation	2,409			2,180			2,180
Other intangible assets:
Development	1,769			374			354
Patents, licenses and trademarks	526			208			-
Computer software	175			119			111
	4,879			2,881			2,645

Goodwill on consolidation

The breakdown of this caption of the balance sheet at 30 June 2015 and 31 December 2014 was the following:

Company	Thousands of Euros

Crystal Pharma, S.A.U.	2,046
Crystal Pharma, Ltd.	134
2,180

On 24 April 2007 the Parent acquired shares representing 100% of the share capital of Crystal Pharma, S.A.U. and Ragactives, S.L.U., by means of a non-monetary contribution. The latter company was acquired in 2011 by Crystal Pharma, S.A.U. (Note 1). To calculate the goodwill on consolidation from this acquisition, the Group previously assigned a portion of the positive goodwill to patents and the ownership of certain active pharmaceutical ingredients (API) (based on the current value of the gross margin of these active pharmaceutical ingredients (API) being redeveloped), to its inventories of finished products and work in progress at that date (based on a margin applied to said inventories at the date of acquisition), and to a tax credit for R&D deductions pending application by the acquired companies at the end of the 2006 reporting period.

On 14 December 2005 Crystal Pharma, S.A.U. acquired shares representing 100% of the share capital of Crystal Pharma, Ltd., with registered address in Malta, and previously registered as Solea Pharma, Ltd. (Note 1). To calculate the goodwill on consolidation, the Group previously assigned a portion of the positive goodwill inherent in the property, plant and equipment of this company, based on an expert valuation made at the time of acquisition.

Additions and disposals in the six months ended 30 June 2015 and in 2014

In 2014 goodwill recorded in respect of Cyndea Pharma, S.L. (€229k) was retired following the Parent’s sale of its investment in said jointly controlled entity and its subsequent removal from the scope of consolidation (Note 2-e).

During the six months ended 30 June 2015 and during 2014 there were no other changes in “Goodwill on consolidation”, nor was any part of its value reassigned to the Group’s other assets. No impairment loss was identified in respect of goodwill during the six months ended 30 June 2015.

Impairment tests

The Group used the “Discounted cash flow” method to determine the recoverable amount of both the goodwill recorded at 30 June 2015, and the remaining intangible and property, plant and equipment associated with the cash generating units. The main assumptions used were the following:

•	The Business Plan, approved by the Board of Directors of Gadea Grupo Farmacéutico, S.L.U., which is used as a starting point for the Group’s budget for the next period, was used to prepare the Group’s financial projections for the following years and the cash generating units under review.

Apart from the forecast results, investment forecasts (constant from 2015) and forecasts of changes in non-financial working capital (that would increase annually) were also prepared.

•	The management annually prepares a business plan for each cash generating unit, covering a period typically of 5 years. The main components of this plan are the following:

-	Profit projections.
-	Investment and non-cash working capital projections.

•	These projections cover a period of 5 years.

•	The most significant assumptions used for 2015 onwards, which the Parent’s Sole Director consider prudent based on past experience of the Group’s business, are the following:

	Discount Rate (WACC)	Annual Growth in Sales	Gross Margin Growth	Residual Growth Rate (b)

Crystal Pharma, S.A.U.	10%	5%	Constant	0%
Crystal Pharma, Ltd.	10%	5%	Constant	0%
Gadea Biopharma, S.L.U. (a)	10%	5%	Constant	0%

a)	This consolidated subsidiary began trading in 2013 and is expected to reach full production capacity in later years.

(b)	The growth rate is zero for normalized cash flows from year 5 on, in accordance with International Accounting Standards.

Based on the latest financial projections prepared for the future years, the Parent’s Sole Director considers that the forecast profit and cash flows regarding each consolidated subsidiary strongly support the value of the goodwill and remaining intangible assets (except certain development expenses) and property, plant and equipment. They also believe that no impairments are required. They have also carried out a sensitivity analysis of the goodwill for the impairment tests, which conclude that reasonable changes in the main assumptions will not require impairment losses to be recorded.

Development

Development expenses at 30 June 2015 and 31 December 2014 mainly relate to expenses incurred by the Group on various projects to develop new products, some of which had been partially funded by the Agency of Financing, Innovation and Business Internationalization of Castilla y Leon (ADE) or the Ministry of Economy and Finance, and/or loans granted by different public bodies.

There were no additions in the six months ended 30 June 2015 or in 2014. Retirements in 2014 relate to development expenses corresponding to the jointly controlled entity Cyndea Pharma, S.L. following its removal from the scope of consolidation (Note 2-e).

At the end of the 2014 reporting period, reasonable doubts regarding certain development projects were identified (given that in the current market conditions, they were not profitable, and/or it had been decided to postpone production until the economic situation improved and the product was more likely to be successful), and considered that their recoverable value was lower than their carrying amount. Therefore, an impairment loss of €231k was recorded. Following an assessment by the Company’s Sole Director, it was not considered necessary to recognize any additional impairment to capitalized development costs at 30 June 2015.

Patents, licenses and trademarks

At 30 June 2015 and 31 December 2014, the balance under this heading mainly corresponded to the valuation of the rights of Crystal Pharma, S.A.U.’s main products, following incorporation in the Group, and the cost of rights over a pharmaceutical ingredient acquired in 2010 by the then related company, Gentec, S.A. for €2,000k. At 30 June 2015 these assets were fully amortized.

Fully amortized items

The intangible assets cost amortized in the six months periods ended 30 June 2015 and 2014 totaled €236k and €332k, respectively.

Certain assets belonging to the Group (mostly patents, trademarks, and development expenses) still in use at year-end were fully amortized at 30 June 2015, with a recorded cost of €19,700k (€17,700k at 31 December 2014).

7.	Property, plant and equipment

The movements under this heading and the related depreciation and impairment losses in the six months ended 30 June 2015 and in 2014 are as follows:

Six months ended 30 June 2015

	Thousands of Euros
	Opening Balance	Additions or Charges	Retirements or Disposals	Transfers between Accounts	Closing Balance

Cost-
Land and buildings	9,064	-	-	14	9,078
Production equipment and other PP&E	34,183	2	-	(14)	34,171
PP&E in progress and advances	2,005	1,534	(2)	-	3,537
	45,252	1,536	(2)	-	46,786

Accumulated amortization-
Buildings	(1,242)	(113)	-	(14)	(1,369)
Production equipment and other PP&E	(18,994)	(1,410)	-	14	(20,390)
	(20,236)	(1,523)	-	-	(21,759)

Net-
Land and buildings	7,822				7,709
Production equipment and other PP&E	15,189				13,781
PP&E in progress and advances	2,005				3,537
	25,016				25,027

2014

	Thousands of Euros
	Opening Balance	Additions or Charges	Retirements Due to Changes in the Scope of Consolidation (Note 2-e)	Transfers Between Accounts	Closing Balance

Cost-
Land and buildings	9,894	1,099	(1,995)	66	9,064
Production equipment and other PP&E	37,216	5,411	(9,687)	1,243	34,183
PP&E in progress and advances	2,681	633	-	(1,309)	2,005
	49,791	7,143	(11,682)	-	45,252

Accumulated amortization-
Buildings	(1,292)	(225)	275	-	(1,242)
Production equipment and other PP&E	(19,987)	(3,156)	4,149	-	(18,994)
	(21,279)	(3,381)	4,424	-	(20,236)

Net-
Land and buildings	8,602				7,822
Production equipment and other PP&E	17,229				15,189
PP&E in progress and advances	2,681				2,005
	28,512				25,016

Land and buildings

Land and buildings at 30 June 2015 mainly relate to the production plants that the Group owns in Parque Tecnológico de Boecillo (Valladolid), in Parque Tecnológico de León and in San Cristóbal de Entreviñas (Zamora), the latter having been acquired in 2014. At 31 December 2013 this also included the proportional part of the production plant in Polígono Industrial Emiliano Revilla de Ólvega (Soria) owned by the jointly controlled entity Cyndea Pharma, S.L. (the Group disposed of its investment in this company during 2014).

At 30 June 2015 and 31 December 2014, the net value of the land included in “Land and buildings” amounted to €1,991k.

Additions in the six months ended 30 June 2015 and in 2014

Six months ended 30 June 2015

The most significant additions in the six months ended 30 June 2015 correspond to further investments in the expansion of the steroid production plant belonging to the consolidated subsidiary Crystal Pharma, S.A.U., located in the Parque Tecnológico de Boecillo (Valladolid), to investments (in technical facilities for fitting-out the industrial building and machinery for fermentation processes, labeling and packaging) in the specialist pharmaceutical products plant of Gadea Biopharma, S.L.U. in the Parque Tecnológico in León, as well as other investments in technical facilities for the manufacture of steroid precursor intermediates of Bioraw, S.L.U. located in San Cristobal de Entreviñas (Zamora).

2014

The main acquisitions in 2014 corresponded to: the acquisition by the consolidated subsidiary Bioraw S.L.U. of a production plant in San Cristóbal de Entreviñas (Zamora) and investments in said plant to refurbish and improve the facilities and make them suitable for the production of intermediate active pharmaceutical ingredients (API) using biotechnical processes; investments in expanding the steroid production plant belonging to the consolidated subsidiary Crystal Pharma, S.A.U.; investments in the specialist pharmaceutical products plant in the Parque Tecnológico de León belonging to the consolidated subsidiary Gadea Biopharma, S.L.U.; and other investments to improve and refurbish the production plant belonging to Crystal Pharma, Ltd. in Malta.

Transfer from “Property, plant and equipment-Property, plant and equipment in progress and advances” to other asset headings relate mostly to the investments in the Boecillo plant (Valladolid).

Retirements in the six months ended 30 June 2015 and in 2014

Retirements in 2014 relate to development expenses corresponding to the proportional part of the production plant in Polígono Industrial Emiliano Revilla de Ólvega (Soria) owned by the jointly controlled entity Cyndea Pharma, S.L., following the sale of the Group’s investment in this company and its subsequent removal from the scope of consolidation (Note 2-e).

No material disposals were recorded in the six months ended 30 June 2015.

PP&E in progress and advances and Investment commitments

At 30 June 2015 the balance of this heading in the consolidated balance sheet corresponded mainly to:

•	Investments in machineries for sterile filling, capping, encapsulating and packaging and labeling of vials, as well as other laboratory equipment and facilities, made in the specialist pharmaceutical products plant of Gadea Biopharma, S.L.U. in León.

•	Investments in expanding the sterile crystallization plant and the laboratory and the dissolvent park of Crystal Pharma, S.A.U. located in the Parque Tecnológico de Boecillo (Valladolid).

•	Investments in technical facilities and other machinery in the steroid precursor intermediates production plant of Bioraw, S.L.U. located in San Cristobal de Entreviñas (Zamora).

•	Investments to increase the production capacity of the plant belonging to Crystal Pharma, Ltd. in Malta.

•	Investments in several reactors, in a rotary glazing drier, a generator of vaporized hydrogen peroxide and in other spinning machinery.

The Parent’s Sole Director considers that the completion and entry into operation of these investment projects will occur in most cases over the next 12 months.

At 30 June 2015 the Group had firm commitments to acquire property, plant and equipment amounting to €2,900k, approximately.

Mortgage loans and other charges

The land and buildings of the production plant at Parque Tecnológico de León were mortgaged as a guarantee for the payment of a loan granted to the Parent whose outstanding principal to be repaid at 30 June 2015 and 31 December 2014 amounted to €2,530k and €2,717k, respectively (Note 16).

Subsidies granted

The acquisition of some of the Group’s property, plant and equipment has been partially financed through investment grants received from public bodies (Note 14).

Capitalized financial expenses

The Group did not capitalize financial expenses as an increase in the carrying amount of “Property, plant and equipment” in the six months ended 30 June 2015 or 2014.

Operating leases

In its capacity as lessee, Grupo Gadea’s most significant operating leases at 30 June 2015 and 31 December 2014 relate to transport, furniture and machinery. The total lease expense during the six months ended 30 June 2015 amounted to €55k (€53k in the six months ended 30 June 2014) and was recorded under “Other operating expenses-Exterior services” in the consolidated income statement (Note 19). These lease payments relate to the contractually agreed minimum payments. There are no contingent payments.

At 30 June 2015, and in accordance with the Group’s lease agreements, the minimum payment commitments that the Group had to lessors were not significant.

Assets located abroad

The Group’s property, plant and equipment located outside of Spain at 30 June 2015 were those owned by Crystal Pharma, Ltd., whose carrying amount at this date amounted to €1,046k (€1,089k at 31 December 2014).

Fully depreciated items

The property, plant and equipment cost amortized in the six-month periods ended 30 June 2015 and 2014 totaled €1,523k and €1,855k, respectively.

At 30 June 2015 and 31 December 2014, the Group had fully depreciated tangible assets still in use at year-end whose total cost amounted to €10,689k and €10,554k, respectively:

	Thousands of Euros
Asset type	30/06/15	31/12/14

Machinery and equipment	10,146	10,011
Other installations, tools and furniture	159	159
Other fixed assets	384	384
	10,689	10,554

Insurance policy

The Group has insurance policies to cover the possible risks relating to property, plant and equipment. The Parent’s Sole Director considers that the cover provided by these policies is adequate.

8.	Financial investments

The breakdown of “Non-current financial investments” and “Current financial investments” in the consolidated balance sheets at 30 June 2015 and 31 December 2014 is as follows:

	Thousands of Euros
Item	30/06/15	31/12/14

Non-current financial investments-
Equity instruments	9	9
Non-current deposits and guarantees	13	13
	22	22

Current financial investments
Other financial assets	6	1,006

Non-current financial investments-Equity instruments

At 30 June 2015 and 31 December 2014, the balances under this caption related to non-controlling interests in other companies, such as Iberaval, S.G.R. (mutual guarantee company based in Castilla y León). These investments were recorded at their acquisition cost.

Other current financial assets

The amount recorded under this heading in the balance sheet at 31 December 2014 corresponds mainly to a €1m term deposit with a financial institution which accrues interest at market rates. Although this deposit matures in 2016, the contract allows the Group to close the account without penalty on certain dates prior to the final maturity date. As the deposit is, therefore, in practice available in the short term, the Parent’s Directors decided to record it under “Current assets” in the consolidated balance sheet at 31 December 2014.

In March 2015 said deposit was closed by the Group.

9.	Inventories

At 30 June 2015 and 31 December 2014, the Group’s inventories comprised the following:

	Thousands of Euros
Item	30/06/15	31/12/14

Raw materials and other supplies	9,474	7,446
Work in progress	14,933	6,766
Finished products	4,946	5,738
Prepayments to suppliers	28	23
	29,381	19,973

Commitments to buy and sell inventories

At 30 June 2015, the Group had firm purchase commitments for raw materials amounting to $4,905k (approximately €4,407k) with delivery scheduled for the second half of 2015 ($5,443k at 31 December 2014, equivalent to €4,498k, delivered during the first months of 2015). At 30 June 2015, the Group also had firm sales commitments for finished products amounting to €11,496k and $15,180k (approximately €13,572k) with delivery also scheduled for the second half of 2015 (€14,224k and $10,439k at 31 December 2014, delivered during the first months of 2015).

Insurance policy

The Group has insurance policies to cover the possible risks relating to inventories. The Parent’s Sole Director considers that the cover provided by these policies is adequate.

10.	Sales and services provided to clients

Trade receivables at 30 June 2015 and 31 December 2014 were as follows:

	Thousands of Euros
Item	30/06/15	31/12/14

Sales and services provided to clients	20,001	16,606
Trade receivables, related parties (Note 20)	-	2,295
	20,001	18,901

The Group has credit guarantee policies to ensure the collection of a significant part of the individual customer balances, within the risk limits previously approved. At 30 June 2015 and 31 December 2014, no impairment losses reduced the fair value of “Trade receivables”.

11.	Cash and cash equivalents

Cash

At 30 June 2015 and 31 December 2014, the cash recorded in the consolidated balance sheets mainly corresponded to amounts deposited in Grupo Gadea’s current accounts with financial entities, which are almost entirely in euros or US dollars, freely drawable and bearing interest at market rates.

Other cash equivalents

“Other cash equivalents” in the consolidated balance sheet comprised of highly liquid financial investments (time deposits) that are easily converted to cash and maturing in less than three months. They do not have significant risks in changing value and form part of the Group’s normal cash Directors.

Foreign cash and cash equivalents

At 30 June 2015 Crystal Pharma, Ltd. had balances in Maltese bank accounts, which are disclosed below in compliance with Article 2 bis 4 b) of Royal Decree 1558/2012:

-	Current account number MT33MMEB44428000000042111989001 with a balance of €117k at 30 June 2015 which was opened in HSBC Bank (Malta) PLC, Operations Centre, Mill Street. Qormi QRM 3103, Malta (the balance at 31 December 2014 amounted to €468k).

-	Deposit number MT55VALL22013000000040018506695 with a balance of €502k at 30 June 2015, which was opened in Bank of Valletta PLC, Wignacourt Centre, Triq II Kbira San Guzepp, Santa Venera SVR 1011, Malta (the balance at 31 December 2014 amounted to €70k).

12.	Shareholders’ funds (Capital and Reserves)

Capital

At 30 June 2015 and 31 December 2014, Gadea Grupo Farmacéustico, S.L.’s share capital comprised of 2,618,923,039 shares, each with a nominal value of €0.01, all fully subscribed and paid. All shares have the same voting and dividend rights.

Gadea Grupo Farmacéustico, S.L.’s shareholders structure at 30 June 2015 and 31 December 2014 was the following:

	Percentage Shareholding
Shareholder	30/06/15	31/12/14

Tendeña XXI, S.L.	46.00	38.22
Gentec, S.A. (b)	-	18.35
3-Gutinver, S.L. (a)	18.74	13.68
Other shareholders	35.26	29.75
	100.00	100.00

a)	At 30 June 2015 and 31 December 2014 3-Gutinver, S.L. directly owned a shareholding of 18.74% and 13.68%, respectively, and indirectly owned 35.56% and 25.49% through Tendeña XXI, S.L. (a company in which 3-Gutinver, S.L. had a 77.31% and 66.70% shareholding, respectively, at those dates) and 0.42% and 0.71%, respectively, through Antartis Pharma, S.L. (a company in which 3-Gutinver, S.L. had a 5.00% and 11.49% shareholding, respectively, at those dates).

b)	A change in the Parent’s shareholder structure took place in March 2015 and Gentec, S.A. is no longer a shareholder, its investment having been acquired by a majority of the other shareholders of the Parent.

Later, on 16 July 2015, all the share capital of the Parent was acquired by the company Exirisk Spain, S.L.U., whose registered offices are in Madrid (Spain) and whose owner is the AMRI Group, an international group (Note 1). Accordingly, pursuant to Article 13 of the Consolidated Spanish Limited Liability Companies Law, the Parent's status as a sole-shareholder company and the identity of its shareholder has been registered at the Mercantile Registry of Valladolid (Spain). Additionally, in July 2015 the Board of Directors of Gadea Grupo Farmacéutico, S.L.U. has been replaced by a Sole Director.

Share premium

Current sales legislation allows the use of the share premium to increase the capital, and does not establish any restriction as to its use.

Reserves and retained earnings

Parent’s reserves

The table below shows the Parent’s reserves and the distribution thereof at 30 June 2015 and 31 December 2014:

	Thousands of Euros
	30/06/15			31/12/14
	Unrestricted	Restricted	Total	Unrestricted	Restricted	Total

Legal reserves	-	2,359	2,359	-	2,136	2,136
Other reserves	3,767	-	3,767	2,426	-	2,426
Consolidated reserves	-	22,260	22,260	-	(1,844)	(1,844)
	3,767	24,619	28,386	2,426	292	2,718

Legal reserves

Under the Revised Text of the Spanish Limited Liability Companies Law, 10% of net profit for each year must be transferred to the legal reserve until the balance of this reserve reaches at least 20% of the share capital (Note 4). At 30 June 2015 and 31 December 2014 the legal reserve did not reach 20% of the Parent’s share capital.

The legal reserve can be used to increase capital provided.

Otherwise, and until the legal reserve exceeds 20% of share capital, it can only be used to offset losses, provided that no other reserves are available for that same purpose.

Other reserves

Other reserves correspond to unrestricted voluntary reserves recorded in the Parent’s accounts at 30 June 2015 and 31 December 2014.

Reserves in consolidated companies

The breakdown by company of the reserves in the consolidated balance sheets at 30 June 2015 and 31 December 2014 was the following:

	Thousands of Euros
Company	30/06/15	31/12/14

Reserves in consolidated subsidiaries-
Crystal Pharma, S.A.U. (a)	(7,948)	5,672
Crystal Pharma, Ltd.	737	596
Gadea Biopharma, S.L.U.	(3,843)	(2,288)
Bioraw, S.L.U.	(439)	-
Bionice, S.L.U.	(2)	-
	(11,495)	3,980

(a)	In February 2015 the consolidated subsidiary Crystal Pharma, S.A.U. distributed to its sole shareholder, Gadea Grupo Farmacéutico, S.L.U., a dividend against reserves and out of 2014 profit totaling €24,500k. This amount is not included in this table as reserves of Crystal Pharma, S.A.U. but as reserves of the Parent in the previous one.

The consolidated subsidiary Crystal Pharma, S.A.U. is not allowed to distribute its voluntary reserves until the development expenses capitalized as intangible assets are fully amortized, unless the amount of unrestricted reserves is at least equal to the unamortized balances. At 30 June 2015, therefore, reserves of €25k were classified as restricted (€45k at 31 December 2014).

In accordance with Article 273 of the Revised Text of the Spanish Limited Liability Companies Law, Crystal Pharma, S.A.U. must appropriate a restricted reserve equivalent to at least 5% of the goodwill recognized in the balance sheet. If no, or insufficient profit has been generated, the appropriation will be charged to unrestricted reserves. Reserves of the consolidated subsidiary Crystal Pharma, S.A.U. amounting to €140k were therefore restricted at 30 June 2015 (€105k at 31 December 2014).

Contribution of the consolidated companies to the profit or loss for the six months ended 30 June 2015 and in 2014 attributable to the Parent

The breakdown, by company, of “Profit for the year attributed to Parent” in the consolidated balance sheets at 30 June 2015 and 31 December 2014 and in the income statements for the six months ended 30 June 2014, was the following:

	Thousands of Euros
Company	Six Months Ended 30 June 2015	2014	Six Months Ended 30 June 2014

Gadea Grupo Farmacéutico, S.L.	(226)	4,464	(374)
Crystal Pharma, S.A.U.	10,498	10,880	5,641
Crystal Pharma, Ltd.	19	141	(21)
Cyndea Pharma, S.L.	-	(396)	(334)
Gadea Biopharma, S.L.U.	(939)	(1,555)	(1,444)
Bioraw, S.L.U.	(510)	(439)	(230)
Bionice, S.L.U	1	(2)	(1)
	8,843	13,093	3,237

13.	Remeasurements

Movements in this caption in the six months ended 30 June 2015 and during 2014 are as follows:

Thousands of Euros

Balance at 31 December 2013	(15)
Transfers to the 2014 income statement	21
Tax effect (Note 17)	(6)
Balance at 31 December 2014	-
Transfers to the income statement for the period	-
Tax effect	-
Balance at 30 June 2015	-

Grupo Gadea uses financial hedging derivatives to mitigate and reduce its exposure to changes in interest rates (Note 16). The entire balance under this heading at 31 December 2013 corresponded to changes in the fair value of a derivative financial instrument at that date, which had been classified as a “cash flow hedge” as it met the requirements established in Spanish Generally Accepted Accounting Principles to that effect. This instrument matured and was cancelled in June 2014. The Group had no financial instruments classified as hedging instruments at 30 June 2015 or 31 December 2014.

14.	Grants, donations and legacies received

The non-refundable investment grants received by Grupo Gadea (which at 30 June 2015 and 31 December 2014 related, in their entirety, to the consolidated subsidiaries in which there are no non-controlling interests) and recorded under “Net Equity”, and the income from these grants taken to the consolidated income statements for the six months ended 30 June 2015 and for 2014 were as follows:

Six months ended 30 June 2015

		Thousands of Euros
Consolidated Company	Year Recorded	Balance at 31/12/14	Taken to Income in the Period	Balance at 30/06/15

Crystal Pharma, S.A.U.	1997 to 2012	449	(18)	431
Gadea Biopharma, S.L.U.	2012 & 2013	996	(68)	928
Non-refundable investment grants		1,445	(86)	1,359
Tax effect (Note 17)		(367)	25	(342)
Equity		1,078	(61)	1,017

2014

		Thousands of Euros
Consolidated Company	Year Recorded	Balance at 31/12/13	Additions	Taken to Income for the Six months ended 30 June 2014	Balance at 30/06/14	Taken to Income for the Six months ended 31 December 2014	Adjustments	Balance at 31/12/14

Crystal Pharma, S.A.U.	1997 to 2012	497	-	(16)	481	(32)	-	449
Gadea Biopharma, S.L.U.	2012 & 2013	293	838	(52)	1,079	(83)	-	996
Cyndea Pharma, S.L.:
MINECO/ Regional Incentives	2007	512	-	(50)	462	(462)	-	-
ADE/ Special Interest Incentives	2006	1,433	-	(108)	1,325	(1,325)	-	-
Other	2007 & 2012	254	-	(10)	244	(244)	-	-
Non-refundable investment grants		2,989	838	(236)	3,591	(2,146)	-	1,445
Tax effect (Note 17)		(897)	(251)	71	(1,077)	644	66	(367)
Equity		2,092	587	(165)	2,514	(1,502)	66	1,078

These grants were awarded mainly to finance the acquisition of property, plant and equipment (principally, new production lines and technological improvements).

Additions in 2014 corresponded to a Special Interest Incentive subsidy received from the Agency of Financing, Innovation and Business Internationalization of Castilla y Leon (ADE) totaling €838k to finance investments in buildings, technical facilities, machinery and IT equipment in the plant located at the Parque Tecnológico de León owned by the consolidated subsidiary Gadea Biopharma, S.L.U. At 30 June 2015 and 31 December 2014 this subsidy was pending collection and was recorded under “Trade and other receivables-Other receivables from public authorities” in the consolidated balance sheets at that dates (Note 17) as the Parent’s Directors consider that it will be collected in the short term.

The capital grants corresponding to Cyndea Pharma, S.L. were taken to income in 2014 following its removal from the scope of consolidation in that year (Note 2-e).

Compliance with the terms and conditions of the grants

The Parent’s Sole Director considers that they have complied and will continue to fully comply with the terms and conditions established in the Individual Grant Award Decisions for the grants recorded under “Net Equity” at 30 June 2015.

15.	Non-controlling interests

The balance recorded under this caption in the consolidated balance sheet corresponds to the value of non-controlling interests in fully consolidated companies. The balance recorded under “Income attributable to Non-controlling interests” in the consolidated income statement corresponds to non-controlling interests’ share of profit or loss for each period.

However, at 30 June 2015 and 31 December 2014 the Group did not have any non-controlling interests and therefore no balance is recorded under these headings at those dates.

16.	Financial liabilities, suppliers and other payables

Non-current and current payables

The breakdown of the “non-current payables” and “current payables” balances included in the consolidated balance sheets at 30 June 2015 and 31 December 2014 is as follows:

	Thousands of Euros
	30/06/15			31/12/14
Description	Current Liability	Non- current Liability	Total	Current Liability	Non- current Liability	Total

Payables to financial institutions-
Loans	9,056	26,430	35,486	5,548	6,716	12,264
Discount facilities and funding for foreign operations	-	-	-	509	-	509
Interest payments	57	-	57	14	-	14
	9,113	26,430	35,543	6,071	6,716	12,787

Derivatives	-	-	-	-	-	-

Other financial liabilities-
Loans granted by public bodies	808	4,970	5,778	949	5,071	6,020
Less - implicit interest	(60)	(68)	(128)	(21)	(163)	(184)
Capex suppliers	383	-	383	499	-	499
Other financial liabilities	1,487	-	1,487	458	1,425	1,883
	2,618	4,902	7,520	1,885	6,333	8,218
	11,731	31,332	43,063	7,956	13,049	21,005

At 30 June 2015 and 31 December 2014 the maturity schedule of the Group’s financial debt was the following:

At 30 June 2015

Thousands of Euros
Maturing in the 12 Months to 30 June:
2016	2017	2018	2019	2020	2021 Onwards	Total

11,731	10,289	8,074	7,237	4,113	1,619	43.063

At 31 December 2014

Thousands of Euros
Year of Maturity:
2015	2016	2017	2018	2019	2020 Onwards	Total

7,956	7,113	2,877	954	607	1,498	21,005

Payables to financial institutions

Loans

At 30 June 2015 and 31 December 2014 the Group had been granted the following loans by various financial institutions:

	Thousands of Euros
	At 30/06/15			At 31/12/14
	Maturity:			Maturity:
Consolidated Company	Current	Non- Current	Total	Current	Non- Current	Total

Crystal Pharma, S.A.U. (a)	-	-	-	500	750	1,250
“ (a)	-	-	-	1,000	584	1,584
“ (a)	-	-	-	374	592	966
“ (a)	-	-	-	681	350	1,031
“ (b)	1,000	1,000	2,000	1,000	1,500	2,500
“ (c)	668	568	1,236	662	904	1,566
“ (d)	836	781	1,617	824	1,203	2,027
“ (e)	2,456	6,733	9,189	-	-	-
“ (f)	2,423	9,474	11,897	-	-	-
“ (g)	1,373	5,174	6,547	-	-	-
“ (h)	300	2,700	3,000	-	-	-
Gadea Biopharma, S.L.U. (a)	-	-	-	507	833	1,340
	9,056	26,430	35,486	5,548	6,716	12,264

a)	These loans were granted to the Group in 2012 and 2013 by various financial institutions and are repayable in regular installments with the final payments falling due in 2016 and 2017. Nevertheless, in February and March 2015 the Group decided to make early repayment of the entire amount outstanding on said loans.

b)	Loan granted by Bankia, S.A. on 22 May 2014 under the “2014 ICO-Companies and Entrepreneurs” Financing Agreement, for an initial amount of €3,000k. Loans under this agreement are granted to fund investments in productive fixed assets, the acquisition of companies or to fund working capital. The loan is repayable in 36 monthly installments (with the final installment due on 20 June 2017).

c)	Loan granted by Banco Bilbao Vizcaya Argentaria, S.A. on 30 April 2014 under the “2014 ICO-Companies and Entrepreneurs” Financing Agreement, for an initial amount of €2,000k. The loan is repayable in 36 monthly installments (with the final installment due on 30 April 2017).

d)	Loan granted by Banco Santander, S.A. on 22 May 2014 under the “2014 EIB-SME-Medium-Sized Enterprises” Financing Agreement., for an initial amount of €2,500k. Loans under this agreement are granted to fund investments in productive fixed assets. The loan is repayable in 36 monthly installments (with the final installment due on 22 May 2017).

e)	Loan granted by Banco Bilbao Vizcaya Argentaria, S.A. on 19 February 2015 for an initial amount of €10,000k, repayable in 48 monthly installments, the last of which falls due on 19 February 2019.

f)	Loan granted by Banco Santander, S.A. on 19 February 2015 under the “BEI-Inversión 2012” Financing Agreement for an initial amount of €12,500k and used to fund working capital requirements. The loan is repayable in 20 quarterly installments (with the final installment due on 19 February 2020).

g)	Loan granted by Bankia, S.A. on 19 February 2015 for an initial amount of €7,000k, repayable in 60 monthly installments, the last of which falls due on 19 February 2020.

h)	Loan granted by Caixabank, S.A. on 26 February 2015 for an initial amount of €3,000k, repayable in 10 half-yearly installments, the last of which falls due on 30 June 2020.

All these loans bear interest at a rate equivalent to the Euribor plus a market spread, with the exception of one (f) which bears interest at a fixed annual rate of 1.5%. Nevertheless, the terms of this loan state that if it is repaid early (due to a decision by the Group or because one of the contractual conditions triggering early repayment occurs), the Group must pay the financial institution an amount in compensation for any financial losses it suffers as a result of this early repayment, based on a pre-established formula. At 30 June 2015 the Group does not plan or expect to repay this loan early and therefore it is unlikely that it will have to pay this compensation and no provision has been made in this connection.

Short-term discount facilities and funding for foreign transactions (imports and exports)

At 30 June 2015, the Group had been granted various short-term discounting facilities and funding for foreign transactions by various financial institutions with a combined total limit of €10,600k, none of which was drawn down at that date (at 31 December 2014 the funding limit was €10,500k and the amount drawn down totaled €509k).

Derivatives

At 30 June 2015 the Group had contracted a derivative financial instrument in order to reduce the impact of fluctuations in variable interest rates on a loan that a financial institution granted the Group in February 2015.

The Group hedges the interest rate risk of the initial amount of the aforementioned bank loan through an interest rate swap (“IRS”). In the “IRS” interest rates are exchanged so that the Group receives from the financial institution a variable rate (3 month Euribor) in exchange for a fixed interest payment for the same nominal (0.30%). The variable interest rate received for the derivative offsets the interest payment on the hedged transaction. The end result is a fixed interest payment on the hedged financing.

While the intention of Group’s Management is to designate the aforementioned “IRS” arranged as a “hedge”, at 30 June 2015 such derivative financial instrument had not been designated as a “hedge”.

To determine the fair value of the interest rate derivative (“Interest Rate Swap” or “IRS”), the Group uses cash flow discounting based on the implicit rates determined by the euro interest rate curve, according to market conditions at the valuation date.

The detail of the only financial derivative contracted by the Group at 30 June 2015, and its fair value at that date, is as follows:

Derivative	Hedged Nominal in Euros at 30/06/15 (Thousands of Euros)	Contract Date	Contract Expire Date	Interest Rate Payable	Interest Rate Receivable	Valuation in Euros at 30/06/15

Classified as “non-hedging”-
Interest Rate Swap (IRS)	6,547	19/02/2015	19/02/2020	3-month Euribor	Fixed rate of 0.30%	-

The expected evolution of the nominal amounts arranged for the “IRS” in the coming years until the expected date of maturity of the transaction is as follows:

Thousands of Euros
Nominal Amounts Arranged at:
30/06/16	30/06/17	30/06/18	30/06/2019	19/02/20 (Maturity)

5,176	3,788	2,382	959	120

The only derivative financial instrument contracted by the Group in 2014, which matured in June 2014, was the following:

Derivative	Notional in Thousands of Euros	Contract Date	Contract Expiry Date	Interest Rate Payable	Interest Rate Receivable

Classified as a hedging instrument	1,500	04/06/2009	09/06/14	3-month Euribor	3-month Euribor
Interest Rate Swap				Floating rate (1.75% and 3.75%)	CAP rate 3.9%

Grupo Gadea used an in-house IRS valuation model that uses as its inputs the Euribor and long-term swap market curves to determine the fair value of this interest rate derivative. The fair value of this derivative financial instrument at 31 December 2013 was €22k and was recorded, given its maturity date, under “Current payables-Derivatives” in the consolidated balance sheet at that date.

Interest rate sensitivity analysis

Changes in the fair value of the interest rate derivative contracted by the Group at 30 June 2015 depend on the variation of the long-term euro interest rate curve. In this sense, it is estimated that the fair value exposure to variations of +50/-10 basis points in the long-term interest rate curve was not significant.

Other financial liabilities

The breakdown of these items in the consolidated balance sheets at 30 June 2015 and 31 December 2014 was the following:

	Thousands of Euros
	30/06/15			31/12/14
Item	Current Liability	Non- current Liability	Total	Current Liability	Non- current Liability	Total

Loans granted by public bodies	808	4,970	5,778	949	5,071	6,020
Less - implicit interest	(60)	(68)	(128)	(21)	(163)	(184)
Other financial liabilities	1,870	-	1,870	957	1,425	2,382
	2,618	4,902	7,520	1,885	6,333	8,218

Loans granted by public bodies

At 30 June 2015, the most significant loans granted by public bodies to Grupo Gadea were the following:

–	A loan granted by the European Investment Bank (EIB) through the Castilla y León Business Innovation, Financing, and Internationalization Agency (ADE)

In 2012, the Parent received a €2,998k mortgage loan, secured against the land and buildings owned by Gadea Biopharma, S.L.U., with Crystal Pharma, S.A.U. acting as guarantor. This loan, which accrues an annual interest rate equivalent to the Euribor plus a market spread, was granted to finance the investment project for the production plant located in Parque Tecnológico de León owned by Gadea Biopharma, S.L.U. (Note 7). The outstanding principal at 30 June 2015 was €2,530k (€2,717k at 31 December 2014). The loan is repayable in 32 quarterly installments of €93.7k with the first installment payable on 9 May 2014 and the last on 7 February 2022.

–	Loans granted by the Center for the Development of Industrial Technology (CDTI)

The consolidated subsidiary Gadea Biopharma, S.L.U. was granted two subsidies by the Center for the Development of Industrial Technology (CDTI) to finance two R&D projects. The details of the subsidies, which were awarded in 2013, are as follows:

➢	A partially refundable grant of €476k (of which €413k is refundable and €63k is non-refundable) which had been collected in its entirety at 31 December 2014 and used to fund a project entitled “Development of biotechnical steroid bioconversion processes”. The refundable part of the grant bears interest at a fixed annual rate and is repayable in 15 half-yearly installments of €28k each with the first installment payable on 18 July 2016 and the last on 18 July 2023.

➢	A partially refundable grant of €634k (of which €550k is refundable and €84k is non-refundable), of which €233k had been collected at 30 June 2015 and 31 December 2014 (€202k corresponding to the refundable portion and €31k corresponding to the non-refundable portion) and used to fund a project entitled “Medication for the treatment of schizophrenia”. The refundable part of the grant bears interest at a fixed annual rate and is repayable in 15 half-yearly installments of €37k each with the first installment payable on 9 September 2017 and the last on 9 September 2024.

In relation to both grants, and since the first project and part of the second project had been carried out prior to 31 December 2014, the Group recorded the non-refundable part of the grants under “Other operating revenues-Operating grants transferred to income for the year” in the consolidated income statement for 2014 in proportion to the expenses incurred on said projects to that date (€63k and €31k, respectively).

In the six months ended 30 June 2015 the Group paid the final amount outstanding on the loan granted by the Center for the Development of Industrial Technology (CDTI) to consolidated subsidiary Crystal Pharma, S.A.U. (the outstanding balance at 31 December 2014 was €142k).

–	Refundable grant from the Agency of Financing, Innovation and Business Internationalization (ADE)

In 2013 the Agency of Financing, Innovation and Business Internationalization (ADE) conceded a €900k refundable grant to the consolidated subsidiary Crystal Pharma, S.A.U. under its “R&D Projects” program to fund the project “Development of processes to obtain active pharmaceutical ingredients”. The grant was collected in its entirety in 2014. It bears interest at a fixed annual rate and is repayable in 12 half-yearly installments of €75k each with the first installment payable on 17 February 2016 and the last on 17 August 2021.

– Loans granted by the Ministry of Economy and Competitiveness

The following loans were granted by the Ministry of Economy and Competitiveness to Gadea Biopharma, S.L.U.:

➢	A loan granted in two instalments, the first of which was made in 2012 for a nominal amount of €347k and the second was made in 2013 for a nominal amount of €1,387k. This loan was granted to finance the “Research and development of lyophilized sterile products and pioneering steroid hormones for biotransformation processes” project. The total budget amounted to approximately €462k and €1,849k in 2012 and 2013, respectively. This long-term loan, whose outstanding principal at 30 June 2015 and December 31, 2014 amounted to €1,646k, does not have a set contractual interest rate and is recorded at amortized cost. The positive difference between the nominal and present value of the loan, calculated using the “effective interest rate method” is recorded under “Capital grants” (Note 14). The outstanding principal at 30 June 2015 and 31 December 2014 was €1,649k. At 30 June 2015 and 31 December 2014, the Parent had complied with all the technical and economic terms and conditions of the loan.

➢	Two loans granted in 2014 for nominal amounts of €463k and €83k, respectively, to finance two projects as part of the National Program for Research aimed at the challenges of society under the framework of the 2013-2016 Plan for Scientific and Technical Research and Innovation: “Biotechnical steroid production (PROBIODES)” and “Bioconversion of phytosterol in active pharmaceutical ingredients”. These loans are drawable in four and three annual instalments, respectively, the first amount of €87k having been drawn down at 30 June 2015 (no amount had been received at 31 December 2014). These loans accrue interest at a fixed annual rate and are repayable in seven annual installments from 1 February 2018 to 1 February 2024. It is considered that at 30 June 2015 Gadea Biopharma, S.L.U. had complied with all the technical and financial terms of these loans and the balance drawn down (€87k) is therefore recognized as a non-current liability in the consolidated balance sheet at that date.

The maturity schedule of the loans granted to the Group by public authorities at 30 June 2015 and 31 December 2014 is as follows:

At 30 June 2015

Thousands of Euros
Maturing in the 12 Months to 30 June:
2016	2017	2018	2019	2020	2021 onwards	Total

808	1,012	1,053	966	620	1,319	5,778

At 31 December 2014

Thousands of Euros
Maturing in the 12 Months to 31 December:
2015	2016	2017	2018	2019	2020 onwards	Total

949	986	1,026	953	606	1,500	6,020

Other financial liabilities

These balances at 30 June 2015 and 31 December 2014 include a payable for the purchase by the consolidated subsidiary Bioraw S.L.U. of a production plant, acquired by purchase deed on 14 March 2014. At 30 June 2015 and 31 December 2014 the amount outstanding totaled €1,485k and €1,545k, respectively, and the parties had agreed that payment (including the principal and implicit interest) would be made as follows:

-	€240k in 24 monthly installments of €10k each, the last falling due on 5 February 2016.

-	One payment of €1,405k on 14 March 2016.

This liability is recorded at its nominal value as this was not deemed to differ materially from its present value at 30 June 2015.

The remaining balances recorded under this heading at 30 June 2015 and 31 December 2014 corresponded mainly to payables to suppliers of capital goods.

Suppliers and other creditors

The breakdown of these items at 30 June 2015 and 31 December 2014 was the following:

	Thousands of Euros
	30/06/15	31/12/14

Suppliers	11,264	6,198
Suppliers, Group companies (Note 20)	10	176
	11,274	6,374

Sundry creditors	1,727	1,818
Personnel (remuneration yet to be paid)	941	1,292
Client advances	103	55
	2,771	3,165

17.	Tax matters

Balances with public authorities

At 30 June 2015 and 31 December 2014, Grupo Gadea had the following balances with public authorities:

	Thousands of Euros
Item	30/06/15	31/12/14

RECEIVABLES:
Deferred tax assets	1,013	1,013
Current tax assets	-	-
Other receivables from public authorities-
Tax receivables:
Prior year Corporate income tax	-	976
Value-Added Tax (VAT)	1,121	1,628
Value-Added Tax (foreign)	14	11
Other items	2	2
	1,137	2,617
Other receivables from public authorities:
Operating subsidies pending collection	182	343
Capital grants pending collection (Note 14)	838	838
Other items (Maltese Tax Authorities)	108	93
	1,128	1,274
	2,265	3,891
PAYABLES:
Deferred tax liabilities	734	759
Current tax liabilities-
Corporate income tax for the year:
Estimated tax expense	3,021	3,961
Less- Tax withholdings and prepayments receivable	(677)	(2,887)
	2,344	1,074
Other payables to public authorities-
Tax payables:
Withholdings of Personal Income Tax (IRPF)	215	222
Value-Added Tax (VAT)	84	28
Corporate income tax for 2014 (a)	1,074	-
	1,373	250
Social Security payables	652	487
	2,025	737

(a)	This payable was settled in July 2015.

Corporate income tax

As described in Note 5-k, for corporate income tax purposes, the Spanish Parent and the consolidated subsidiary Companies file consolidated tax returns as a Tax Group of which Gadea Grupo Farmacéutico, S.L. is the Parent.

The corporate income tax charge is calculated for each consolidated subsidiary based on accounting profit, determined in accordance with generally accepted accounting principles, which need not coincide with taxable income, this latter being the tax base.

The tax rate applicable to the total expected profit for the year has been used to calculate the corporate income tax expense for the six months ended 30 June 2015 and 2014. The tax expense is therefore based on applying the estimated effective annual average tax rate to the profit before tax for the interim period. Nevertheless, the tax effects of one-off events and specific transactions in the period have also been taken into account. The estimated effective tax rate used for the six months ended 30 June 2015 and 2014 was 25.46% and 26.02%, respectively. This latter is higher than the effective tax rate for 2014 due to, principally, the effect on the Group’s income statement for that year of the removal of Cyndea Pharma, S.L. from the scope of consolidation (Note 2-e).

Corporate income tax expense

The balances on the “Corporate income tax” heading in the consolidated income statements for the six months ended 30 June 2015 and 2014 have been determined as follows:

	Thousands of Euros
Item	Six Months Ended 30 June 2015	Six Months Ended 30 June 2014

Profit before tax on continuing operations	11,864	4,375
Estimated tax rate	25.46%	26.02%
Expense recorded under “Corporate income tax”	3,021	1,138

The estimated Corporate income tax payable for the six months ended 30 June 2015 is recorded under “Trade and other payables-current tax liabilities” in the consolidated balance sheet at that date, net of withholdings and payments on account made in the period (€677k).

Deferred taxes

The “Deferred tax assets” and “Deferred tax liabilities” balances included within the consolidated balance sheets at 30 June 2015 and 31 December 2014, and the movements under these headings as at the aforementioned dates were the following:

	Thousands of Euros
	Balance at 31/12/13	Increases	Decreases	Adjust- ments	Changes in the Scope of Consolidation (Nota 2-e)	Balance at 31/12/14	Decreases	Balance at 30/06/15

Deferred tax assets-
Unused deductions and credits	143	-	(85)	(58)	-	-	-	-
Crystal Pharma, Ltd. tax credits	653	-	(62)	-	-	591	-	591
Non-deductible tangible asset depreciation for the year (Law 16/12, 27 December)	196	237	-	-	(11)	422	-	422
Tax effect of changes in the fair value of hedging instruments (Notes 13 and 16)	6	-	(6)	-	-	-	-	-
Other items	77	-	(77)	-	-	-	-	-
	1,075	237	(230)	(58)	(11)	1,013	-	1,013
Deferred tax liabilities-
Non-refundable capital grants (Note 14)	(897)	(251)	55	66	660	(367)	25	(342)
Tax impairments	(891)	-	891	-	-	-	-	-
Amortization and other items	(634)	-	163	79	-	(392)	-	(392)
	(2,422)	(251)	1,109	145	660	(759)	25	(734)

Deferred tax assets

At 30 June 2015 and 31 December 2014, “Deferred tax assets” corresponded to the following:

•	Tax credits in respect of tax loss carryforwards, unused deductions and timing differences recognized by the consolidated subsidiary, Crystal Pharma, Ltd.

•	The tax effect of timing differences between the recording of the amortization and depreciation expense on certain assets for accounting and tax purposes.

These deferred tax assets were recognized in the consolidated balance sheets as the Group’s management is reasonably sure that they will be recovered, based on recent forecasts of the future tax bases of the consolidated subsidiaries, and where applicable, of the consolidated Tax Group to which they belong.

Deferred tax liabilities

At 30 June 2015 and 31 December 2014, “Deferred tax liabilities” mainly corresponded to the following:

•	The tax effect of non-refundable capital grants recognized in “Net Equity” (Note 14).

•	The tax effect of applying accounting and tax criteria to the amortization of intangible assets, the Group having availed itself of the accelerated amortization option allowed under the Revised Text of the Corporate Income Tax Law.

Deferred tax liabilities relating to capital grants will be written off when the corresponding grants are taken to income.

Tax recorded in net equity

The only taxes recognized directly in equity at 30 June 2015 and 31 December 2014 correspond to deferred tax liabilities in respect of non-refundable capital grant liabilities recognized in “Net Equity”, and the movements thereon in the six months ended 30 June 2015 and during 2014 are detailed in the table above.

Tax loss carryforwards yet to be applied

At 30 June 2015 and 31 December 2014 the Spanish consolidated subsidiaries had no unused tax loss carryforwards. The consolidated subsidiary Crystal Pharma, Ltd., located in Malta, has unused tax loss carryforward generated in 2014 amounting €126k. At 30 June 2015 and 31 December 2014 the Group had recognized a tax credit for this unused tax loss carryforward by an amount of €44k, under caption “Deferred tax assets” of the consolidated balance sheet at such dates.

Deductions

Current corporate income tax legislation provides for various tax incentives. Deductions generated in a year in excess of the applicable legal limit may be deducted from the corporate income tax payable in subsequent years, in line with the limits and deadlines established in the applicable tax legislation.

The Group took advantage of the tax benefits provided by this legislation, deducting €773k from the 2014 Corporate income tax expense, as follows:

Item	Year Generated	Thousands of Euros

Crystal Pharma, S.A.U.:
Research and development	2014	250
Research and development	2013	69
Innovation	2014	106
Sundry	2013-2014	12
Charitable donations	2014	1
Gadea Biopharma, S.L.U.:
Research and development	2014	300
Research and development	2013	2
Innovation	2014	15
Charitable donations	2014	13
Gadea Grupo Farmacéutico, S.L.:
Charitable donations	2014	1
Reinvestment of extraordinary gains	2014	4
		773

This deduction having been applied, at 31 December 2014 the Spanish consolidated companies had no further unused deductions.

In 2015 the Group expects to take advantage again of the tax benefits provided in Spanish legislation, although at 30 June 2015 no deduction generated in 2015 had been recognized.

Unused deductions corresponding to the Maltese consolidated subsidiary

At 30 June 2015 the Group had recognized under “Deferred tax assets” in the consolidated balance sheet at that date tax credits corresponding mainly to deductions pending application at that date by the Maltese consolidated subsidiary Crystal Pharma, Ltd. amounting to €547k. The Parent’s Sole Director considers that these deductions can reasonably expected to be used on the basis of recent estimates made by the Group’s management about the future performance of said consolidated subsidiary.

Years open to inspection

Under the current legislation, taxes cannot be considered as settled until the tax returns filed have been inspected by the Tax Authorities or the four year statute of limitations has elapsed.

In the first months of 2015 the tax authority had opened inspections in respect of the following taxes and fiscal years for the Group companies listed below:

Company	Tax	Period
Gadea Grupo Farmacéutico, S.L.	Value-Added Tax (VAT)	01/2011 to 12/2012
Crystal Pharma, S.A.U.	Value-Added Tax (VAT)	01/2011 to 12/2012
Crystal Pharma, S.A.U.	Value-Added Tax (VAT)	11/2014 & 12/2014
Crystal Pharma, S.A.U.	Import duties and Value-Added Tax (VAT) on Imports	2011 & 2014
Consolidated Tax Group 0075/09 headed by Grupo Gadea Farmacéutico, S.L. (Note 5-k)	Corporate income tax	2011 & 2012

At the date these interim consolidated annual financial statements were prepared, these inspections were still in progress.

During the six months ended 30 June 2015 the consolidated subsidiary Gadea Biopharma, S.L.U. was subject to a tax review and investigation regarding the 2014 Value-Added Tax (VAT). As a result of these actions, on 24 June 2015 a tax assessment was issued that was signed on an uncontested basis by said consolidated subsidiary, which has not resulted in any significant loss for the Group.

At 30 June 2015, the consolidated companies had the years 2011 to 2014, inclusive, and the transactions carried out in the six months ended 30 June 2015, open to inspection for all applicable taxes (excluding 2014 Value-Added Tax corresponding to Gadea Biopharma, S.L.U.), plus corporate income tax for 2010. In addition, at 31 December 2014 the consolidated subsidiary Crystal Pharma, Ltd., with registered address in Malta, had the years 2009 and 2010 open to inspection for VAT.

The Parent Company’s Sole Director considers that the settlements of those taxes have been done properly, so, even if differences were to arise in the interpretation of the regulations governing the tax treatment of its operations, such liabilities as could arise as a result of the inspection in progress or of inspections of the aforementioned years would not have a material effect on the interim consolidated financial statements for the six months ended 30 June 2015.

18.	Guarantees provided to third parties and other contingent liabilities

At 30 June 2015 and 31 December 2014, the Group had provided guarantees to third parties, granted by various financial institutions, for a total amount of €1,699k and €1,758k, respectively. These mainly related to guarantees to ensure compliance with utilities payment obligations, to guarantee repayment of certain subsidized loans and other obligations to Local Authorities, and various advances paid on grants.

The Parent’s Sole Director believes that any liabilities which might arise from the guarantees provided and commitments and obligations contracted, and for which provision was not made at 30 June 2015 would not be material.

19.	Revenues and Expenses

Net turnover

The distribution by business and geographical market of Grupo Gadea’s consolidated net turnover in the six months ended 30 June 2015 and 2014 was the following:

	Thousands of Euros
	Six Months Ended 30 June 2015	Six Months Ended 30 June 2014

By business-
Biotechnology	187	163
Active pharmaceutical ingredients (API)	39,420	30,782
Pharmaceuticals	947	3,052
	40,554	33,997

By geographical market-
National	6,287	5,400
International	34,267	28,597
	40,554	33,997

Supplies

The breakdown of this item in the consolidated income statements for the six months ended 30 June 2015 and 2014 is the following:

	Thousands of Euros
Item	Six Months Ended 30 June 2015	Six Months Ended 30 June 2014

Raw materials and other consumables-
Procurements:
Domestic	5,342	5,425
European Union	4,774	3,802
Imports	13,708	11,150
Changes in inventories	(2,028)	(2,228)
	21,796	18,149
Outsourced production	1,861	1,017
	23,657	19,166

Employee welfare charges

The breakdown of this item in the consolidated income statements for the six months ended 30 June 2015 and 2014 is the following:

	Thousands of Euros
Item	Six Months Ended 30 June 2015	Six Months Ended 30 June 2014

Social security	1,284	1,251
Other employee welfare charges	170	176
	1,454	1,427

External services and taxes other than income tax

The breakdown of this item in the consolidated income statements for the six months ended 30 June 2015 and 2014 is the following:

	Thousands of Euros
	Six Months Ended 30 June 2015	Six Months Ended 30 June 2014

Research and development expenses	965	885
Leases and fees (Note 7)	55	53
Repairs and maintenance	436	415
Independent professional services	1,392	1,316
Transport	392	351
Insurance premiums	154	181
Bank services	75	57
Advertising	66	44
Supplies	939	608
Other items	356	261
Tax	17	24
External services and taxes other than income tax (a)	-	646
	4,847	4,841

(a)	Expenses included in the consolidated income statement for the six months ended 30 June 2014 corresponding to the jointly controlled entity Cyndea Pharma, S.L., which was removed from the scope of consolidation in September 2014 (Note 2-e).

20.	Transactions with related parties

Transactions with related parties

The transactions carried out by Grupo Gadea with related parties during the six months ended 30 June 2015 and 2014 were the following:

	Thousands of Euros
	Six Months Ended 30 June 2015		Six Months Ended 30 June 2014
Company	Sales and Services Provided	Services Received	Sales and Services Provided	Services Received

Gentec, S.A. (b)	5,136	237	3,270	24
3-Gutinver, S.L. (a)	-	100	-	129
Muggio Holding, S.L. (a)	-	1	-	-
Antartis Pharma, S.L. (a)	-	1	-	-
	5,136	339	3,270	153

a)	These companies were Directors of the Parent until July 2015 (Note 12).

b)	These companies were shareholders of the Parent in 2014 and until they ceased to hold shares in Gadea Grupo Farmacéutico, S.L. in March 2015.

The transactions detailed above were carried out in the normal course of Grupo Gadea’s business and under market conditions.

Transactions and balances with other related parties (Partners, Directors, and the Group’s Senior Directors) are disclosed in the following sections.

Related party balances

As a result of the transactions performed, at 30 June 2015 and 31 December 2014, Grupo Gadea had the following receivables and payables with related parties:

	Thousands of Euros
	30/06/15	31/12/14

Clients (Note 10)-
Gentec, S.A. (b)	-	2,295

Suppliers (Note 16)-
Gentec, S.A. (b)	-	(92)
3-Gutinver, S.L. (a)	(8)	(78)
GBB Pharminvest 99, S.L. (b)	-	(2)
Muggio Holding, S.L. (a)	(1)	(2)
Antartis Pharma, S.L. (a)	(1)	(2)
	(10)	(176)

a)	These companies were Directors of the Parent until July 2015 (Note 12).

b)	These companies were shareholders of the Parent in 2014 and until they ceased to hold shares in Gadea Grupo Farmacéutico, S.L. in March 2015.

Parent’s Directors remuneration and other benefits

In the six months ended 30 June 2015 and 2014 the Parent paid the Managing Director €100k and €129k, respectively, for services provided. Payment was made via 3-Gutinver, S.L., the company which he represents, and is included in the breakdown of transactions with related parties in the preceding section of these Notes. Additionally, in said periods, wages and salaries paid by the Group to two employees of the Parent, who were also Directors (one of them an employee acting as representative of a legal entity), amounted to €155k and €102k. In addition, in the six months ended 30 June 2015 and 2014, the Group carried out other transactions with other Parent Directors which are disclosed in the section on “Transactions with related parties”.

At 30 June 2015 and at 31 December 2014, Grupo Gadea did not have any pension or life insurance commitments to the Parent’s current Sole Director or to its former Directors.

At 30 June 2015 and 31 December 2014, Grupo Gadea had not conceded any loan or advance to any Director (current or former). It did have payable balances with certain Parent Directors which are disclosed in the section on “Related party balances”.

Payments to the Group’s Senior Directors

Remuneration, comprising entirely of wages and salaries, to Grupo Gadea’s Senior Directors in the six months ended 30 June 2015 amounted to €121k (€82k in the six months ended 30 June 2014), excluding remuneration to three of the Directors of the Parent Company mentioned in the section above.

Grupo Gadea does not have any pension commitments to key personnel, nor has the Group granted any loans or guarantees in their favor.

21.	Transactions in Foreign Currency

In the six months ended 30 June 2015 and 2014, Grupo Gadea carried out the following transactions in foreign currencies (mainly in US Dollars):

	Thousands of Euros
	Six Months Ended 30 June 2015	Six Months Ended 30 June 2014

Sales and services provided	19,585	15,511
Purchases of fixed assets	11	393
Goods and services received	18,805	15,194

The exchange rate differences recognized in the consolidated income statements for the six months ended 30 June 2015 and 2014, by type of instrument, were the following:

	Thousands of Euros
	Six Months Ended 30 June 2015	Six Months Ended 30 June 2014

Foreign currency in cash	232	95
Receivables-
Transactions settled in the year	801	(24)
Transactions pending settlement at year-end	(70)	-
Payables-
Transactions settled in the year	(674)	(53)
Transactions pending settlement at year-end	40	-
	329	17

The assets and liabilities recorded in the Group’s consolidated balance sheets at 30 June 2015 and 31 December 2014, in foreign currencies (entirely in US dollars) were the following:

	Thousands of Euros
	30/06/15	31/12/14

ASSETS:
Cash	6,893	1,951
Trade and other receivables-
Sales and services provided to clients	7,158	6,507
	14,051	8,458
LIABILITIES:
Trade and other payables-
Suppliers	5,143	3,326

22.	Nature and level of risk

Financial risks

The Group’s policies for managing risk are established by the Financial Risk Committee and have been approved by the Parent’s Directors. Based on these policies, the Group’s Finance Department has established a number of procedures and controls which allow for the identification, measurement and management of the risks inherent in the use of financial instruments.

Credit risk

Credit risk arises from the possible loss caused by breach of contractual obligations by the Group’s counterparties, i.e. the possibility of not recovering the financial assets for their carrying amount in the stipulated time frame.

To manage credit risk, the Group distinguishes between financial assets arising from operating activities and investing activities.

The sales and finance departments set limits for each client, which are calculated based on the information provided by a firm which specializes in analyzing companies’ solvency. In certain countries which are considered a greater risk due to political and geographical reasons, the Group uses more secure collection instruments such as letters of credit.

To manage the collection of overdue receivables, a regular report is prepared breaking them down by age and monthly reminders are issued on overdue accounts. Based on the Group’s past experiences and the sector in which it operates, the Parent’s Sole Director does not expect any material defaults to occur. The credit limits of late paying customers are reviewed on a monthly basis.

Credit risk associated with cash funds is limited as Group Gadea generally maintains its cash and cash equivalents in financial institutions with a high level of solvency.

At 30 June 2015 it was not considered necessary to recognize any impairment loss in respect of these assets.

Liquidity risk

Liquidity risk arises from the possibility that the Group may not dispose of sufficient liquid funds, or have access to the amount required at an appropriate cost, in order to fulfil its payment obligations at all times. The Group aims to maintain available funds at a suitable level through policies that establish minimum cash requirements at all times. The Group’s finance department’s policy is to constantly review the maturity dates in the consolidated balance sheet so it can anticipate short- and medium-term cash requirements and implement a strategy to guarantee stable sources of funding. These procedures are always carried out in conjunction with the Group’s general financial policies.

At 30 June 2015 Grupo Gadea had sufficient cash and credit facilities available to ensure liquidity and be able to meet all the payment obligations arising from its activity.

The Group will also continue to generate liquidity in the course of its normal operations and therefore expects to be able to meet its liabilities as they mature with no difficulties.

Market risk (including interest rate, exchange rate and other price risks)

Market risk is the risk of the fair value or future cash flows of a financial instrument varying due to interest rates, exchange rates or other price risks.

Interest rate risk is the risk of losses due to changes in the fair value or future cash flows of a financial instrument as a result of fluctuations in market interest rates. The Group’s main exposure to this type of risk corresponds to long-term loans and credit facilities granted to it with floating interest rates.

The Group manages interest rate risk by using on occasion floating to fixed interest rate swaps to hedge part of the loans taken out at variable rates. The Group’s floating rate financing is tied to the Euribor.

A sensitivity analysis on the Group’s financial debt at variable rates at 30 June 2015, taking into account the terms and conditions of the existing funding as at this date, showed that a 1% increase in the interest rate yield would not have a material impact on the consolidated income statement over the next twelve months.

The Parent’s Sole Director believes that there are no significant differences between the carrying amount and the fair value of financial assets and liabilities reported at 30 June 2015.

Exchange rate risk is the risk of losses due to changes in the fair value or future cash flows of a financial instrument as a result of fluctuations in exchange rates. The Group’s main exposure to this type of risk corresponds to sales and purchases carried out in currencies different to that used by the Group (Note 21). While it is not Group policy to use exchange rate hedging instruments, the Parent’s Sole Director believes that much of the Group’s exposure to this risk is hedged as the consolidated companies’ sales in US dollars are substantially offset by purchases in the same currency.

The Group’s assets and liabilities include receivable and payable balances, current accounts and certain financial instruments denominated in foreign currencies. The balances in foreign currencies representing the Group’s exposure to exchange rate risk at 30 June 2015 are detailed in Note 21.

Other price risks correspond to Grupo Gadea’s exposure to fluctuations in the price of basic raw materials. Grupo Gadea continually monitors the price of these raw materials in order to make appropriate decisions at all times based on observed and expected market trends and the Group’s strategy, although, given their nature, these raw materials are subject to high rotations rates. Fluctuations in raw materials prices are passed on to the selling price of the end product so they do not significantly impact the Group’s consolidated income statement.

23.	Environmental issues and greenhouse gas emissions rights

An environmental activity is any operation whose main purpose is to minimize environmental impacts and protect and improve the environment.

Expenses corresponding to protecting and improving the environment, which were taken directly to the consolidated income statement for the six months ended 30 June 2015, amounted to €436k (€221k in the six months ended 30 June 2014) and mainly related to the treatment and storage of industrial waste from the production processes of the consolidated subsidiaries.

The Group’s property, plant and equipment at 30 June 2014 included certain environmental assets belonging to Cyndea Pharma, S.L. (Note 2-e), whose cost and accumulated depreciation at that date amounted to €498k and €219k, respectively, corresponding basically to facilities for wastewater treatment, in order to minimize the environmental impact of the Company’s activities and protect and improve the environment.

Grupo Gadea does not have any other environmental responsibilities, assets, provisions or contingencies that could significantly affect the Group’s equity, financial situation or profit. During the six months ended 30 June 2015 and 2014, Grupo Gadea did not receive any environmental grants or obtain income from environmental related business.

Given the nature of the Group’s business, the consolidated subsidiaries have not been allocated any amount of greenhouse gas emissions rights under the National Allocation Plan. Therefore, at 30 June 2015, the Group had not recorded any balance or movement under “Greenhouse gas emissions rights” in the consolidated balance sheet or recognized any impairment thereto in the six months ended 30 June 2015. Additionally, during the six months ended 30 June 2015, the Group did not incur any expenses or recognize any provisions relating to this item. The Group has not signed any futures contracts relating to emissions rights, has not received any environmental grants or recognized any contingencies relating to greenhouse gas emissions.

24.	Events after the reporting period

On 16 July 2015 all the share capital of the Parent was acquired by the company Exirisk Spain, S.L.U., whose registered offices are in Madrid (Spain) and whose owner is the AMRI Group, an international group.

No other significant events have taken place since the end of the 2014 reporting period that have not been disclosed in the remaining Explanatory Notes to the consolidated financial statements.

25.	Other information

Average number of employees

The average number of people employed by Grupo Gadea during the six months ended 30 June 2015 and 2014, by professional category, was the following:

	Average Number of Employees
Professional Category	Six Months Ended 30 June 2015	Six Months Ended 30 June 2014

Senior Executives	4	4
Management	7	7
Engineers and technicians	109	103
Administrative staff	11	11
Production personnel	148	158
Sales and distribution personnel	14	15
	293	298

During the six-month periods ended 30 June 2015 and 2014, Gadea Group employed two people classified as having disabilities of 33% or more, both in the category of production workers.

Distribution of functions by gender

The breakdown of Grupo Gadea’s employees by gender at 30 June 2015 and 2014 was the following:

At 30 June 2015

	Number of Employees
Professional category	Male	Female	Total

Senior Executives	4	-	4
Management	4	3	7
Engineers and technicians	54	51	105
Administrative staff	-	11	11
Production personnel	121	40	161
Sales and distribution personnel	4	11	15
	187	116	303

At 30 June 2014

	Number of Employees
Professional category	Male	Female	Total

Senior Executives	4	-	4
Management	4	3	7
Engineers and technicians	53	54	107
Administrative staff	-	10	10
Production personnel	124	31	155
Sales and distribution personnel	4	12	16
	189	110	299

At 30 June 2015 and 31 December 2014, the Parent’s Board of Directors consisted of 3 legal entities, represented by men, and 2 private individuals, both men. From July 2015 the Parent’s governing body has been a Sole Director, a legal entity represented by one woman.

26.	Disclosure on conflicts of interest of the Parent’s Directors

In compliance with article 229 “Duty to prevent situations of conflict of interest” of the revised text of the Spanish Limited Liability Companies Law, approved by Royal Decree 1/2010, of 2 July and amended 4 December 2014, it is disclosed that none of the members of the Board of Directors of the Parent Company, nor any party related to said Directors or the companies comprising the Group, has any direct or indirect conflict of interest with the Group, with the exception of the following potential conflicts of interest with those of Gadea Grupo Farmacéutico, S.L.U. disclosed by Mr. José Luis Stampa Jäger, representing the Director Muggio Holding, S.L., who, in compliance with article 231 of the Spanish Limited Liability Companies Law, identified certain persons linked to Muggio Holding, S.L. at 31 December 2014 who had shares or held posts in the following companies:

Investee	Shareholding		Position / Function

Medichem, S.A.U.	100.00	% (I)	Individual Representative of the Sole Director
Medichem Manufacturing (Malta), Ltd.	100.00	% (I)	Director
Medichem Tradex, S.A.	100.00	% (I)	Director
Nanjing Medichem Biopharmaceutical Development Co., Ltd.	100.00	% (I)	Director
Chizhou Ruick Pharmaceutical Co., Ltd.	33.33	% (I)	N/A
Combino Pharm, S.L.	100.00	% (I)	N/A
Combino Pharm (Malta) Ltd.	100.00	% (I)	Director
Combino Pharm Portugal, Unipessoal, Lda.	100.00	% (I)	N/A

(I)	Indirect holding.

27.	Segmented information

Article 84 of Royal Decree 1159/2010, 24 September, which approved the standards for preparing consolidated financial statements, states that the notes to the consolidated financial statements must present the Group’s business by segment, disclosing which components comprise the Group’s operating segments, i.e., generating income and incurring costs, and being subject to regular inspection, discussion and evaluation by the entity’s highest decision-making body. In particular, any component that accounts for 10% or more of the turnover generated by all of the entity’s business segments, including both intragroup and external sales, or the business areas that accounts for 10% or more the of the entity’s total amount of assets must be disclosed.

Given the nature of the business carried out by the Group, the strategic business unit is the only segment recognized (this is not broken down by product line). This segment is managed as a single entity as, to date, it does not correspond to a specific market type or regulatory regime. No further breakdown by segment is therefore disclosed in these notes to the consolidated financial statements.

The only client to which the Group’s sold goods or provided services representing over 10% of the Group’s consolidated turnover was Gentec, S.A. (12.66% and 9.62% in the six months ended 30 June 2015 and 2014, and 11.3% in 2014) (Note 20).

28.	Differences and Reconciliation Between Spanish GAAP and U.S. GAAP

Differences between Spanish GAAP and U.S. GAAP

The principal differences between Spanish GAAP and U.S. GAAP (United States Generally Accepted Accounting Principles) that affect our net income and majority stockholders’ equity of the Group relate to the accounting treatment of the following items:

•	Under Spanish GAAP, grants are initially recognized and presented directly in equity and are generally recognized as income on a systematic and rational basis. Under U.S. GAAP, there is no specific guidance on accounting for government grants but they generally follow International Financial Reporting Standards for grant accounting. The classification on the balance sheet and recognition in the income statement depends on the nature and the terms of the grants, but government grants are never presented within equity. In this case, government grants were awarded mainly to finance the acquisition of property, plant and equipment (principally, new production lines and technological improvements) and they are recognized under Spanish GAAP as income in accordance with amortization. Therefore, in order to make this accounting treatment compatible with US GAAP, government grants are reclassified as a liability.

•	In the period of six-month ended 30 June 2014, in order to reduce the interest rate risk arising as a result of the granted loans, Gadea Group, entered into an interest rate swap with those financial entities that are accounted for as hedge accounting under Spanish GAAP. Spanish GAAP requires for hedge accounting that a hedge effectiveness assessment is performed at the balance sheet date. As the company reports annually, the assessment is prepared once a year. Under U.S. GAAP, ASC 815-20-35-2 requires entities to assess effectiveness every time financial statements or earnings are reported, and at least every three months; irrespectively of whether the company prepares financial statements quarterly or not. Therefore, in order for such hedges to qualify for hedge accounting under U.S. GAAP, an assessment should be prepared quarterly. As such quarterly assessment was not prepared (there was not need under Spanish GAAP).

•	Capitalization of research and development expenses. Under Spanish GAAP, research expenditure may be capitalized if the same requirements as those established for the capitalization of development expenditure are met, and it is amortized over its useful life (maximum of five years). Development costs are capitalized if the related requirements are met and they are amortized over their useful life (presumed to be a maximum of five years if there is no evidence to the contrary). Under U.S. GAAP, expenses for research and development activities (except for certain computer software and website development costs, which is not the case of Gadea Group) are expensed as incurred. Following the U.S. GAAP guidance, capitalized development costs shall be expensed, therefore the amounts recorded within “Intangible Assets” caption under Spanish GAAP have been recognized into the heading “Research and Development” of the statements of operations under U.S. GAAP. Additionally, the amounts related to the amortization and impairment under Spanish GAAP have also been regularized because such amortization and impairment would have been not accounted for under U.S. GAAP (there would have not been asset to amortize or impair). The tax effect of these adjustments originates also a deferred tax. These adjustments have been calculated on a cumulative basis for each period.

•	Statement of cash flows. In the case of Gadea Group´s consolidated financial statements, statement of cash flows prepared under Spanish GAAP is similar to cash flows standards for U.S. GAAP except for different presentation of subtotals. Other potential differences between both GAAPs are not applicable in the case of Gadea Group.

We also bring your attention to certain issues:

a)	Gadea Grupo Farmacéutico, S.L. at December 31, 2013 maintained an investment of 50% in Cyndea Pharma, S.L. (the remaining participation was held by Infarco, S.A.). The entity was defined under Spanish GAAP as a “jointly controlled entity”, an accounted for the proportionate consolidation method. Under U.S. GAAP, Cyndea Pharma, S.L. would also be defined as a “jointly control entity” (i.e. a corporate joint venture) since no conditions exist that indicate substantive control of Cyndea Pharma, S.L. by any of the parties. Related to the accounting of such investment ASC 323-10-05-4 states that “equity method also best enables investors in corporate joint ventures to reflect the underlying nature of their investment in those ventures”. Therefore, investors should account for investments in common stock of corporate joint ventures by the equity method in consolidated financial statements. However, in U.S. GAAP proportionate consolidation is permitted for unincorporated joint ventures in specialized industries such as construction industry or extractive industry, but not for the pharmaceutical industry. Therefore, following the U.S. GAAP guidance, Cyndea Pharma S.L. should be accounted for under the equity method in the U.S. GAAP financial statements our sub which is consolidated under proportional method for purposes of Spanish GAAP. However, in the context of the information required by Rule 3-05 and Item 17 of Form 20-F, Gadea Group has the option of maintaining the use of the proportionate consolidation method, provided Gadea Group discloses the data of such investment consolidated within Gadea Group´s consolidated financial statements.

The interim balance sheet and profit or loss account for the six months ended June 30, 2014 of Cyndea Pharma, S.L. (presented on a pro-rata basis related to the interest of Gadea Grupo Farmacéutico, S.L. in Cyndea Pharma, S.L.) were as follows:

Thousands of Euros

NON-CURRENT ASSETS:
Intangible assets	1,260
Property, plant and equipment	7,738
Non-current financial assets	57
Deferred tax assets	11
Total non-current assets	9,066

CURRENT ASSETS:
Inventories	1,156
Trade and other receivables	1,251
Current financial assets	-
Current prepayments and accrued income	55
Cash and cash equivalents	-
Total current assets	2,462
TOTAL ASSETS	11,528

SHAREHOLDERS’ EQUITY:
CAPITAL AND RESERVES-
Capital	550
Share premium	2,250
Reserves and retained earnings	(4,062)
Profit for the period attributed to the Parent	(373)
Interim dividend	-
GRANTS, DONATIONS AND LEGACIES RECEIVED	1,422
Total net equity	(213)

NON-CURRENT LIABILITIES:
Non-current payables	4,168
Deferred tax liabilities	610
Total non-current liabilities	4,778

CURRENT LIABILITIES:
Current payables	5,370
Trade and other payables	1,593
Total current liabilities	6,963
TOTAL EQUITY AND LIABILITIES	11,528

Thousands of Euros

CONTINUING OPERATIONS:
Revenue	2,811
Changes in inventories of finished goods and work in progress	(100)
Supplies	(1,309)
Other operating income	75
Personnel expenses	(621)
Other operating expenses	(645)
Depreciation and amortization	(573)
Capital grants and other grants taken to income	168
OPERATING PROFIT/(LOSS)	(194)

Financial costs	(179)
NET FINANCIAL INCOME (LOSS)	(179)
PROFIT/(LOSS) BEFORE TAXES	(373)

Corporate income tax	-
LOSS FOR THE PERIOD	(373)

b)	Collaborative arrangements. Gadea Group enters into different arrangements in which the Gadea Group carries out the research, development and pharmaceutical manufacturing services of a generic pharma product and the counterparty takes the responsibility of the promotion, sale and distribution. Such activities are carried out without setting up a new legal entity and the parties will share income and expenses. There is not specific literature under Spanish GAAP for this kind of agreements. As a result, the Company has accounted for the incurred expenses (until the moment, this kind of arrangements has not generated operating income as a consequence of sales) and the amount billed of these expenses to the other partner has been accounted for as “Other operating expenses”. Topic 808 under U.S. GAAP regulates collaborative arrangements. To be within the scope of ASC 808, a venturer must be (1) an active participant in the joint operations conducted primarily outside of a legal entity, and (2) exposed to significant risks and rewards dependent on commercial success of the joint activity. Both criteria are met in the case of the collaborative arrangements in which Gadea Group enters as it directs and carries out several the activities of the joint operating activity, participates in a Steering Committee, shares income and expenses, etc. Participants in a collaborative arrangement shall report costs incurred and revenue generated from transactions with third parties (that is, parties that do not participate in the arrangement) in each entity’s respective income statement. In accordance with ASC 808, an entity shall evaluate the income statement classification of payments between participants pursuant to a collaborative arrangement based on the nature of the arrangement, the nature of its business operations, the contractual terms of the arrangement, and whether those payments are within the scope of other authoritative accounting literature on income statement classification. Currently, the arrangements are in the phase of development and the only payments are those which the counterparty makes to the Group to compensate the research and development activities. Therefore, these payments should be accounted for as an offset to research and developments costs. Future payments in both directions shall be evaluated by the Group before deciding the classification in the income statement. However, this difference between Spanish GAAP and U.S. GAAP would result only in reclassifications in the statements of recognized income and expense (which besides, as it is pointed out below in this document, has a different structure) but not in the net income caption, therefore it has no effect in the reconciliation.

We also would like to highlight that, under Spanish GAAP, the income statement is presented by nature. U.S. GAAP requires expenses to be classified by their function for SEC registrants.

Reconciliation of Spanish GAAP to U.S. GAAP

A reconciliation of the reported net income, stockholders’ equity and statement of cash flows to U.S. GAAP is presented in accordance with the format stated for Item 17 in Forms 20-F.

The next tables illustrate the information required by Rule 3-05 and Item 17 of Form 20-F and it is based on the explanation of differences between Spanish GAAP and U.S. GAAP described previously:

Reconciliation of net income

	Thousands of Euros
	30/06/15	30/06/14

Net income/(expense) under local GAAP	8,843	3,237

Recognition of research and development	15	107
- Research and development expense	-	-
- Amortization expense	20	153
- Impairment expense	-	-
- Income tax	(5)	(46)
Net income/(expense) under U.S. GAAP	8,858	3,344

Reconciliation of Shareholder’s equity

	Thousands of Euros
	30/06/15	30/06/14

Shareholder´s Equity under local GAAP	33,284	38,580

Government grants’ classification:	(1,017)	(1,926)
Hedge accounting	-	-
- Other value adjustments	-	15
- Other reserves	-	(15)
Recognition of research and development:	(254)	(1,132)
- Other reserves	(269)	(1,239)
• Gross impact on “Other reserves”	(374)	(1,769)
• Tax effect	105	530
- Profit/loss of the year	15	107
• Gross impact on “Profit/loss of the period”	20	153
• Tax effect	(5)	(46)
Shareholder´s Equity under U.S. GAAP	32,013	35,522

Statement of cash flows

Period ended 30 June 2015

	Thousands of Euros
		Adjustments
	Local GAAP	Hedge Accounting	R&D	U.S. GAAP

Cash Flows from Operating Activities:
- Profit/(loss) for the period before tax	11,864	-	20	11,884
- Adjustments to profit/(loss) for the period	1,673	-	(20)	1,653
- Movements in working capital and others	(4,965)	-	-	(4,965)
Cash Flows generated by (used in) operating activities	8,572	-	-	8,572
Cash Flows from Investing Activities:
Net cash generated by (used in) investing activities	836	-	-	836
Cash Flows from Financing Activities:
Net cash generated by (used in) financing activities	(2,510)	-	-	(2,510)
Effects of exchange rate changes on the balance of cash held in foreign currencies	232	-	-	232
Net increase/(decrease) in cash or cash equivalents	7,130	-	-	7,130

Period ended 30 June 2014

	Thousands of Euros
		Adjustments
	Local GAAP	Hedge Accounting	R&D	U.S. GAAP

Cash Flows from Operating Activities:
- Profit/(loss) for the period before tax	4,375	-	153	4,528
- Adjustments to profit/(loss) for the period	2,442	-	(153)	2,289
- Movements in working capital and others	(2,842)	-	-	(2,842)
Cash Flows generated by (used in) operating activities	3,975	-	-	3,975
Cash Flows from Investing Activities:
Net cash generated by (used in) investing activities	(5,852)	-	-	(5,852)
Cash Flows from Financing Activities:
Net cash generated by (used in) financing activities	2,550	-	-	2,550
Effects of exchange rate changes on the balance of cash held in foreign currencies	95	-	-	95
Net increase/(decrease) in cash or cash equivalents	768	-	-	768

Earnings per share EPS

	Thousands of Euros
	Period of Six Months Ended 30/06/15	Period of Six Months Ended 30/06/14

Basic and Diluted EPS Computation
- Income (or loss) from continuing operations under U.S. GAAP	8,858	3,344
- Adjustments for preferred stock dividends and extraordinary items	-	-
Net income available to common stockholders	8,858	3,344

Period of Six Months Ended	Dates Outstanding	Shares Outstanding	Fraction of Period	Weighted Average Shares

30/06/2015	January 1-June 30	2,618,923,039	6/6	2,618,923,039

Basic and Diluted EPS 6/15 (*)	0.0034 euros

Period of Six Months Ended	Dates Outstanding	Shares Outstanding	Fraction of Period	Weighted Average Shares

30/06/2014	January 1-June 30	2,618,923,039	6/6	2,618,923,039

Basic and Diluted EPS 6/2014 (*)	0.0013 euros

(*)	The equation for computing basic EPS is:

Income available to common stockholders

Weighted Average Shares

SIGNATURE OF THE SOLE SHAREHOLDER

The interim consolidated financial statements and notes thereto for the six months ended 30 June 2015 are signed by the Sole Director of Gadea Grupo Farmacéutico, S.L.U.

Boecillo (Valladolid), 14 September 2015

/s/ Lori-Marie Henderson
Ms. Lori-Marie Henderson
On behalf of Exirisk Spain, S.L.
(Sole Director)